                                                                     EXHIBIT 4.1




       _________________________________________________________________




                      WORLD OMNI LEASE SECURITIZATION L.P.


                                      AND


                  FIRST BANK NATIONAL ASSOCIATION, AS TRUSTEE



            WORLD OMNI 1997-A AUTOMOBILE LEASE SECURITIZATION TRUST
                   AUTOMOBILE LEASE ASSET-BACKED CERTIFICATES





                         SECURITIZATION TRUST AGREEMENT



                           DATED AS OF APRIL 1, 1997


       _________________________________________________________________

                               TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                       ARTICLE ONE
DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

Section 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Section 1.02.  Article and Section References.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                                       ARTICLE TWO

CREATION OF TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

Section 2.01.  Creation of Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 2.02.  Conveyance of 99.8% 1997-A SUBI Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 2.03.  Acceptance by Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                                      ARTICLE THREE

DISTRIBUTIONS; RESERVE FUND;
STATEMENTS TO CERTIFICATEHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

Section 3.01.  Distribution Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 3.02.  Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 3.03.  Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Section 3.04.  Reserve Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
Section 3.05.  Net Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 3.06.  Statements to Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                                                       ARTICLE FOUR

THE CERTIFICATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 4.01.  The Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 4.02.  Authentication and Delivery of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 4.03.  Registration of Transfer and Exchange of Certificates. . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 4.04.  Mutilated, Destroyed, Lost or Stolen Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 4.05.  Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
Section 4.06.  Access to List of Certificateholders' Names and Addresses  . . . . . . . . . . . . . . . . . . . . . .  56
Section 4.07.  Maintenance of Office or Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 4.08.  Temporary Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 4.09.  Book-Entry Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Section 4.10.  Notices to Clearing Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Section 4.11.  Definitive Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 4.12.  Tax Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60


                                                       ARTICLE FIVE

THE TRANSFEROR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

Section 5.01.  Representations of Transferor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Section 5.02.  Liability of Transferor; Indemnities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
Section 5.03.  Merger or Consolidation of, or Assumption of the Obligations of, Transferor; Certain
               Limitations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
Section 5.04.  Limitation on Liability of Transferor and Others . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Section 5.05.  Transferor May Own Investor Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Section 5.06.  No Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Section 5.07.  Tax Matters Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

                                                       ARTICLE SIX

THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

Section 6.01.  Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Section 6.02.  Certain Matters Affecting the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Section 6.03.  Trustee Not Liable for Certificates
               or Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Section 6.04.  Trustee May Own Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
Section 6.05.  Trustee's Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
Section 6.06.  Eligibility Requirements for Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Section 6.07.  Resignation or Removal of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Section 6.08.  Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Section 6.09.  Merger or Consolidation of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Section 6.10.  Appointment of Co-Trustee or Separate
               Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Section 6.11.  Representations and Warranties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Section 6.12.  Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Section 6.13.  Trustee May Enforce Claims Without Possession of Certificates. . . . . . . . . . . . . . . . . . . . .  75
Section 6.14.  Suit for Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
Section 6.15.  Rights of Certificateholders to Direct Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
Section 6.16.  No Petition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

                                                      ARTICLE SEVEN

TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

Section 7.01.  Termination of the Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Section 7.02.  Optional Purchase of 99.8% 1997-A SUBI Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . .  79




                                                      ARTICLE EIGHT

EARLY AMORTIZATION EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

Section 8.01.  Early Amortization Events. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Section 8.02.  Additional Rights Upon the Occurrence
               of Certain Events . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

                                                       ARTICLE NINE

MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

ESection 9.01. Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
Section 9.02.  Protection of Title to Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
Section 9.03.  Limitation on Rights of Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
Section 9.04.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
Section 9.05.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
Section 9.06.  Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
Section 9.07.  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
Section 9.08.  Certificates Nonassessable and Fully Paid  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

                                                       ARTICLE TEN

AGENT FOR SERVICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

Section 10.01. Agent for Service of Transferor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
Section 10.02. Agent of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89


EXHIBITS:

Exhibit A-1    - Form of Class A-1 Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1-1
Exhibit A-2    - Form of Class A-2 Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-2-1
Exhibit A-3    - Form of Class A-3 Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-3-1
Exhibit A-4    - Form of Class A-4 Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-4-1
Exhibit B      - Form of Class B Certificate    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
Exhibit C      - Form of Transferor Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1
Exhibit D-1    - Form of Non-Rule 144-A Representation
                 Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1-1
Exhibit D-2    - Form of Rule 144-A Representation
                 Letter  . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-2-1


                         SECURITIZATION TRUST AGREEMENT


         THIS SECURITIZATION TRUST AGREEMENT, dated as of April 1, 1997, is made with respect to the formation of the WORLD OMNI 1997-A AUTOMOBILE LEASE SECURITIZATION TRUST (the "Trust"), between WORLD OMNI LEASE SECURITIZATION L.P., a Delaware limited partnership ("WOLSI LP" or, in its capacity as transferor hereunder, the "Transferor"), and FIRST BANK NATIONAL ASSOCIATION, a national banking association (successor trustee to Bank of America Illinois, an Illinois banking corporation), as trustee (the "Trustee").

                                    RECITALS

         A. Auto Lease Finance L.P., a Delaware limited partnership ("ALFI LP"), VT Inc., an Alabama corporation (the "Origination Trustee"), and, for certain limited purposes set forth therein, First Bank National Association, a national banking association (successor trustee to Bank of America Illinois, an Illinois banking corporation) (together with its successors, "First Bank"), have entered into that certain Second Amended and Restated Trust Agreement dated as of July 1, 1994, as amended by that certain Amendment No. 1 to Second Amended and Restated Trust Agreement dated as of November 1, 1994 (as the same may be further amended, supplemented or modified, the "Origination Trust Agreement"), amending and restating that certain original Trust Agreement dated as of November 1, 1993 among Auto Lease Finance, Inc. ("ALFI"), the
Origination Trustee and First Bank, and that certain Amended and Restated Trust Agreement dated as of June 1, 1994 among ALFI, ALFI LP, the Origination Trustee and First Bank, pursuant to which ALFI LP and the Origination Trustee formed World Omni LT, an Alabama trust (the "Origination Trust"), for the purpose of taking assignments and conveyances of, holding in trust and dealing in various Trust Assets (as defined in the Origination Trust Agreement) in accordance with the Origination Trust Agreement. ALFI and World Omni Financial Corp., a Florida corporation ("WOFCO"), ALFI's parent, have entered into that certain Limited Partnership Agreement dated as of June 1, 1994, as amended and restated pursuant to that certain Amended and Restated Limited Partnership Agreement dated as of July 1, 1994, pursuant to which ALFI LP was formed and ALFI contributed to ALFI LP all of its right, title and interest in and to the Origination Trust.

         B. The Origination Trustee, on behalf of the Origination Trust, and WOFCO (in its capacity as servicer, the "Servicer") also have entered into that certain Second Amended and Restated Servicing Agreement dated as of July 1, 1994 (the "Servicing Agreement"), amending and restating that certain original Servicing Agreement dated as of November 1, 1993, and that certain Amended and Restated Servicing Agreement dated as of

June 1, 1994, which provides for, among other things, the servicing of the Trust Assets by the Servicer.

         C. Concurrently herewith, and as contemplated by the terms of the Origination Trust Agreement, ALFI LP, the Origination Trustee, First Bank and WOLSI LP have entered into a Supplement 1997-A to Trust Agreement dated as of April 1, 1997 (the "1997-A SUBI Supplement") pursuant to which the Origination Trustee, on behalf of the Origination Trust and at the direction of ALFI LP, will create and issue to ALFI LP a special unit of beneficial interest in the Origination Trust, or "SUBI" (as defined in the Origination Trust Agreement) (such SUBI, the "1997-A SUBI"), whose beneficiaries generally will be entitled to the net cash flow arising from, but only from, the related SUBI Portfolio (as defined in the Origination Trust Agreement) (such SUBI Portfolio, the "1997-A SUBI Portfolio"), which 1997-A SUBI will be evidenced by one SUBI Certificate (as defined in the Origination Trust Agreement) representing a 99.8% beneficial interest in the 1997-A SUBI (the "99.8% 1997-A SUBI Certificate") and a second SUBI Certificate representing the remaining 0.2% beneficial interest in the 1997-A SUBI (the "0.2% 1997-A SUBI Certificate" and, together with the 99.8% 1997-A SUBI Certificate, the "1997-A SUBI Certificates"), all as set forth in the Origination Trust Agreement and the 1997-A SUBI Supplement.

         D. Also concurrently herewith, and as contemplated by the terms of the Servicing Agreement, the Origination Trustee, on behalf of the Origination Trust, and the Servicer also have entered into a Supplement 1997-A to Servicing Agreement dated as of April 1, 1997 (the "1997-A Servicing Supplement"), pursuant to which the terms of the Servicing Agreement will be supplemented insofar as they apply to the 1997-A SUBI Portfolio, providing for further specific servicing obligations that will benefit the holders of the 1997-A SUBI Certificates and the parties to the Securitized Financing (as defined in the Origination Trust Agreement) contemplated by this Agreement.

         E. Also concurrently herewith, ALFI LP and the Transferor have entered into that certain SUBI Certificate Purchase and Sale Agreement dated as of April 1, 1997 (the "SUBI Certificate Agreement"), pursuant to which ALFI LP sold to the Transferor, without recourse, all of ALFI LP's right, title and interest in and to the 1997-A SUBI and the 1997-A SUBI Certificates, all monies due thereon and paid thereon in respect thereof and the right to realize on any property that may be deemed to secure the 1997-A SUBI, and all proceeds thereof, all in consideration of the cash payment to ALFI LP of an amount equal to the Aggregate Net Investment Value (as defined below) of the 1997-A SUBI Portfolio as of the Initial Cutoff Date (as defined in the 1997-A SUBI Supplement).

         F. The parties desire to enter into this Agreement to create the Trust, to provide for the issuance by the Trustee of certain Certificates and to provide for the exchange of those Certificates for the 99.8% 1997-A SUBI Certificate in connection with a Securitized Financing (as defined in the Origination Trust Agreement) by the Transferor.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                  ARTICLE ONE
                                  DEFINITIONS


         SECTION 1.01.  DEFINITIONS.

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (a) unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them by Section 0.01 of the Origination Trust Agreement, by Section 10.01 of the 1997-A SUBI Supplement or Section 6.01 of the 1997-A Servicing Supplement, as applicable, (b) the capitalized terms defined in this Agreement have the meanings assigned to them in this Agreement and include (i) all genders and
(ii) the plural as well as the singular, (c) all references to words such as "herein", "hereof" and the like shall refer to this Agreement as a whole and not to any particular article or section within this Agreement, (d) the term "include" and all variations thereon shall mean "include without limitation", and (e) the term "or" shall include "and/or".

         "Accelerated Principal Distribution Amount" has the meaning set forth in Section 3.03(c)(ii).

         "Additional Loss Lease" means a 1997-A Lease that has been sold or otherwise disposed of to pay an Additional Loss Amount.

         "Administrative Expense" means any reasonable administrative cost or expense associated with the Trust or the Origination Trust, including reasonable fees and expenses of attorneys and accountants.

         "Advance" means those advances required or permitted to be made by the Servicer pursuant to Section 9.04 of the 1997-A Servicing Supplement.

         "Aggregate Net Investment Value" means, as of any day, the sum of (i) the aggregate of the Discounted Principal Balances of all 1997-A Leases at such date, each such Discounted Principal Balance being derived from the Schedule of Leases and Leased Vehicles as in effect on such date; provided that as of the last day of any Collection Period, there shall be eliminated from the Schedule of Leases and Leased Vehicles for the purpose of this definition (including, without limitation, the determination at any subsequent time of the Aggregate Net Investment Value as of the last day of any Collection Period) each 1997-A Lease that became a Charged-off, Liquidated, Matured or Additional Loss Lease before the end of such Collection Period, (ii) the aggregate of the Booked Residual Values of those Leased Vehicles that have been added to Matured Leased Vehicle Inventory within the three immediately preceding Collection Periods but have not been sold or otherwise disposed of as of the last day of the most recent Collection Period for no more than two full Collection Periods, each such Booked Residual Value being derived from the Schedule of Leases and Leased Vehicles as in effect on such date, and (iii) prior to the last Transfer Date, the aggregate amount of Principal Collections that have not been reinvested in additional 1997-A Leases and 1997-A Leased Vehicles pursuant to Section 11.02 of the 1997-A SUBI Supplement.

         "Aggregate Net Losses" means, with respect to a Collection Period, an amount equal to the aggregate Discounted Principal Balances of all 1997-A Leases that became Charged-off Leases during such Collection Period minus all Net Repossessed Vehicle Proceeds and other Net Liquidation Proceeds collected during such Collection Period with respect to Charged-off Leases.

         "Agreement" means this Trust Agreement and all amendments hereof and supplements hereto.

         "ALFI" means Auto Lease Finance, Inc. and its successors.

         "AISLIC" means American International Specialty Lines Insurance
Company.

         "AISLIC Reserve Fund Supplemental Requirement" means, at any time, the difference between (i) the greater of (A) the Reserve Fund Initial Deposit and
(B) the amount then on deposit in the Reserve Fund, and (ii) $41,897,757.

         "AISLIC Trigger Event" means any of the following:

                 (a) AISLIC shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or AISLIC shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or AISLIC shall appoint, or consent to the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

                 (b) any order for relief against AISLIC shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of AISLIC under any other similar applicable Federal law; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of AISLIC or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered; or

                 (c) the Residual Value Insurance Policy shall have been declared void or unenforceable in a final judgment by a court of competent jurisdiction in a final judgment as to which the time for noting an appeal has expired and all appeals have been decided;

in each case without: (i) one or more policies with substantially similar coverage and provisions to the Residual Value Insurance Policy having issued by an insurer acceptable to each Rating Agency (as evidenced by confirmation (written or oral) from each to the effect that such change would not result in its then-current rating of any Rated Certificates being qualified, reduced or withdrawn), provided that the Origination Trustee and the Trustee shall at all times have the same rights with respect to any replacement policy as with respect to the original policy; or (ii) an alternative mechanism to support the Booked Residual Values of the 1997-A Leased Vehicles having been approved in accordance with the procedures set forth in Section 9.01 for the amendment hereof.

         "AISLIC Trigger Event Reserve Fund Formula"  means $41,897,757.

         "Alternate Reserve Fund Formula" means that formula pursuant to which the Reserve Fund Cash Requirement is to be calculated if any Reserve Fund Test is not satisfied as of any Distribution Date. Pursuant to the Alternate Reserve Fund Formula, the Reserve Fund Cash Requirement shall equal two times the Base Reserve Fund Formula, but which amount shall in no event be greater than the Certificate Balance (after giving effect to reductions in the Certificate Balance) on such Distribution Date.

         "Amortization Date" means May 1, 1998.

         "Amortization Period" means the period beginning with the day immediately succeeding the last day of the Revolving Period and ending on the day the Certificates have been paid in full and all unpaid Class A-1 Certificate Principal Loss Amounts, Class A-2 Certificate Principal Loss Amounts, Class A-3 Certificate Principal Loss Amounts, Class A-4 Certificate Principal Loss Amounts, Class B Certificate Principal Loss Amounts and unpaid Class B Certificate Principal Carryover Shortfalls have been paid in full, in each case with accrued interest thereon, or the Trust otherwise terminates.

         "Applicants" shall have the meaning specified in Section 4.06.

         "Authorized Newspaper" means a newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

         "Base Reserve Fund Formula" means that formula pursuant to which the Reserve Fund Cash Requirement is to be calculated if all Reserve Fund Tests are satisfied as of any Distribution Date. Pursuant to the Base Reserve Fund Formula the Reserve Fund Cash Requirement with respect to any Distribution Date will equal the lesser of (i) $11,994,777 and (ii) the Certificate Balance as of the related Distribution Date (after giving effect to reductions in the Certificate Balance on such Distribution Date).

         "Book-Entry Certificates" means a beneficial interest in the Class A Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 4.09.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois, Deerfield Beach, Florida, or Mobile, Alabama are authorized or obligated by law, executive order or governmental decree to be closed.

         "Capped Securitization Trust Administrative Expenses" means the Trustee's compensation pursuant to Section 6.05 and those other Administrative Expenses with respect to the Trust, including those due under Section 6.05, as are due on such Distribution Date that, together with all such Administrative Expenses paid since the beginning of the calendar year in which such Distribution Date occurs, do not exceed $_________ (or $__________ in any year in which an Early Amortization Event set forth in Section 8.01(d) or (e) occurs and the Trustee sells the property of the Trust pursuant to Section 8.02).

         "Certificate Balance" initially means the Initial Certificate Balance and, as of any date, means the sum of the Class A Certificate Balance and the Class B Certificate Balance as of the close of business on such date, after giving effect to any changes therein on such date.

         "Certificate Factor" means, with respect to any Distribution Date, a seven-digit decimal figure equal to the Certificate Balance as of the last day of the related Collection Period divided by the Initial Certificate Balance.

         "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant in accordance with the rules of such Clearing Agency) and shall mean, with respect to a Definitive Certificate, the related Certificateholder.

         "Certificate Rate" means the Class A-1 Certificate Rate, the Class A-2 Certificate Rate, the Class A-3 Certificate Rate, the Class A-4 Certificate Rate or the Class B Certificate Rate, as the case may be.

         "Certificate Register" means the register maintained pursuant to
Section 4.03.

         "Certificate Registrar" means the Trustee unless a successor thereto is appointed pursuant to Section 4.03.

         "Certificateholder" or "Holder" means the Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, the interest evidenced by any Certificate registered in the name of the Transferor, ALFI LP or WOFCO, or any Person controlling, controlled by or under common control with the Transferor, ALFI LP or WOFCO, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained.

         "Certificates" means the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class B Certificates and the Transferor Certificate.

         "Charged-off Amount" means, as of any Distribution Date, an amount equal to the sum of the Discounted Principal Balances, as of the end of the related Collection Period, of any Charged-off Leases that became Charged-off Leases during that related Collection Period.

         "Charge-off Rate" means, with respect to any Collection Period, a percentage equivalent to a fraction, the numerator of which is the product of
(a) 12 and (b) the Aggregate Net Losses with respect to such Collection Period, and the denominator of which is the quotient of (a) the Aggregate Net Investment Value as of the last day of such Collection Period plus the Aggregate Net Investment Value as of the last day of the immediately preceding Collection Period, divided by (b) 2.

         "Charge-off Rate Test" means that determination, made on each Determination Date, of the average of the Charge-off Rates for each of the immediately preceding three Collection Periods (or the months of March and April 1997 in the case of the May 1997 Determination Date, the months of March and April 1997 and the May 1997 Collection Period in the case of June 1997 Determination Date, and the month of April 1997 and the May and June 1997 Collection Periods in the case of the July 1997 Distribution Date). The Charge-off Rate Test will be satisfied if such average is 2.75% or less.

         "Class" means all Certificates whose form is identical except for variation in denomination, principal amount or owner.

         "Class A Certificates" means the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates.

         "Class A Certificate Balance" means the sum of the Class A-1 Certificate Balance, the Class A-2 Certificate Balance, Class A-3 Certificate Balance and the Class A-4 Certificate Balance.

         "Class A Certificateholder" means any Holder of a Class A-1 Certificate, Class A-2 Certificate, Class A-3 Certificate or Class A-4 Certificate.

         "Class A Percentage" means the Class A Certificate Balance immediately after the Class A-3 Certificates have been paid in full as a percentage of the Certificate Balance at such time.

         "Class A-1 Additional Loss Amount" means, as of any Distribution Date, an amount equal to the product of (i) the Class A-1 Allocation Percentage, (ii) the Investor Percentage with respect to Loss Amounts for the related Collection Period and (iii) the portion of the Additional Loss Amount incurred in respect of such Collection Period that is allocable to the 99.8% 1997-A SUBI Interest.

         "Class A-1 Allocation Percentage" means, as of any Distribution Date, the Class A-1 Certificate Balance as of the last day of the related Collection Period as a percentage of the Certificate Balance as of such date.

         "Class A-1 Certificate" means one of the Certificates executed and authenticated by the Trustee in substantially the form set forth in Exhibit A-1 to this Agreement.

         "Class A-1 Certificate Balance" shall initially equal the Initial Class A-1 Certificate Balance and, on any date, shall equal the Initial Class A-1 Certificate Balance, reduced by the sum of (i) all amounts distributed to Class A-1 Certificateholders and allocable to principal on or prior to such date and (ii) the amount, if any, by which (a) the aggregate of all Class A-1 Certificate Principal Loss Amounts on or prior to such date exceeds (b) the aggregate of all Class A-1 Certificate Principal Loss Amounts reimbursed or deemed reimbursed on or prior to such date.

         "Class A-1 Certificate Factor" means, with respect to any Distribution Date, a seven-digit decimal figure equal to the Class A-1 Certificate Balance as of the close of business on such Distribution Date (after giving effect to all changes in the Class A-1 Certificate Balance made on that date) divided by the Initial Class A-1 Certificate Balance.

         "Class A-1 Certificateholder" means any Holder of a Class A-1 Certificate.

         "Class A-1 Certificate Principal Loss Amount" means, with respect to any Distribution Date, the amount, if any, by which (i) the sum of the Class A-1 Loss Amount for the related Collection Period and any previously unreimbursed Class A-1 Certificate Principal Loss Amount exceeds (ii) the amount available to be distributed in respect of the Class A-1 Certificates pursuant to Section 3.03(b)(vi) or (b)(vii) on such Distribution Date.

         "Class A-1 Certificate Principal Loss Interest Amount" means, with respect to any Distribution Date, the aggregate amount of accrued and unpaid interest (at the Class A-1 Certificate Rate) on the aggregate amount of unreimbursed Class A-1 Certificate Principal Loss Amounts.

         "Class A-1 Certificate Rate" means ____% per annum.

         "Class A-1 Charged-off Amount" means, as of any Distribution Date, an amount equal to the product of (i) the Class A-1 Allocation Percentage, (ii) the Investor Percentage with respect to Loss Amounts for the related Collection Period and (iii) the portion of the Charged-off Amount incurred in respect of such Collection Period that is allocable to the 99.8% 1997-A SUBI Interest.

         "Class A-1 Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-1 Principal Distributable Amount and the Class A-1 Interest Distributable Amount.

         "Class A-1 Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of (i) the Class A-1 Interest Distributable Amount for such Distribution Date plus any outstanding Class A-1 Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class A-1 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Certificate Rate from such immediately preceding Distribution Date to but not including the current Distribution Date, over (ii) the amount of interest distributed to Class A-1 Certificateholders on such current Distribution Date.

         "Class A-1 Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i) one-twelfth of the Class A-1 Certificate Rate or, in the case of the first Distribution Date, nine-tenths of such amount, and (ii) the Class A-1 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to changes in the Class A-1 Certificate Balance made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Initial Class A-1 Certificate Balance.

         "Class A-1 Loss Amount" means, with respect to any Distribution Date, the product of (a) the Class A-1 Allocation Percentage, (b) the Investor Percentage with regard to Loss Amounts for the related Collection Period, and
(c) the Loss Amount for the related Collection Period allocable to the 99.8% 1997-A SUBI Interest.

         "Class A-1 Principal Distributable Amount" means, with respect to any Distribution Date related to a Collection Period in the Amortization Period, the amount (if any) that is distributable to the Class A-1 Certificateholders pursuant to Section 3.03(d).

         "Class A-1 Residual Value Loss Amount" means, as of any Distribution Date, an amount equal to the product of (i) the Class A-1 Allocation Percentage, (ii) the Investor Percentage with respect to Loss Amounts for the related Collection Period and (iii) the portion of the Residual Value Loss Amount incurred in respect of such Collection Period that is allocable to the 99.8% 1997-A SUBI Interest.

         "Class A-2 Additional Loss Amount" means, as of any Distribution Date, an amount equal to the product of (i) the Class A-2 Allocation Percentage, (ii) the Investor Percentage with respect to Loss Amounts for the related Collection Period and (iii) the portion of the Additional Loss Amount incurred in respect of such Collection Period that is allocable to the 99.8% 1997-A SUBI Interest.

         "Class A-2 Allocation Percentage" means, as of any Distribution Date, the Class A-2 Certificate Balance as of the last day of the related Collection Period as a percentage of the then Certificate Balance as of such date.

         "Class A-2 Certificate" means one of the Certificates executed and authenticated by the Trustee in substantially the form set forth in Exhibit A-2 to this Agreement.

         "Class A-2 Certificate Balance" shall initially equal the Initial Class A-2 Certificate Balance and, on any date, shall equal the Initial Class A-2 Certificate Balance, reduced by the sum of (i) all amounts distributed to Class A-2 Certificateholders and allocable to principal on or prior to such date and (ii) the amount, if any, by which (a) the aggregate of all Class A-2 Certificate Principal Loss Amounts on or prior to such date exceeds (b) the aggregate of all Class A-2 Certificate Principal Loss Amounts reimbursed or deemed reimbursed on or prior to such date.

         "Class A-2 Certificate Factor" means, with respect to any Distribution Date, a seven-digit decimal figure equal to the Class A-2 Certificate Balance as of the close of business on such Distribution Date (after giving effect to all changes in the Class A-2 Certificate Balance made on that date) divided by the Initial Class A-2 Certificate Balance.

         "Class A-2 Certificateholder" means any Holder of a Class A-2 Certificate.

         "Class A-2 Certificate Principal Loss Amount" means, with respect to any Distribution Date, the amount, if any, by which (i) the sum of the Class A-2 Loss Amount for the related Collection Period and any previously unreimbursed Class A-2 Certificate Principal Loss Amount exceeds (ii) the amount available to be distributed in respect of the Class A-2 Certificates pursuant to Section 3.03(b)(vi) or (b)(vii) on such Distribution Date.

         "Class A-2 Certificate Principal Loss Interest Amount" means, with respect to any Distribution Date, the aggregate amount of accrued and unpaid interest (at the Class A-2 Certificate Rate) on the aggregate amount of unreimbursed Class A-2 Certificate Principal Loss Amounts outstanding from time to time.

         "Class A-2 Certificate Rate" means ____% per annum.

         "Class A-2 Charged-off Amount" means, as of any Distribution Date, an amount equal to the product of (i) the Class A-2 Allocation Percentage, (ii) the Investor Percentage with respect to Loss Amounts for the related Collection Period and (iii) the portion of the Charged-off Amount incurred in respect of such Collection Period that is allocable to the 99.8% 1997-A SUBI Interest.

         "Class A-2 Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-2 Principal Distributable Amount and the Class A-2 Interest Distributable Amount.

         "Class A-2 Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of (i) the Class A-2 Interest Distributable Amount for such Distribution Date plus any outstanding Class A-2 Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class A-2 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Certificate Rate from such immediately preceding Distribution Date to but not including the current Distribution Date, over (ii) the amount of interest distributed to Class A-2 Certificateholders on such current Distribution Date.

         "Class A-2 Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i) one-twelfth of the Class A-2 Certificate Rate or, in the case of the first Distribution Date, nine-tenths of such amount, and (ii) the Class A-2 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to changes in the Class A-2 Certificate Balance made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Initial Class A-2 Certificate Balance.

         "Class A-2 Loss Amount" means, with respect to any Distribution Date, the product of (a) the Class A-2 Allocation Percentage, (b) the Investor Percentage with regard to Loss Amounts for the related Collection Period, and
(c) the Loss Amount for the related Collection Period allocable to the 99.8% 1997-A SUBI Interest.

         "Class A-2 Principal Distributable Amount" means, with respect to any Distribution Date related to a Collection Period in the Amortization Period, the amount (if any) that is distributable to the Class A-2 Certificateholders pursuant to Section 3.03(d).

         "Class A-2 Residual Value Loss Amount" means, as of any Distribution Date, an amount equal to the product of (i) the Class A-2 Allocation Percentage, (ii) the Investor Percentage with respect to Loss Amounts for the related Collection Period and (iii) the portion of the Residual Value Loss Amount incurred in respect of such Collection Period that is allocable to the 99.8% 1997-A SUBI Interest.

         "Class A-3 Additional Loss Amount" means, as of any Distribution Date, an amount equal to the product of (i) the Class A-3 Allocation Percentage, (ii) the Investor Percentage with respect to Loss Amounts for the related Collection Period and (iii) the portion of the Additional Loss Amount incurred in respect of such Collection Period that is allocable to the 99.8% 1997-A SUBI Interest.

         "Class A-3 Allocation Percentage" means, as of any Distribution Date, the Class A-3 Certificate Balance as of the last day of the related Collection Period as a percentage of the then Certificate Balance as of such date.

         "Class A-3 Certificate" means one of the Certificates executed and authenticated by the Trustee in substantially the form set forth in Exhibit A-3 to this Agreement.

         "Class A-3 Certificate Balance" shall initially equal the Initial Class A-3 Certificate Balance and, on any date, shall equal the Initial Class A-3 Certificate Balance, reduced by the sum of (i) all amounts distributed to Class A-3 Certificateholders and allocable to principal on or prior to such date and (ii) the amount, if any, by which (a) the aggregate of all Class A-3 Certificate Principal Loss Amounts on or prior to such date exceeds (b) the aggregate of all Class A-3 Certificate Principal Loss Amounts reimbursed or deemed reimbursed on or prior to such date.

         "Class A-3 Certificate Factor" means, with respect to any Distribution Date, a seven-digit decimal figure equal to the Class A-3 Certificate Balance as of the close of business on such Distribution Date (after giving effect to all changes in the Class A-3 Certificate Balance made on that date) divided by the Initial Class A-3 Certificate Balance.

         "Class A-3 Certificateholder" means any Holder of a Class A-3 Certificate.

         "Class A-3 Certificate Principal Loss Amount" means, with respect to any Distribution Date, the amount, if any, by which (i) the sum of the Class A-3 Loss Amount for the related Collection Period and any previously unreimbursed Class A-3 Certificate Principal Loss Amount exceeds (ii) the amount available to be distributed in respect of the Class A-3 Certificates pursuant to Section 3.03(b)(v) or (b)(vi) on such Distribution Date.

         "Class A-3 Certificate Principal Loss Interest Amount" means, with respect to any Distribution Date, the aggregate amount of accrued and unpaid interest (at the Class A-3 Certificate Rate) on the aggregate amount of unreimbursed Class A-3 Certificate Principal Loss Amounts outstanding from time to time.

         "Class A-3 Certificate Rate" means ____% per annum.

         "Class A-3 Charged-off Amount" means, as of any Distribution Date, an amount equal to the product of (i) the Class A-3 Allocation Percentage, (ii) the Investor Percentage with respect to Loss Amounts for the related Collection Period and (iii) the portion of the Charged-off Amount incurred in respect of such Collection Period that is allocable to the 99.8% 1997-A SUBI Interest.

         "Class A-3 Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-3 Principal Distributable Amount and the Class A-3 Interest Distributable Amount.

         "Class A-3 Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of (i) the Class A-3 Interest Distributable Amount for such Distribution Date plus any outstanding Class A-3 Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class A-3 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-3 Certificate Rate from such immediately preceding Distribution Date to but not including the current Distribution Date, over (ii) the amount of interest distributed to Class A-3 Certificateholders on such current Distribution Date.

         "Class A-3 Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i) one-twelfth of the Class A-3 Certificate Rate or, in the case of the first Distribution Date, nine-tenths of such amount, and (ii) the Class A-3 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to changes in the Class A-3 Certificate Balance made on such immediately preceding

Distribution Date) or, in the case of the first Distribution Date, the Initial Class A-3 Certificate Balance.

         "Class A-3 Loss Amount" means, with respect to any Distribution Date, the product of (a) the Class A-3 Allocation Percentage, (b) the Investor Percentage with regard to Loss Amounts for the related Collection Period, and
(c) the Loss Amount for the related Collection Period allocable to the 99.8% 1997-A SUBI Interest.

         "Class A-3 Principal Distributable Amount" means, with respect to any Distribution Date related to a Collection Period in the Amortization Period, the amount (if any) that is distributable to the Class A-3 Certificateholders pursuant to Section 3.03(d).

         "Class A-3 Residual Value Loss Amount" means, as of any Distribution Date, an amount equal to the product of (i) the Class A-3 Allocation Percentage, (ii) the Investor Percentage with respect to Loss Amounts for the related Collection Period and (iii) the portion of the Residual Value Loss Amount incurred in respect of such Collection Period that is allocable to the 99.8% 1997-A SUBI Interest.

         "Class A-4 Additional Loss Amount" means, as of any Distribution Date, an amount equal to the product of (i) the Class A-4 Allocation Percentage, (ii) the Investor Percentage with respect to Loss Amounts for the related Collection Period and (iii) the portion of the Additional Loss Amount incurred in respect of such Collection Period that is allocable to the 99.8% 1997-A SUBI Interest.

         "Class A-4 Allocation Percentage" means, as of any Distribution Date, the Class A-4 Certificate Balance as of the last day of the related Collection Period as a percentage of the then Certificate Balance as of such date.

         "Class A-4 Certificate" means one of the Certificates executed and authenticated by the Trustee in substantially the form set forth in Exhibit A-4 to this Agreement.

         "Class A-4 Certificate Balance" shall initially equal the Initial Class A-4 Certificate Balance and, on any date, shall equal the Initial Class A-4 Certificate Balance, reduced by the sum of (i) all amounts distributed to Class A-4 Certificateholders and allocable to principal on or prior to such date and (ii) the amount, if any, by which (a) the aggregate of all Class A-4 Certificate Principal Loss Amounts on or prior to such date exceeds (b) the aggregate of all Class A-4 Certificate Principal Loss Amounts reimbursed or deemed reimbursed on or prior to such date.

         "Class A-4 Certificate Factor" means, with respect to any Distribution Date, a seven-digit decimal figure equal to the Class A-4 Certificate Balance as of the close of business on such Distribution Date (after giving effect to all changes in the Class A-4 Certificate Balance made on that date) divided by the Initial Class A-4 Certificate Balance.

         "Class A-4 Certificateholder" means any Holder of a Class A-4 Certificate.

         "Class A-4 Certificate Principal Loss Amount" means, with respect to any Distribution Date, the amount, if any, by which (i) the sum of the Class A-4 Loss Amount for the related Collection Period and any previously unreimbursed Class A-4 Certificate Principal Loss Amount exceeds (ii) the amount available to be distributed in respect of the Class A-4 Certificates pursuant to Section 3.03(b)(vi) or (b)(vii) on such Distribution Date.

         "Class A-4 Certificate Principal Loss Interest Amount" means, with respect to any Distribution Date, the aggregate amount of accrued and unpaid interest (at the Class A-4 Certificate Rate) on the aggregate amount of unreimbursed Class A-4 Certificate Principal Loss Amounts outstanding from time to time.

         "Class A-4 Certificate Rate" means ____% per annum.

         "Class A-4 Charged-off Amount" means, as of any Distribution Date, an amount equal to the product of (i) the Class A-4 Allocation Percentage, (ii) the Investor Percentage with respect to Loss Amounts for the related Collection Period and (iii) the portion of the Charged-off Amount incurred in respect of such Collection Period that is allocable to the 99.8% 1997-A SUBI Interest.

         "Class A-4 Distributable Amount" means, with respect to any Distribution Date, the sum of the Class A-4 Principal Distributable Amount and the Class A-4 Interest Distributable Amount.

         "Class A-4 Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of (i) the Class A-4 Interest Distributable Amount for such Distribution Date plus any outstanding Class A-4 Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class A-4 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-4 Certificate Rate from such immediately preceding Distribution Date to but not including the current Distribution Date, over (ii) the amount of interest distributed to Class A-4 Certificateholders on such current Distribution Date.

         "Class A-4 Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i) one-twelfth of the Class A-4 Certificate Rate or, in the case of the first Distribution Date, nine-tenths of such amount, and (ii) the Class A-4 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to changes in the Class A-4 Certificate Balance made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Initial Class A-4 Certificate Balance.

         "Class A-4 Loss Amount" means, with respect to any Distribution Date, the product of (a) the Class A-4 Allocation Percentage, (b) the Investor Percentage with regard to Loss Amounts for the related Collection Period, and
(c) the Loss Amount for the related Collection Period allocable to the 99.8% 1997-A SUBI Interest.

         "Class A-4 Principal Distributable Amount" means, with respect to any Distribution Date related to a Collection Period in the Amortization Period, the amount (if any) that is distributable to the Class A-4 Certificateholders pursuant to Section 3.03(d).

         "Class A-4 Residual Value Loss Amount" means, as of any Distribution Date, an amount equal to the product of (i) the Class A-4 Allocation Percentage, (ii) the Investor Percentage with respect to Loss Amounts for the related Collection Period and (iii) the portion of the Residual Value Loss Amount incurred in respect of such Collection Period that is allocable to the 99.8% 1997-A SUBI Interest.

         "Class B Additional Loss Amount" means, as of any Distribution Date, an amount equal to the product of (i) the Class B Allocation Percentage, (ii) the Investor Percentage with respect to Loss Amounts for the related Collection Period and (iii) the portion of the Additional Loss Amount incurred in respect of such Collection Period that is allocable to the 99.8% 1997-A SUBI Interest.

         "Class B Allocation Percentage" means, as of any Distribution Date, the Class B Certificate Balance as of the last day of the related Collection Period as a percentage of the then Certificate Balance as of such date.

         "Class B Certificate" means any one of the Certificates executed and authenticated by the Trustee in substantially the form set forth in Exhibit B to this Agreement.

         "Class B Certificate Balance" shall initially equal the Initial Class B Certificate Balance and, on any date, shall equal the Initial Class B Certificate Balance, reduced by the sum of (i) all amounts distributed to Class B Certificateholders and allocable to principal on or prior to such date, (ii) the amount, if any, by which (a) the aggregate of all Class B Certificate Principal Loss Amounts on or prior to such date exceeds (b) the aggregate of all Class B Certificate Principal Loss Amounts reimbursed on or prior to such date, and (iii) the amount, if any, by which (a) the aggregate of all Class B Certificate Principal Carryover Shortfalls on or prior to such Distribution Date exceeds (b) the aggregate of all Class B Certificate Principal Carryover Shortfall reimbursed on or prior to such date.

         "Class B Certificate Factor" means, with respect to any Distribution Date, a seven-digit decimal figure equal to the Class B Certificate Balance as of the close of business on such Distribution Date (after giving effect to all changes in the Class B Certificate Balance made on that date) divided by the Initial Class B Certificate Balance.

         "Class B Certificate Principal Carryover Shortfall" means, with respect to any Distribution Date, the amount that otherwise would have been made available for reinvestment in additional 1997-A SUBI Assets pursuant to
Section 11.02 of the 1997-A SUBI Supplement (if on a Distribution Date related to a Collection Period in the Revolving Period) or distributed to the Class B Certificateholders (if on a Distribution Date related to a Collection Period in the Amortization Period), in each case in respect of Principal Collections pursuant to Section 3.03(d), but instead is applied as set forth in clauses
(vi), (vii) and (viii) of Section 3.03(b) pursuant to Section 3.03(e).

         "Class B Certificate Principal Carryover Shortfall Interest Amount" means, with respect to any Distribution Date, the aggregate amount of accrued and compounded interest (at the Class B Certificate Rate) on the aggregate amount of unreimbursed Class B Certificate Principal Carryover Shortfall as of the immediately preceding Distribution Date.

         "Class B Certificate Principal Loss Amount" means, with respect to any Distribution Date, the amount, if any, by which (i) the sum of the Class B Loss Amount for the related Collection Period and any previously unreimbursed Class B Certificate Principal Loss Amount exceeds (ii) the amount available to be distributed pursuant to Section 3.03(b)(ix) or (b)(x) on such Distribution Date.

         "Class B Certificate Principal Loss Interest Amount" means, with respect to any Distribution Date, the aggregate amount of accrued and unpaid interest (at the Class B Certificate Rate) on the aggregate amount of unreimbursed Class B Certificate Principal Loss Amounts.

         "Class B Certificate Rate" means ____% per annum.

         "Class B Certificateholder" means any Holder of a Class B Certificate.

         "Class B Charged-Off Amount" means, as of any Distribution Date, an amount equal to the product of (i) the Class B Allocation Percentage, (ii) the Investor Percentage with respect to Loss Amounts for the related Collection Period and (iii) the portion of the Charged-off Amount incurred in respect of such Collection Period that is allocable to the 99.8% 1997-A SUBI Interest.

         "Class B Distributable Amount" means, with respect to any Distribution Date, the sum of the Class B Principal Distributable Amount and the Class B Interest Distributable Amount.

         "Class B Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess, if any, of (i) the Class B Interest Distributable Amount for such Distribution Date plus any outstanding Class B Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Certificate Rate from such immediately preceding Distribution Date to but not including the current Distribution Date over (ii) the amount of interest distributed to Class B Certificateholders on such current Distribution Date.

         "Class B Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i) one-twelfth of the Class B Certificate Rate or, in the case of the first Distribution Date, nine-tenths of such amount, and (ii) the Class B Certificate Balance as of the immediately preceding Distribution Date (after giving effect to changes in the Class B Certificate Balance made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Initial Class B Certificate Balance.

         "Class B Loss Amount" means, with respect to any Distribution Date, the product of (a) the Class B Allocation Percentage, (b) the Investor Percentage with regard to Loss Amounts for the related Collection Period, and
(c) the Loss Amount for the related Collection Period allocable to the 99.8% 1997-A SUBI Interest.

         "Class B Percentage" means the Class B Certificate Balance immediately after the Class A-3 Certificates have been paid in full as a percentage of the Certificate Balance at such time.

         "Class B Principal Distributable Amount" means, with respect to any Distribution Date related to a Collection Period in the Amortization Period, the amount (if any) that is distributable to the Class B Certificateholders pursuant to Section 3.03(d).

         "Class B Residual Value Loss Amount" means, as of any Distribution Date, an amount equal to the product of (i) the Class B Allocation Percentage,
(ii) the Investor Percentage with respect to Loss Amounts for the related Collection Period and (iii) the portion of the Residual Value Loss Amount incurred in respect of such Collection Period that is allocable to the 99.8% 1997-A SUBI Interest.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means April 30, 1997.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission, and any successor thereto.

         "Corporate Trust Office" means, as of the date hereof, the office of the Trustee located at One Illinois Center, 111 East Wacker, Suite 3000, Chicago, Illinois 60601, Attention: Corporate Trust Office, or hereafter any corporate trust office designated by the Trustee or any Successor Trustee.

         "Current Lease" means each 1997-A Lease that is not a Charged-off Lease, a Matured Lease, a Liquidated Lease or an Additional Loss Lease.

         "Definitive Certificates" shall have the meaning specified in Section 4.09.

         "Delinquency Rate" means, with respect to any Collection Period, the percentage equivalent to a fraction, the numerator of which is the number of outstanding 1997-A Leases as to which, as of the last day of such Collection Period, all or any part of a Monthly Lease Payment in excess of $40 is unpaid (including without limitation because of a check being returned for insufficient funds) 61 days or more after its Due Date (other than a 1997-A Lease as to which an extension has been granted with respect to such Due Date by the Servicer pursuant to clause (ii) of Section 2.02(b) of the Servicing Agreement and
Section 9.02(a) of the 1997-A Servicing Supplement), whether or not (a) the related 1997-A Leased Vehicle has been repossessed (or the process of repossession has been commenced) but has not yet sold or otherwise disposed of during such Collection Period, or (b) the related Obligor is the subject of bankruptcy or similar proceedings, and the denominator of which is the aggregate number of Current Leases on the last day of such Collection Period.

         "Delinquency Rate Test" means that determination, made on each Determination Date, of the average of the Delinquency Rates for each of the three immediately preceding Collection Periods (or the months of March and April 1997 in the case of the May 1997 Determination Date, the months of March and April 1997 and the May 1997 Collection Period in the case of the June 1997 Determination Date, and the month of April 1997 and the May and June 1997 Collection Periods in the case of the July 1997 Distribution Date. The Delinquency Rate Test will be satisfied if such average is 1.75% or less.

         "Determination Date" means, with respect to any Distribution Date, the second Business Day prior to such Distribution Date.

         "Distribution Account" means the account or accounts designated as such and established and maintained pursuant to Section 3.01.

         "Distribution Date" means, with respect to a Collection Period, the twenty-fifth day of the following month, or if that day is not a Business Day, the next Business Day, beginning with May 27, 1997.

         "Downgrade Reserve Fund Formula" means the greatest amount that any Rating Agency shall require for calculation of the Reserve Fund Cash Requirement in order to maintain its then-current ratings on any Class of Investor Certificates.

         "Downgrade Reserve Fund Supplemental Requirement" means the greatest amount that any Rating Agency shall require to be deposited into the Reserve Fund in order to maintain its then-current ratings on any Class of Investor Certificates.

         "Downgrade Trigger Event" means that AISLIC's claims paying ability is downgraded to "AAA" or lower by Moody's, or below "AAA" by Standard & Poors.

         "DTC" means The Depository Trust Company and its successors.

         "Early Amortization Event" has the meaning set forth in Section 8.01.


         "Early Termination Amount" means, as of any Distribution Date, an amount equal to the sum of the Discounted Principal Balances, as of the end of the related Collection Period, of any Early Termination Leases that became Early Termination Leases during that related Collection Period, such Discounted Principal Balances calculated without reference to payments received in the form of non-cash items, but only to the extent that such sum exceeds the amount transferred to the 1997-A SUBI Collection Account from the Residual Value Surplus Account on the related Deposit Date pursuant to clause (z) of Section 12.03(b) of the 1997-A SUBI Supplement.

         "Entitlement Holder" has the meaning set forth in Section 8-102(a)(7) of the UCC.

         "Entitlement Orders" has the meaning set forth in Section 8-102(a)(8) of the UCC.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Compliance Test" means the timely, true and accurate certification, on or before each Determination Date, by the Servicer to the Trustee and each Rating Agency to the effect set forth in Section 10.03(c) of the 1997-A Servicing Supplement.

         "Excess Collections" means, with respect to any Distribution Date, the remaining amount on deposit in the Distribution Account in respect of such Distribution Date after all distributions pursuant to Section 3.03(b) have been made, net of any amount required to maintain the Distribution Account in good standing.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Final Scheduled Distribution Date" means the June 2003 Distribution Date.

         "Financial Intermediary" means a financial intermediary, as such term is defined in Section 8-313(4) of the UCC.

         "First Bank" has the meaning set forth in Recital A.

         "Flow-Through Entity" has the meaning set forth in Section 4.03(a).

         "Independent Director" means a director of the general partner of the Transferor who shall at no time be (i) a director, officer, employee or former employee of any Affiliate of the Transferor, (ii) a natural person related to any director, officer, employee or former employee of any Affiliate, (iii) a holder (directly or indirectly) of any voting securities of any Affiliate, or
(iv) a natural person related to a holder (directly or indirectly) of any voting securities of any Affiliate. For these purposes, "Affiliate" shall mean any entity other than the Transferor or any similarly organized special purpose finance subsidiary of an Affiliate (i) which owns beneficially, directly or indirectly, more than 10% of the outstanding shares of the common stock or partnership interests of the Transferor, (ii) which is in control of the Transferor, as currently defined under Section 230.405 of the Rules and Regulations of the Commission, 17 C.F.R. Section 230.405, (iii) of which 10% or more of the outstanding shares of its common stock or partnership interests are owned beneficially, directly or indirectly, by any entity described in clause (i) or (ii) above, or (iv) which is controlled by an entity described in clause (i) or (ii) above, as currently defined under Section 230.405 of the Rules and Regulations of the Commission, 17 C.F.R. Section 230.405.

         "Indorsement" has the meaning set forth in Section 8-304 of the UCC.

         "Initial Certificate Balance" means the sum of the Initial Class A Certificate Balance and the Initial Class B Certificate Balance.

         "Initial Class A Certificate Balance" means the sum of the Initial Class A-1 Certificate Balance, the Initial Class A-2 Certificate Balance, the Initial Class A-3 Certificate Balance and the Initial Class A-4 Certificate Balance.

         "Initial Class A-1 Certificate Balance" means $250,000,000.

         "Initial Class A-2 Certificate Balance" means $290,000,000.

         "Initial Class A-3 Certificate Balance" means $290,000,000.

         "Initial Class A-4 Certificate Balance" means $277,297,857.

         "Initial Class B Certificate Balance" means $65,839,532.

         "Insolvency Event" has the meaning set forth in Section 8.02.

         "Insurance Policy" means, with respect to a 1997-A Lease, 1997-A Leased Vehicle or Obligor under a 1997-A Lease, any policy of comprehensive, collision, public liability, physical damage, personal liability, credit health or accident, credit life or employment insurance, or any other form of insurance.

         "Insured Residual Value Loss Amount" means, as of any Distribution Date, the lesser of: (i) the product of (A) the Investor Percentage with respect to Loss Amounts for the related Collection Period, and (B) the portion of the Residual Value Loss Amount incurred during such Collection Period that is allocable to the 99.8% 1997-A SUBI Interest; and (ii) the shortfall if any, described in clause (ii) of Section 3.03(e).

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Investor Certificateholder" means a Class A Certificate-holder or a Class B Certificateholder.

         "Investor Certificates" means the Class A Certificates and the Class B Certificates.

         "Investor Percentage" means, with respect to any Collection Period,

                 (a) as used with respect to Interest Collections and Loss Amounts allocable to the 99.8% 1997-A SUBI Interest, the percentage equivalent of a fraction (not to exceed 100%), the numerator of which is the Certificate Balance as of the last day of the immediately preceding Collection Period (or, in the case of the first Collection Period, the Initial Certificate Balance), and the denominator of which is 99.8% of the Aggregate Net Investment Value as of the last day of the immediately preceding Collection Period (or, in the case of the first Collection Period, the Initial Cutoff Date); and

                 (b) as used with respect to Principal Collections allocable to the 99.8% 1997-A SUBI Interest, the percentage equivalent of a fraction (not to exceed 100%), the numerator of which is the Certificate Balance and the denominator of which is 99.8% of the Aggregate Net Investment Value, each as of the last day of the last full Collection Period preceding the first to occur of the Amortization Date or any Early Amortization Event.

         "Liquidated Lease" means a 1997-A Lease that (a) has been the subject of a Prepayment in full, or (b) has been paid in full, regardless of whether all or any part of such payment has been made by the Obligor under the related 1997- A Lease, the Servicer pursuant to the Servicing Agreement or 1997-A Servicing Supplement, an insurer pursuant to an Insurance Policy or the Residual Value Insurance Policy or otherwise.

         "Liquidation Expenses" means reasonable out-of-pocket expenses incurred by the Servicer in connection with the realization of the full amounts due or to become due under any 1997-A Lease, including expenses incurred in connection with the repossession of any 1997-A Leased Vehicle, the sale or other disposition of a 1997-A Leased Vehicle, whether upon repossession or upon return of a 1997-A Leased Vehicle related to a Matured Lease, any collection effort (whether or not resulting in a lawsuit against the Obligor under such 1997-A Lease) or any application for Insurance Proceeds.

         "Loss Amount" means, with respect to any Distribution Date, an amount equal to the sum of the Charged-off Amount, the Residual Value Loss Amount and the Additional Loss Amount, in each case for the related Collection Period.

         "Moody's" means Moody's Investors Service, Inc., and its successors.

         "1997-A Servicing Supplement" has the meaning set forth in Recital D.

         "1997-A SUBI" has the meaning set forth in Recital C.

         "1997-A SUBI Portfolio" has the meaning set forth in Recital C.

         "1997-A SUBI Supplement" has the meaning set forth in Recital C.

         "99.8% 1997-A SUBI Certificate" has the meaning set forth in Recital C.

         "99.8% 1997-A SUBI Interest" has the meaning set forth in Section 2.02.

         "Notice of Adverse Claim" has the meaning set forth in Section 8-102(a)(1) and 8-105 of the UCC.

         "Officer's Certificate" means a certificate signed by the President, any Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary of the general partner of the Transferor or the Servicer, as the case may be, and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion of counsel (who, in the case of counsel to the Transferor or the Servicer, may be an employee of or outside counsel to the Transferor or the Servicer), which counsel shall be reasonably acceptable to the Trustee.

         "Origination Trust" has the meaning set forth in Recital A.

         "Origination Trust Agreement" has the meaning set forth in Recital A.

         "Origination Trustee" has the meaning set forth in Recital A.

         "Outstanding Advances" means, with respect to a Distribution Date, the sum of all Advances made as of or prior to such date minus all payments or collections as of or prior to such date that are specified in Section 9.02(g) of the 1997-A Servicing Supplement as applied to reimburse such Advance as are unreimbursed or are Nonrecoverable Advances.

         "Percentage Interest" means, as to any Investor Certificate, the percentage obtained by dividing the outstanding principal balance of such Investor Certificate by the Certificate Balance or by the Class A Certificate Balance, the Class A-1 Certificate Balance, the Class A-2 Certificate Balance, the Class A-3 Certificate Balance, the Class A-4 Certificate Balance or the Class B Certificate Balance, as the context may require; provided, however, that where the Percentage Interest is relevant in determining whether the vote of the requisite percentage of Investor Certificateholders necessary to effect any consent, waiver, request or demand shall have been obtained, the aggregate Percentage Interest shall be deemed to be reduced by the amount equal to the Percentage Interest (without giving effect to this provision) represented by the interests evidenced by any such Investor Certificate that is registered in the name of the Transferor, WOFCO or any Person controlling, controlled by or under common control with the Transferor or WOFCO.

         "Permitted Investments" means any one or more of the following instruments, obligations or securities, in each case with a remaining term to maturity of no more than one year:

                 (a)(i) direct obligations of, and obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States (other than the Government National Mortgage Association), and (ii) direct obligations of, or obligations fully guaranteed by, the Federal National Mortgage Association or any State then rated with the highest available credit rating of each Rating Agency for such obligations, which obligations are, at the time of investment, otherwise acceptable to each Rating Agency for securities having a rating at least equivalent to the rating of the Class A Certificates at the Closing Date;

                 (b) certificates of deposit, demand or time deposits of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Trustee) incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities and the deposits of which are fully insured by the Federal Deposit Insurance Corporation, so long as at the time of such investment or contractual commitment providing for such investment either such depository institution or trust company has the Required Rating or the Trustee shall have received a letter from each Rating Agency to the effect that such investment would not result in the qualification, downgrading or withdrawal of the ratings then assigned to any Rated Certificates;

                 (c) repurchase obligations held by the Trustee that are acceptable to the Trustee with respect to (i) any security described in clause (a) above or (e) below, or (ii) any other security issued or guaranteed by any agency or instrumentality of the United States, in either case entered into with a federal agency or depository institution or trust company (including the Trustee) acting as principal, whose obligations having the same maturity as that of the repurchase agreement would be Permitted Investments under clause (b) above; provided, however, that repurchase obligations entered into with any particular depository institution or trust company (including the Trustee) will not be Permitted Investments to the extent that the aggregate principal amount of such repurchase obligations with such depository institution or trust company held by the Trustee on behalf of the Trust shall exceed 10% of either the Aggregate Net Investment Value or the aggregate unpaid principal balance or face amount, as the case may be, of all Permitted Investments held by the Trustee on behalf of the Trust;

                 (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State so long as at the time of such investment or contractual commitment providing for such investment either the long-term, unsecured debt of such corporation has the highest available rating from each Rating Agency or the Trustee shall have received a letter from each Rating Agency to the effect that such investment would not result in the qualification, downgrading or withdrawal of the ratings then assigned to any Rated Certificates, or commercial paper or other short-term debt having the Required Rating; provided, however, that any such commercial paper or other short-term debt may have a remaining term to maturity of no longer than 30 days after the date of such investment or contractual commitment providing for such investment, and that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount or face amount, as the case may be, of securities issued by such corporation and held by the Trustee on behalf of the Trust to exceed 10% of either the Aggregate Net Investment Value or the aggregate unpaid principal balance or face amount, as the case may be, of all Permitted Investments held by the Trustee on behalf of the Trust;

                 (e) interests in any open-end or closed-end management type investment company or investment trust (i) registered under the Investment Company Act, the portfolio of which is limited to the obligations of, or guaranteed by, the United States and to agreements to repurchase such obligations, which agreements, with respect to principal and interest, are at least 100% collateralized by such obligations marked to market on a daily basis and the investment company or investment trust shall take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act and (ii) acceptable to each Rating Agency (as approved in writing by each Rating Agency) as collateral for securities having ratings equivalent to the ratings of the Rated Certificates on the Closing Date;

                 (f) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to any Rated Certificates by each Rating Agency;

                 (g) investments in Permitted Investments maintained in "sweep accounts," short-term asset management accounts and the like utilized for the investment, on an overnight basis, of residual balances in investment accounts maintained at the Trustee, Bank of America Illinois, an Illinois banking corporation or any other depository institution or trust company organized under the laws of the United States or any state that is a member of the Federal Deposit Insurance Corporation, the short-term debt of which has the highest available credit rating of each Rating

         Agency; provided, however, that any such account must be maintained with an institution meeting the requirements of Section 3.01 applicable to the Distribution Account;

                 (h) guaranteed investment contracts entered into with any financial institution having a final maturity of not more than one month from the date of acquisition, the short-term debt securities of which institution have the Required Rating;

                 (i) funds classified as money market funds or invested in money market instruments consisting of: U.S. Treasury bills, other obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities; certificates of deposit; banker's acceptances; and commercial paper (including variable master demand notes); provided, however, that the fund or the investment in the fund shall be rated with the highest available credit rating of each Rating Agency, and redemptions shall be permitted on a daily or next business day basis; and

                 (j) such other investments acceptable to each Rating Agency (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to any Rated Certificates by such Rating Agency.

Notwithstanding anything to the contrary contained in the foregoing definition:

                 (a)  no Permitted Investment may be purchased at a premium;

                 (b) any of the foregoing which constitutes a certificated security shall not be considered a Permitted Investment unless

                          (i) in the case of a certificated security that is in bearer form, (A) the Trustee acquires physical possession of such certificated security, or (B) a person, other than a Securities Intermediary, acquires possession of such certificated security on behalf of the Trustee; and

                          (ii) in the case of a certificated security that is in registered form, (A)(1) the Trustee acquires physical possession of such certificated security, (2) a person, other than a Securities Intermediary, acquires possession of such certificated security on behalf of the Trustee, or (3) a Securities Intermediary acting on behalf of the Trustee acquires possession of such certificated security and such certificated security has been specially indorsed to the Trustee, and (B) (1) such certificated security is indorsed to the Trustee or in blank by an effective Indorsement, or (2) such certificated security is registered in the name of the Trustee;

                 (c) any of the foregoing that constitutes an uncertificated security shall not be considered a Permitted Investment unless (A) the Trustee is registered by the issuer as the owner thereof, (B) a person, other than a Securities Intermediary, becomes the registered owner of such uncertificated security on behalf of the Trustee, or (C) the issuer of such uncertificated security agrees that it will comply with the instructions originated by the Trustee without further consent by any registered owner of such uncertificated security;

                 (d) any of the foregoing that constitutes a Security Entitlement shall not be considered a Permitted Investment unless (A) the Trustee becomes the Entitlement Holder thereof, or (B) the Securities Intermediary has agreed to comply with the Entitlement Orders originated by the Trustee without further consent by the Entitlement Holder; and

                 (e) any of the foregoing shall not constitute a Permitted Investment unless the Trustee (A) has given value, and (B) does not have Notice of an Adverse Claim.

         For purposes of this definition, any reference to the highest available credit rating of an obligation shall mean the highest available credit rating for such obligation (excluding any "+" signs associated with such rating), or such lower credit rating (as approved in writing by each Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to any Rated Certificates by such Rating Agency.

         "Rated Certificates" means each Class of Certificates that has been rated by a Rating Agency at the request of the Transferor.

         "Rating Agency" means each of Moody's and Standard & Poor's and each other nationally recognized statistical rating agency, but only if it has rated any Class of Certificates as of the Closing Date at the request of the Transferor and continues to do so.

         "Reallocation Deposit Amount" means any amount required to be deposited by the Servicer into the 1997-A SUBI Collection

Account pursuant to the last sentence of Section 8.03(a) of the 1997-A Servicing Supplement.

         "Record Date" means, with respect to each Distribution Date, (i) in the case of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates or the Class A-4 Certificates, the calendar day immediately preceding such Distribution Date (or, if Definitive Certificates have been issued, the last day of the immediately preceding calendar month) and (ii) in the case of the Class B Certificates, the last day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Required Amount" means, as of any Deposit Date, the lesser of: (a) the excess of (i) the sum of any anticipated amounts to be payable as set forth in clauses (i) through (iv) and (vi) through (xii) of Section 3.03(b) with respect to the related Distribution Date (plus those amounts included in clauses (a) through (c) of the definition of "Interest Collections" in the 1997-A SUBI Supplement), over (ii) the sum of (A) the product of (x) the Investor Percentage with respect to Interest Collections and (y) the Interest Collections collected during or received with respect to the related Collection Period and allocable to the 99.8% 1997-A SUBI Interest, (B) any Transferor Amounts for the related Distribution Date applied pursuant to Section 3.03(e)(i), and (C) the proceeds of any claim under the Residual Value Insurance Policy pursuant to Section 9.10(b) of the 1997-A Servicing Supplement, as applied pursuant to clause (ii) of Section 3.03(e); and (b) the total amount on deposit in the Reserve Fund after all deposits thereto pursuant to clause (v) of Section 3.03(b).

         "Required Rating" means a rating on commercial paper or other short term unsecured debt obligations of Prime-1 by Moody's so long as Moody's is a Rating Agency and A-1 by Standard & Poor's so long as Standard & Poor's is a Rating Agency; and any requirement that deposits or debt obligations have the "Required Rating" shall mean that such deposits or debt obligations have the foregoing required ratings from Moody's and Standard & Poor's.

         "Reserve Fund" means the account designated as such and established and maintained pursuant to Section 3.04.

         "Reserve Fund Cash Requirement" means with respect to any Distribution Date the maximum sum of money required to be on deposit in the Reserve Fund at any one time and shall be calculated as follows: (a) if the ERISA Compliance Test is not satisfied as of such Distribution Date, there shall be no such maximum and the Reserve Fund Cash Requirement shall be unlimited; (b) if the ERISA Compliance Test is satisfied as of such

Distribution Date but an AISLIC Trigger Event or Downgrade Trigger Event shall have occurred and be continuing, (i) if only one of the AISLIC Trigger Event or Downgrade Trigger Event shall have occurred and be continuing (and, with respect to a Downgrade Trigger Event, the 60 day period set forth in the fourth sentence of Section 3.04(b) has elapsed and the Transferor has elected to comply with the requirements of clause (ii) thereof rather than clause (i)), then in accordance with the AISLIC Reserve Fund Formula or Downgrade Reserve Fund Formula, as applicable, or (ii) if both the AISLIC Trigger Event and the Downgrade Trigger Event shall have occurred and be continuing (and, with respect to a Downgrade Trigger Event, the 60 day period set forth in the fourth sentence of Section 3.04(b) has elapsed and the Transferor has elected to comply with the requirements of clause (ii) thereof rather than clause (i)), then in accordance with the greater of the AISLIC Reserve Fund Formula or Downgrade Reserve Fund Formula from time to time; or (c) if the ERISA Compliance Test is satisfied as of such Distribution Date and no AISLIC Trigger Event or Downgrade Trigger Event shall have occurred and be continuing, (i) if all applicable Reserve Fund Tests are satisfied as of the related Determination Date, in accordance with the Base Reserve Fund Formula, or (ii) if any Reserve Fund Test is unsatisfied as of any Distribution Date, in accordance with the Alternate Reserve Fund Formula.

         "Reserve Fund Deficiency" means, as of any Deposit Date, the excess, if any, of (a) the sum of any Required Amount (considered without regard to clause (b) of the definition thereof) and any other amounts payable out of the Reserve Fund pursuant hereto on such Deposit Date or the related Distribution Date, over (b) the total amount on deposit in the Reserve Fund, prior to any deposit therein by, or on behalf of, the Transferor pursuant to Section 3.04(b).

         "Reserve Fund Initial Deposit" means $11,970,788.

         "Reserve Fund Test" means either of the Charge-off Rate Test or the Delinquency Rate Test.

         "Reserve Fund Supplemental Requirement" means, as of any Deposit Date on which there is a Reserve Fund Deficiency, the lesser of (a) such Reserve Fund Deficiency and (b) (i) $5,997,389 plus (ii) the aggregate of all sums previously released to the Transferor from the Reserve Fund pursuant to
Section 3.04(b) hereof as a result of a reduction for any reason (other than by reason of the Certificate Balance being less than $11,994,777) of the Reserve Fund Cash Requirement below the amount of the Reserve Fund Initial Deposit, less (iii) the aggregate of all amounts previously deposited by or on behalf of the Transferor into the Reserve Fund to satisfy a Reserve Fund Deficiency.

         "Residual Certificate" shall have the meaning specified in Section 4.01(a).

         "Residual Value Insurance Policy" means that certain Residual Value Insurance Policy number 819-27-331 issued effective April 1, 1997 by AISLIC, in favor of the Servicer, the Transferor, the Trustee, the Origination Trustee and ALFI LP.

         "Residual Value Loss Amount" means, as of any Distribution Date, the sum of the following, but only to the extent that such sum exceeds the amount transferred to the 1997-A SUBI Collection Account from the Residual Value Surplus Account on the related Deposit Date pursuant to clauses (x) and (y) of
Section 12.03(b) of the 1997-A SUBI Supplement: (a) the Booked Residual Values of all 1997-A Leased Vehicles included in Matured Leased Vehicle Inventory as of the last day of the related Collection Period but which as of such day had remained unsold and not otherwise disposed of by the Servicer for at least two full Collection Periods; (b) any excess of the sum of the Booked Residual Values of all Matured Vehicles sold or otherwise disposed of from Matured Leased Vehicle Inventory during the related Collection Period over Net Matured Vehicle Proceeds; and (c) any Early Termination Amount for the related Collection Period.

         "Responsible Officer" means an officer of the Trustee assigned to the Corporate Trust Office, including any Vice President, any trust officer or any other officer performing functions similar to those performed by the persons who at the time shall be such officers, and any other officer of the Trustee to whom a matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Intermediary" has the meaning set forth in Section 8-102(a)(14) of the UCC.

         "Security Entitlement" has the meaning set forth in Section 8-102(a)(17) of the UCC.

         "Servicer" means WOFCO, in its capacity as servicer of the 1997-A Leases and 1997-A Leased Vehicles, and each successor thereto (in the same capacity) appointed pursuant to Sections 2.10 of the Servicing Agreement and
9.11 of the 1997-A Servicing Supplement, respectively.

         "Servicer's Certificate" means an Officer's Certificate of the Servicer completed and executed pursuant to Section 10.01(b) of the 1997-A Servicing Supplement.

         "Standard & Poor's" means Standard & Poor's Ratings Services, a division of McGraw Hill, Incorporated, and its successors.

         "State" means any state of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

         "SUBI Certificates" has the meaning set forth in Recital C.

         "SUBI Certificate Agreement" has the meaning set forth in Recital E.

         "Transaction Documents" has the meaning attributed to the term "Securitization Trust Documents" in the 1997-A SUBI Supplement.

         "Transferor" means WOLSI LP, in its capacity as seller of the Certificates under this Agreement, and each successor thereto (in the same capacity) pursuant to Section 5.03.

         "Transferor Amounts" means, with respect to any Distribution Date, amounts available for distribution to the Transferor in respect of the Transferor Distributable Amount for such Distribution Date that are instead distributed pursuant to Section 3.03(e) because of an insufficiency in the amount of Interest Collections available to make such distributions on such Distribution Date (as determined pursuant to Section 3.03(e)).

         "Transferor Certificate" means the Certificate executed and authenticated by the Trustee in substantially the form set forth in Exhibit C to this Agreement.

         "Transferor Distributable Amount" means, with respect to any Distribution Date, the sum of the Transferor Principal Distributable Amount and the Transferor Interest Distributable Amount.

         "Transferor Interest" means, as of any date, an amount equal to (i) 99.8% of the Aggregate Net Investment Value less (ii) the Certificate Balance.

         "Transferor Interest Distributable Amount" means, with respect to any Distribution Date, the amount equal to the Transferor Percentage (with respect to Interest Collections) of all Interest Collections collected during or received in respect of the related Collection Period allocable to the 99.8% 1997-A SUBI Interest, less the Transferor Percentage of Capped Securitization Trust Administrative Expenses and Uncapped Administrative Expenses.

         "Transferor Percentage" means, with respect to Interest Collections and Principal Collections allocable to the 99.8% 1997-A SUBI Interest, respectively, received in or with respect to any Collection Period, 100% minus the Investor Percentage as applied for such Collection Period with respect to such items, respectively.

         "Transferor Principal Distributable Amount" means, with respect to any Distribution Date related to a Collection Period in the Amortization Period, the amount equal to the Transferor Percentage (with respect to Principal Collections) of all Principal Collections collected during or received in respect of the related Collection Period allocable to the 99.8% 1997-A SUBI Interest.

         "Trust" means the trust created by this Agreement, the estate of which consists or will consist of (i) a 99.8% interest in the 1997-A SUBI, the 99.8% 1997-A SUBI Certificate, and all monies due and to become due thereunder on and after the Initial Cutoff Date; (ii) such monies as are from time to time deposited in the Distribution Account and the Reserve Fund; (iii) all rights accruing to the holder of the 99.8% 1997-A SUBI Interest as a third-party beneficiary of the Origination Trust Agreement, the 1997-A SUBI Supplement, the Servicing Agreement and the Servicing Supplement; and (iv) all proceeds of the foregoing.

         "Trustee" means the Person acting as Trustee under the Agreement, its successor in interest, and any successor trustee appointed pursuant to Section 6.08.

         "UCC" (a) in the case of Permitted Investments, the Uniform Commercial Code as in effect in the State of Illinois, and (b) in all other cases, means the Uniform Commercial Code as in effect in the relevant jurisdiction.

         "Uncapped Administrative Expenses" means Administrative Expenses that would be Capped Contingent and Excess Liability Premiums, Capped Origination Trust Administrative Expenses or Capped Securitization Trust Administrative Expenses, respectively, except that they exceed $_______, $_______ or $______ (or $_______, as applicable) in any calendar year, respectively.

         "Undistributed Transferor Excess Collections" has the meaning set forth in Section 3.03(c).

         "Uninvested Principal Collections" means, as of the end of the Revolving Period, any Principal Collections with respect to the Revolving Period (or amounts treated as Principal Collections pursuant to Section 3.03(b)) then on deposit in the 1997-A SUBI Collection Account that have not been reinvested in additional 1997-A Leases and 1997-A Leased Contracts as contemplated by Section
8.02 of the 1997-A Servicing Supplement.

         "United States" means the United States of America, its territories and possessions and areas subject to its jurisdiction.

         "Vice President" of any Person means any vice president of such Person, whether or not designated by a number or words before or after the title "Vice President."

         "WOFCO" means World Omni Financial Corp. and its successors.

         "WOLSI LP" means World Omni Lease Securitization L.P. and its successors.

         "0.2% 1997-A SUBI Certificate" has the meaning set forth in Recital C.


         SECTION 1.02.  ARTICLE AND SECTION REFERENCES.

         Except as otherwise specified herein, all article and section references shall be to Articles and Sections in this Agreement.

                                  ARTICLE TWO
                               CREATION OF TRUST

         SECTION 2.01.  CREATION OF TRUST.

         Upon the execution of this Agreement by the parties hereto, there is hereby created the World Omni 1997-A Automobile Lease Securitization Trust.

         SECTION 2.02.  CONVEYANCE OF 99.8% 1997-A SUBI INTEREST.

         In consideration of the Trustee's delivery to, or upon the order of, the Transferor of executed and authenticated Investor Certificates, in authorized denominations, in an aggregate amount equal to the sum of the Initial Class A Certificate Balance and the Initial Class B Certificate Balance, and of the executed and authenticated Transferor Certificate, the Transferor does hereby transfer, assign and otherwise convey to the Trustee, in trust for the benefit of the Certificateholders, to the full extent of the Transferor's interest therein, without recourse (subject to the Transferor's obligations herein):

                 (i) all right, title and interest of the Transferor in and to a 99.8% interest in the 1997-A SUBI and the 99.8% 1997-A SUBI Certificate evidencing that interest in the

         1997-A SUBI (such interest, the "99.8% 1997-A SUBI Interest") and all monies due thereon and paid thereon or in respect thereof;

             (ii) the right to realize upon any property that may be deemed to secure the 99.8% 1997-A SUBI Interest;

            (iii) all rights accruing to the holder of the 99.8% 1997-A SUBI Interest as a third-party beneficiary under the Origination Trust Agreement, the 1997-A SUBI Supplement, the Servicing Agreement and the 1997-A Servicing Supplement; and

             (iv)  all proceeds of the foregoing.

         The Transferor also does hereby grant to the Trustee a security interest in all of the foregoing, and the Trustee shall have all the rights, powers and privileges of a secured party under the UCC.

         SECTION 2.03.  ACCEPTANCE BY TRUSTEE.

         The Trustee does hereby accept all consideration conveyed by the Transferor pursuant to Section 2.02 and declares that the Trustee shall hold such consideration in trust as herein set forth for the benefit of the Certificateholders, subject to the terms and provisions of this Agreement.

                                ARTICLE THREE
                         DISTRIBUTIONS; RESERVE FUND;
                       STATEMENTS TO CERTIFICATEHOLDERS

         SECTION 3.01.  DISTRIBUTION ACCOUNT.

         (a) Pursuant to Section 9.02(d) of the 1997-A Servicing Supplement, the Servicer shall establish the Distribution Account in the name of the Trustee for the benefit of the Certificateholders. The Distribution Account shall be an account initially established with the Trustee and maintained with the Trustee so long as (i) the commercial paper or other short-term unsecured debt obligations of the Trustee have the Required Rating, or (ii) the Distribution Account is a segregated trust account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders, which Distribution Account is located in the corporate trust department of the Trustee and, so long as Moody's is a Rating Agency, the Trustee has a long term deposit rating from Moody's of at least Baa3 (or such lower rating as Moody's shall approve in writing) and corporate trust powers under applicable federal and state laws and is organized under the laws of the United States or any State. In the event that the Trustee no longer meets either of the requirements stated above, then the

Servicer shall, with the Trustee's assistance as necessary, cause the Distribution Account to be moved to a bank or trust company that satisfies the above-mentioned requirements.

         (b) For so long as the depository institution or trust company then maintaining the Distribution Account meets the requirements of either
Section 3.01(a)(i) or (ii), all amounts held in the Distribution Account shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed by the Servicer pursuant to Section 9.02(i) of the 1997-A Servicing Supplement, in Permitted Investments; otherwise such amounts shall be maintained in cash. Earnings on investment of funds in the Distribution Account shall be retained in the Distribution Account and shall constitute part of the Trust, and losses shall be charged against the funds on deposit therein.

         SECTION 3.02.  COLLECTIONS.

         (a) Pursuant to Sections 9.02(b) and 9.10(b) of the 1997-A Servicing Supplement, the Servicer shall deposit all proceeds of claims made under the Residual Value Insurance Policy into the Distribution Account within one (1) Business Day after receipt. Pursuant to Section 12.01(c) of the 1997-A SUBI Supplement and Section 9.02(f) of the 1997-A Servicing Supplement, on each Deposit Date the Servicer shall cause the transfer from the 1997-A SUBI Collection Account to the Distribution Account of 99.8% of all Interest Collections and, on each Deposit Date related to the Collection Period in which the Amortization Date or any Early Amortization Event occurs, and each subsequent Collection Period, 99.8% of all Principal Collections, in each case for the preceding Collection Period (including, on the Deposit Date related to the Collection Period in which an Early Amortization Event occurs, 99.8% of all Principal Collections with respect to such Collection Period prior to the Early Amortization Event). Further, on the Deposit Date related to the Collection Period in which the Amortization Date or any Early Amortization Event occurs, the Servicer also shall transfer from the 1997-A SUBI Collection Account to the Distribution Account 99.8% of all Reallocation Deposit Amounts and Uninvested Principal Collections on deposit in the 1997-A SUBI Collection Account at the time the Amortization Period commences. Such deposit may be made in the form of a single deposit and shall be made in immediately available funds, no later than 3:00 p.m., New York City time, on the relevant Deposit Date.

         (b) The Trustee shall retain, subject to the provisions of this Agreement and the other Transaction Documents, all collections on or in respect of the 99.8% 1997-A SUBI Interest transferred to the Trustee, on behalf of the Trust, in accordance with such provisions, in the Distribution Account or the Reserve Fund, as the case may be. The Trustee shall be deemed to have possession of such monies and collections for purposes of Section 9-305 of the UCC of the jurisdiction in which such property is located.

         SECTION 3.03.  DISTRIBUTIONS.

         (a) On each Determination Date, pursuant to Section 9.02(e) of the 1997-A Servicing Supplement, the Servicer shall calculate the amounts to be distributed to the holders of the 1997-A SUBI Certificates, the Class A-1 Distributable Amount, the Class A-2 Distributable Amount, the Class A-3 Distributable Amount, the Class A-4 Distributable Amount, the Class B Distributable Amount, the Transferor Distributable Amount, and all other distributions to be made on the related Distribution Date.

         (b) The rights of the Class B Certificateholders to receive distributions of Interest Collections allocable to the 99.8% 1997-A SUBI Interest in respect of the Class B Certificates shall be and hereby are subordinated to the rights of the Class A-1 Certificateholders, the Class A-2 Certificateholders, the Class A-3 Certificateholders and the Class A-4 Certificateholders to receive distributions of Interest Collections allocable to the 99.8% 1997-A SUBI Interest in respect of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates to the extent provided in this subsection. On each Distribution Date the Trustee shall distribute the product of (i) the Investor Percentage with respect to Interest Collections, multiplied by (ii) the Interest Collections paid over to the Trustee from the 1997-A SUBI Collection Account pursuant to Section 3.02(a), together with any Transferor Amounts, any proceeds of a claim made under the Residual Value Insurance Policy pursuant to Section 9.10(b) of the 1997-A Servicing Supplement, and the Required Amount, if any, for such Distribution Date, and any amount of Principal Collections that otherwise would be distributed to the Class B Certificateholders pursuant to subsection (d) below but is required to be applied to the payment of clauses
(v), (vi) and (vii) below pursuant to subsection (e)(iv) below, in the following amounts and otherwise in the following order of priority to the following Persons:

                 (i) in the event of an Early Amortization Event involving an Insolvency Event, as a result of which the Trustee has elected or has been instructed to sell the property of the Trust pursuant to
         Section 8.02(a), to the Trustee, the Investor Percentage of Capped Securitization Trust Administrative Expenses;

                (ii) the Class A-1 Interest Distributable Amount for such Distribution Date together with any unpaid Class A-1 Interest Carryover Shortfall, the Class A-2 Interest

         Distributable Amount for such Distribution Date together with any Class A-2 Interest Carryover Shortfall, the Class A-3 Interest Distributable Amount for such Distribution Date together with any Class A-3 Interest Carryover Shortfall and the Class A-4 Interest Distributable Amount for such Distribution Date together with any unpaid Class A-4 Interest Carryover Shortfall, to the Class A-1, the Class A-2, the Class A-3 and the Class A-4 Certificateholders, respectively;

                 (iii) the Class B Interest Distributable Amount for such Distribution Date, together with any unpaid Class B Interest Carryover Shortfall, to the Class B Certificateholders;

                 (iv) in circumstances other than those set forth in clause (i), the Investor Percentage of Capped Securitization Trust Administrative Expenses for the preceding Collection Period, to the Trustee;

                 (v) an amount equal to any negative difference between the amount on deposit in the Reserve Fund and the Reserve Fund Cash Requirement, to the Reserve Fund;

                 (vi) the Class A-1 Loss Amount, the Class A-2 Loss Amount, the Class A-3 Loss Amount and the Class A-4 Loss Amount to the Class A-1, the Class A-2, the Class A-3 and the Class A-4 Certificateholders respectively;

                 (vii) to the Class A-1, the Class A-2, the Class A-3 and the Class A-4 Certificateholders, respectively, the aggregate amounts of the Class A-1 Certificate Principal Loss Amounts, Class A-2 Certificate Principal Loss Amounts, Class A-3 Certificate Principal Loss Amounts, and Class A-4 Certificate Principal Loss Amounts, if any, for previous Distribution Dates that have not been previously reimbursed to the Class A-1, Class A-2, Class A-3 or Class A-4 Certificateholders pursuant to this clause (vii);

                 (viii) the Class A-1 Certificate Principal Loss Interest Amount, the Class A-2 Certificate Principal Loss Interest Amount, the Class A-3 Certificate Principal Loss Interest Amount and the Class A-4 Certificate Principal Loss Interest Amount, if any, for such Distribution Date to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificateholders, respectively;

                 (ix) the Class B Loss Amount to the Class B Certificateholders;

                 (x) to the Class B Certificateholders the aggregate amount of the Class B Certificate Principal Loss Amounts and

         Class B Certificate Principal Carryover Shortfall, if any, for previous Distribution Dates that has not been previously reimbursed to the Class B Certificateholders pursuant to this clause (x);

             (xi) the Class B Certificate Principal Loss Interest Amount and the Class B Certificate Principal Carryover Shortfall Interest Amount, if any, for such Distribution Date to the Class B Certificateholders;

             (xii) the Investor Percentage of Uncapped Administrative Expenses,
         (A) to the Origination Trustee or the Trustee, as applicable, and then
         (B) to the Servicer, reimbursement of any previous advance of Administrative Expenses that was made by the Servicer pursuant to
         Section 9.05(a) of the 1997-A Servicing Supplement and has not yet been reimbursed; and

             (xiii) the balance, if any, shall constitute Excess Collections and shall be applied as set forth in subsection (c) below.

Notwithstanding the foregoing, on any Distribution Date related to a Collection Period in the Revolving Period, the amounts set forth in clauses (vi) through
(xi) above shall not be paid to the Investor Certificateholders, but shall be treated as Principal Collections for purposes of Section 11.02 of the 1997-A SUBI Supplement.

         (c) On each Distribution Date, the Trustee shall distribute any Excess Collections in the following amounts and in the following order of priority:

                 (i) if the Distribution Date relates to a Collection Period in the Revolving Period, any remainder to the Transferor; and

                 (ii) if the Distribution Date relates to a Collection Period in the Amortization Period, any remainder up to but not exceeding the product of one-twelfth of .25% and 99.8% of the Aggregate Net Investment Value as of the last day of the related Collection Period (the "Accelerated Principal Distribution Amount") as an additional principal distribution to the Certificateholders as follows: the Accelerated Principal Distribution Amount will be distributed first to the Class A-1 Certificateholders until the Class A-1 Certificates have been paid in full, second, to the Class A-2 Certificateholders until the Class A-2 Certificates have been paid in full, third, to the Class A-3 Certificateholders until the Class A-3 Certificates have been paid in full and fourth, the Class A Percentage and the

         Class B Percentage of any remaining amount will be distributed to the Class A-4 Certificateholders and the Class B Certificateholders, respectively, until such Certificates have been paid in full. The balance of any remainder will then be paid to the Transferor.

Notwithstanding the foregoing, the Transferor may instruct the Trustee and the Servicer to redeposit into the 1997-A SUBI Collection Account any Excess Collections that otherwise would be payable to the Transferor pursuant to the foregoing "Undistributed Transferor Excess Collections"), for treatment as Collections with respect to the Collection Period during which such Distribution Date occurs.

         (d) On each Distribution Date beginning with the Distribution Date related to the Collection Period in which the Amortization Period commences and ending on the Distribution Date before the Distribution Date on which the Class A-3 Certificates have been paid in full, the Trustee shall distribute an amount equal to the Investor Percentage of all Principal Collections collected or received in respect of the related Collection Period allocable to the SUBI Interest to (w) the Class A-1 Certificateholders until the Class A-1 Certificates have been paid in full, (x) the Class A-2 Certificateholders until the Class A-2 Certificates have been paid in full, (y) the Class A-3 Certificateholders until the Class A-3 Certificates have been paid in full and (z) the Class A Percentage and the Class B Percentage thereof to the Class A-4 Certificateholders and Class B Certificateholders, respectively. On each Distribution Date after the Class A-3 Certificates have been paid in full, the Trustee shall distribute (i) to the Class A-4 Certificateholders, the Class A Percentage of Principal Collections collected or received in respect of the related Collection Period allocable to the SUBI Interest and (ii) subject to subsection (e) below, to the Class B Certificateholders, the Class B Percentage of such Principal Collections. Distributions to Investor Certificateholders pursuant to Sections 3.03(b)(vi),
(vii), (ix), and (x) also shall constitute distributions of principal. The aggregate amount of principal distributed to any Class of Investor Certificateholders shall not exceed the Initial Certificate Balance attributable to that Class of Investor Certificates.

         (e) If and to the extent that the amount of Interest Collections (measured for these purposes without regard to any deduction therefrom provided for in clauses (a) through (c) of the definition of "Interest Collections" in the 1997-A SUBI Supplement) available to make distributions on a Distribution Date is insufficient to make distributions (or, on a Distribution Date related to a Collection Period in the Revolving Period, applications as if such amounts were Principal Collections) pursuant to Section 3.03(b) and clauses (a) through (c) of the definition of the term "Interest Collections" in the 1997-A SUBI Supplement, then:

                 (i) amounts otherwise available for distribution to the Transferor in respect of the Transferor Interest Distributable Amount for such Distribution Date, and then in respect of the Transferor Principal Distributable Amount, will be applied towards such insufficiency;

                 (ii) if after giving effect to clause (i), there is still a shortfall in amounts available to make all distributions (or, on a Distribution Date related to a Collection Period in the Revolving Period, applications as if such amounts were Principal Collections) pursuant to Section 3.03(b) (other than any shortfall in amounts available to apply as set forth in clause (v) thereof) and clauses (a) through (c) of the definition of the term "Interest Collections" in the 1997-A SUBI Supplement, the proceeds of any claim made by the Servicer pursuant to Section 9.10(b) of the 1997-A Servicing Supplement will be applied towards such shortfall;

                 (iii) if after giving effect to clauses (i) and (ii), there is still a shortfall in amounts available to make all distributions (or, on a Distribution Date related to a Collection Period in the Revolving Period, applications as if such amounts were Principal Collections) pursuant to Section 3.03(b) (other than any shortfall in amounts available to apply as set forth in clause (v) thereof) and clauses (a) through (c) of the definition of the term "Interest Collections" in the 1997-A SUBI Supplement, the Required Amount will be withdrawn from the Reserve Fund and applied towards such shortfall; and

                 (iv) if, on a Distribution Date related to a Collection Period during the Amortization Period, after giving effect to clauses (i),
         (ii) and (iii), there is still a shortfall in amounts required to make the distributions (or, on a Distribution Date related to a Collection Period in the Revolving Period, available for reinvestment in additional 1997-A SUBI Assets pursuant to Section 11.02 of the 1997-A SUBI Supplement) pursuant to clause (vi), (vii) or (viii) of Section 3.03(b), amounts otherwise available for distribution to the Class B Certificateholders in respect of principal pursuant to subsection (d) above will be applied toward such insufficiency.

In the event that there remain shortfalls in the amounts required to be distributed pursuant to Sections 3.03(b)(ii), (vi), (vii) or (viii) to the Class A-1 Certificateholders, the Class A-2

Certificateholders, the Class A-3 Certificateholders and the Class A-4 Certificateholders, the amounts available will be distributed pro rata to Class A-1 Certificateholders, Class A-2 Certificateholders, Class A-3 Certificateholders and Class A-4 Certificateholders based on the Class A-1 Allocation Percentage, the Class A-2 Allocation Percentage, the Class A-3 Allocation Percentage and the Class A-4 Allocation Percentage, respectively.

         (f) On each Distribution Date, amounts that otherwise would be payable to the Transferor in respect of the Transferor Distributable Amount (other than Transferor Amounts) will be distributed to the Transferor by the Trustee as follows: (A) if such Distribution Date relates to a Collection Period during the Revolving Period, the interest component of such remaining amounts will be paid in respect of the Transferor Interest Distributable Amount and (B) if such Distribution Date relates to a Collection Period during the Amortization Period, (1) the interest component of such remaining amounts will be paid in respect of the Transferor Interest Distributable Amount and (2) if and to the extent that the Transferor Interest will be equal to or greater than zero, after all required distributions have been made on such Distribution Date, the principal component of such remaining amounts will be paid in respect of the Transferor Principal Distributable Amount. Any amounts that would otherwise be payable to the Transferor pursuant to the foregoing as the Transferor Principal Distributable Amount, but may not be so paid because the Transferor Interest would be less than or equal to zero, shall instead be distributed to the Investor Certificateholders pursuant to Section 3.03(d). Upon any distribution of amounts to the Transferor, the Investor Certificateholders will have no further rights, in, or claims to, such amounts.

         (g) Subject to Section 7.01 respecting the final payment upon retirement of each Certificate, the Trustee shall on each Distribution Date distribute to each Certificateholder of any Class of record on the related Record Date by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register (or, if DTC, its nominee or a Clearing Agency is the relevant Certificateholder, by wire transfer of immediately available funds or pursuant to other arrangements), the amount to be distributed to such Certificateholder pursuant to such Holder's Certificates.

         SECTION 3.04.    RESERVE FUND.

         (a) (i) In order to assure that sufficient amounts to make required distributions to Investor Certificateholders will be available, pursuant to
Section 9.02(d) of the 1997-A Servicing Supplement the Servicer shall establish and maintain with the Trustee a separate trust account to be known as the "Reserve

Fund", which will include the money and other property deposited and held therein pursuant to Section 3.03(c)(i) and this Section. The Reserve Fund shall be an account initially established with the Trustee and maintained with the Trustee so long as (A) the commercial paper or other short-term unsecured debt obligations of the Trustee have the Required Rating, or (B) the Reserve Fund is a segregated trust account bearing a designation clearly indicating the funds deposited therein are held in trust for the benefit of the Certificateholders, which Reserve Fund is located in the corporate trust department of the Trustee and, so long as Moody's is a Rating Agency, the Trustee has a long-term deposit rating from Moody's of at least Baa3 (or such lower rating as Moody's shall approve in writing) and corporate trust powers under applicable federal and state laws and is organized under the laws of the United States or any State. In the event that the Trustee no longer meets either of the requirements stated above, then the Servicer shall, with the Trustee's assistance as necessary, cause the Reserve Fund to be moved to a bank or trust company that satisfies the above-mentioned requirements.

             (ii) For so long as the depository institution or trust company then maintaining the Reserve Fund meets the requirements of either
Section 3.04(a)(i)(A) or (B), all amounts held in the Reserve Fund shall, to the extent permitted by applicable laws, rules and regulations, be invested, as directed by the Servicer pursuant to Section 9.02(i) of the 1997-A Servicing Supplement, in Permitted Investments; otherwise such amounts shall be maintained in cash. Earnings on investment of funds in the Reserve Fund shall be retained in the Reserve Fund and shall constitute part of the Trust, and losses shall be charged against the funds on deposit therein.

         (b) On or prior to the Closing Date, the Transferor shall deposit an amount equal to the Reserve Fund Initial Deposit into the Reserve Fund. The Transferor also does hereby grant to the Trustee a security interest in such initial deposit, and the Trustee shall have all the rights, powers and privileges of a secured party under the UCC. Amounts on deposit in the Reserve Fund shall be supplemented from time to time by the deposit therein of Excess Collections otherwise distributable to the Transferor pursuant to Section 3.03(c), and amounts that otherwise would be payable to the Transferor pursuant to Section 3.03(e) but for the fact that the amount on deposit in the Reserve Fund is less than the Reserve Fund Cash Requirement, to the extent described in this subparagraph (b). Within 60 days after receipt of notice that an AISLIC Trigger Event exists and is continuing, the Transferor shall deposit into the Reserve Fund an additional cash amount equal to the AISLIC Reserve Fund Supplemental Requirement. Within 60 days after the occurrence of a Downgrade Trigger Event, the Transferor shall either: (i)(A) cause one or more policies with substantially similar coverage and provisions to the Residual Value Insurance Policy having issued by an insurer acceptable to each Rating Agency (as evidenced by confirmation (written or oral) from each to the effect that such change would not result in its then-current rating of any Rated Certificates being qualified, reduced or withdrawn), provided that the Origination Trustee and the Trustee shall at all times have the same rights with respect to any replacement policy as with respect to the original policy, or (B) cause an alternative mechanism to support the Booked Residual Values of the 1997-A Leased Vehicles to be implemented and approved in accordance with the procedures set forth in Section 9.01 for the amendment hereof; or (ii) deposit into the Reserve Fund an additional cash amount equal to the Downgrade Reserve Fund Supplemental Requirement. In addition, on each Deposit Date relating to a Distribution Date on which a Reserve Fund Deficiency will exist, the Transferor shall deposit into the Reserve Fund an additional cash amount equal to the lesser of (i) such Reserve Fund Deficiency and (ii) the Reserve Fund Supplemental Requirement. On each Distribution Date the amounts on deposit in the Reserve Fund shall be available for distribution as provided in
Section 3.03 and, on each Distribution Date, if the amount on deposit in the Reserve Fund (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Reserve Fund Cash Requirement, the Trustee will distribute any remaining amounts to the Transferor.

         (c) In the event there is a Downgrade Trigger Event, the 60 day period set forth in the fourth sentence of Section 3.04(b) has elapsed and the Transferor has elected to comply with the requirements of clause (ii) thereof rather than clause (i), the Rating Agencies may impose additional conditions to the maintenance of their then-current ratings on any Class of Investor Certificates, including conditions that may require that this Agreement or any other Transaction Document be amended in accordance with the provisions of
Section 9.01(b) hereof or the relevant provisions thereof.

         (d) Upon termination of the Trust pursuant to Section 7.01, any amounts on deposit in the Reserve Fund shall be available for payment of any remaining amounts due to the Investor Certificateholders, and for payment of any remaining amounts due to the Trustee, and after payment of such amounts due, shall be paid to the Transferor.

         (e) Amounts properly received by the Transferor pursuant to this Agreement shall be free of any claim of the Trust, the Trustee or the Investor Certificateholders and shall not be available to the Trustee or the Trust for the purpose of making deposits to the Reserve Fund or making payments to the Investor

Certificateholders, nor shall the Transferor be required to refund any amount properly received by it.

         SECTION 3.05.  NET DEPOSITS.

         For so long as WOFCO shall be the Servicer, the Servicer and the Trustee may make all remittances to the Distribution Account pursuant to this Article net of amounts to be distributed by the applicable recipient to such remitting party. The Transferor may make remittances to the Distribution Account pursuant to this Article net of amounts distributable to the Transferor on the related Distribution Date, provided that such amounts were to be paid directly to the Transferor on such Distribution Date rather than deposited into the Reserve Fund pursuant to Section 3.04. Nonetheless, each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately, and the net remittance may only be made to the extent that the net result thereof is the same as if the amounts were deposited and/or transferred separately.

         SECTION 3.06.  STATEMENTS TO CERTIFICATEHOLDERS.

         (a) On each Distribution Date, the Trustee shall include with each distribution to each Certificateholder of record, a statement, prepared by the Servicer, based on information in the Servicer's Certificate furnished pursuant to Section 10.01(b) of the 1997-A Servicing Supplement, setting forth for the related Collection Period and distribution the following information as of the related Record Date or Deposit Date or such Distribution Date, as the case may be:

                 (i) the Investor Percentage for such Collection Period, stated separately for Interest Collections and Loss Amounts, and for Principal Collections;

                 (ii) the total amount being distributed to Investor Certificateholders in such distribution;

                 (iii)the total amount being distributed to each Class of Investor Certificateholders in such distribution;

                 (iv) the total amount of interest being distributed to each Class of Investor Certificateholders in such distribution;

                 (v) the amount, if any, of Class A-1 Interest Carryover Shortfall, Class A-2 Interest Carryover Shortfall, Class A-3 Interest Carryover Shortfall, Class A-4 Interest Carryover Shortfall and Class B Interest Carryover Shortfall included in such distribution;

                 (vi) the amount, if any, of the remaining unpaid Class A-1 Interest Carryover Shortfall, Class A-2 Interest Carryover Shortfall, Class A-3 Interest Carryover Shortfall, Class A-4 Interest Carryover Shortfall and Class B Interest Carryover Shortfall after giving effect to such distribution;

                 (vii) the total amount of principal being distributed to each Class of Investor Certificateholders in such distribution;

                 (viii) the Class A-1 Allocation Percentage, the Class A-2 Allocation Percentage, the Class A-3 Allocation Percentage, the Class A-4 Allocation Percentage, the Class B Allocation Percentage and the amount, if any, of the reimbursement of Class A-1 Charged-off Amounts, Class A-1 Residual Value Loss Amounts and Class A-1 Additional Loss Amounts, Class A-2 Charged-off Amounts, Class A-2 Residual Value Loss Amounts and Class A-2 Additional Loss Amounts, Class A-3 Charged-off Amounts, Class A-3 Residual Value Loss Amounts and Class A-3 Additional Loss Amounts, Class A-4 Charged-off Amounts, Class A-4 Residual Value Loss Amounts and Class A-4 Additional Loss Amounts and Class B Charged-off Amounts, Class B Residual Value Loss Amounts and Class B Additional Loss Amounts being included in such distribution;

                 (ix) the amount, if any, of the reimbursement of Class A-1 Certificate Principal Loss Amounts, Class A-2 Certificate Principal Loss Amounts, Class A-3 Certificate Principal Loss Amounts, Class A-4 Certificate Principal Loss Amounts and Class B Certificate Principal Loss Amounts included in such distribution;

                 (x) the amount, if any, of the aggregate of unreimbursed Class A-1 Certificate Principal Loss Amounts, Class A-2 Certificate Principal Loss Amounts, Class A-3 Certificate Principal Loss Amounts, Class A-4 Certificate Principal Loss Amounts and Class B Certificate Principal Loss Amounts after giving effect to such distribution;

                 (xi) the amount, if any, of accrued Class A-1 Certificate Principal Loss Interest Amounts, Class A-2 Certificate Principal Loss Interest Amounts, Class A-3 Certificate Principal Loss Interest Amounts, Class A-4 Certificate Principal Loss Interest Amounts and Class B Certificate Principal Loss Interest Amounts included in such distribution;

                 (xii) the amount, if any, of accrued and unpaid Class A-1 Certificate Principal Loss Interest Amounts, Class A-2 Certificate Principal Loss Interest Amounts, Class A-3,

         Certificate Principal Loss Interest Amounts Class A-4 Certificate Principal Loss Interest Amounts and Class B Certificate Principal Loss Interest Amounts after giving effect to such distribution;

                 (xiii) the amount, if any, of accrued and unpaid Class B Certificate Principal Carryover Shortfall after giving effect to such distribution;

                 (xiv) the Investor Percentage of the Servicing Fee allocable to the 99.8% 1997-A SUBI Interest for such Distribution Date and any unpaid previous such amounts with respect to prior Distribution Dates;

                 (xv) the Certificate Balance, the Class A-1 Certificate Balance, the Class A-2 Certificate Balance, the Class A-3 Certificate Balance, the Class A-4 Certificate Balance, the Class B Certificate Balance, the Class A-1 Certificate Factor, the Class A-2 Certificate Factor, the Class A-3 Certificate Factor, the Class A-4 Certificate Factor and the Class B Certificate Factor, each after giving effect to such distribution;

                 (xvi) the Transferor Amount, if any, included in such distribution and the amount of the Transferor Interest, after giving effect to all payments made on such Distribution Date;

                 (xvii) the Required Amount, if any, included in such distribution;

                 (xviii) the Aggregate Net Investment Value as of the end of such Collection Period;

                 (xix) the amount on deposit in the Reserve Fund on such Distribution Date, after giving effect to such distributions, the change in such balance from the immediately preceding Distribution Date, the Reserve Fund Cash Requirement, the Reserve Fund Supplemental Requirement (if any), the AISLIC Reserve Fund Supplemental Requirement (if any) and the Downgrade Reserve Fund Supplemental Requirement (if any);

                 (xx) the amount of Payments Ahead on deposit in the 1997-A SUBI Collection Account and representing Monthly Lease Payments due in one or more immediately subsequent Collection Periods and the change in such balance from the immediately preceding Distribution Date;

                 (xxi) the amount of Outstanding Advances on such Distribution Date and the changes in such amount from the immediately preceding Distribution Date;

                 (xxii) the balance on deposit in the Residual Value Surplus Account on the related Deposit Date, after giving effect to distributions therefrom made on that date, the change in such balance from the immediately preceding Deposit Date, the aggregate amount deposited into the Residual Value Surplus Account on such Deposit Date, and the aggregate amount withdrawn from the Residual Value Surplus Account on such Deposit Date;

                 (xxiii) the weighted average Lease Rate of the Leases in the 1997-A SUBI Portfolio for the immediately preceding Collection Period and the Charge-off Rate and Delinquency Rate for each of the three immediately preceding Collection Periods; and

                 (xxiv) the Insured Residual Value Loss Amount, if any, for such Distribution Date.

Each amount set forth pursuant to subclauses (ii) through (xiii) above shall be expressed as a dollar amount per $1,000 of original principal balance of an Investor Certificate. Any Certificate Owner may obtain a copy of any such statement, of any Servicer's Certificate required pursuant to Section 10.01)(b) of the 1997-A Servicing Supplement, any annual report of Independent Accountants required pursuant to Section 3.02 of the Servicing Agreement and
Section 10.02 of the 1997-A Servicing Supplement, and of any annual Officer's Certificate required pursuant to Section 3.03 of the Servicing Agreement and
Section 10.03(a) of the 1997-A Servicing Supplement, upon written request to the Trustee at the Corporate Trust Office.

         (b) Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Trustee shall mail to each Person who at any time during such calendar year shall have been a Holder of an Investor Certificate, a statement or statements which in the aggregate contain the sum of the amounts set forth in clauses (a)(ii) through (vii), (viii) through (xiv) above for such calendar year or, in the event such Person shall have been a Holder of an Investor Certificate during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Certificateholder's preparation of federal income tax returns. In addition, the Servicer shall furnish to the Trustee for distribution to such Person at such time any other information reasonably necessary under applicable law for the preparation of such income tax returns.

                                  ARTICLE FOUR
                                THE CERTIFICATES

         SECTION 4.01.  THE CERTIFICATES.

         (a) The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class B Certificates and the Transferor Certificate shall be substantially in the form of Exhibits A-1, A-2, A-3, A-4, B and C, respectively, to this Agreement. The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates shall be issuable in minimum denominations of $1,000 and integral multiples in excess thereof and the Class B Certificates shall be issuable in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof (provided that no Class B Certificate may be issued or transferred in a denomination that would cause there to be, immediately after such issuance or transfer, one hundred (100) or more Class B Certificateholders); provided, however, that one Class A-1 Certificate, one Class A-2 Certificate, one Class A-3 Certificate, one Class A-4 Certificate and one Class B Certificate may be issued in a denomination that includes any remaining portion of the Initial Class A-1 Certificate Balance, the Initial Class A-2 Certificate Balance, the Initial Class A-3 Certificate Balance, the Initial Class A-4 Certificate Balance and the Initial Class B Certificate Balance, respectively (each, a "Residual Certificate"). A single Transferor Certificate shall be issued. The Certificates shall be executed on behalf of the Trustee by manual or facsimile signature of a Responsible Officer under the Trustee's seal imprinted thereon and attested on behalf of the Trustee by the manual or facsimile signature of a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates shall be dated the date of their authentication.

         (b) The Investor Certificates shall represent fractional undivided interests in the Trust, including the benefits of the Reserve Fund and the right to receive the Investor Percentage of Interest Collections and Principal Collections and the other amounts at the times and in the amounts specified in this Agreement. The Transferor Certificate shall represent the interest in the Trust not represented by the Investor Certificates.

         SECTION 4.02.  AUTHENTICATION AND DELIVERY OF CERTIFICATES.

         In exchange for, and simultaneously with the sale, assignment and transfer to the Trustee of the 99.8% 1997-A SUBI Interest, the 99.8% 1997-A SUBI Certificate and the other assets of the Trust, the Trustee shall cause to be executed, authenticated and delivered to or upon the order of the Transferor Investor Certificates in authorized denominations equaling in the aggregate the sum of the Initial Class A-1 Certificate Balance, the Initial Class A-2 Certificate Balance, the Initial Class A-3 Certificate Balance, the Initial Class A-4 Certificate Balance and the Initial Class B Certificate Balance, and the Transferor Certificate, each duly authorized by the Trustee, and evidencing the entire ownership of the Trust. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A-1, A-2, A-3, A-4, B or C to this Agreement, as the case may be, executed by the Trustee by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered under this Agreement.

         SECTION 4.03.    REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

         (a) The Certificate Registrar shall maintain a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Register shall provide for the registration of Certificates and transfers and exchanges of Certificates as provided in this Agreement. The Trustee is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as provided in this Agreement. In the event that, subsequent to the Closing Date, the Trustee notifies the Servicer that it is unable to act as Certificate Registrar, the Servicer shall appoint another bank or trust company, having an office or agency located in the Borough of Manhattan, The City of New York, agreeing to act in accordance with the provisions of this Agreement applicable to it, and otherwise acceptable to the Trustee, to act as successor Certificate Registrar under this Agreement.

         The Transferor Certificate shall be owned by the Transferor and may not be transferred, as provided by Section 5.06. No transfer of a Class B Certificate shall be made unless the registration requirements of the Securities Act and any applicable state securities laws are complied with, or such transfer is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such state securities laws, the Trustee shall require one of the following, at the option of the Certificateholder desiring to effect such transfer: (i) that such Certificateholder and its prospective transferee jointly deliver an Opinion of Counsel with respect to the Securities Act and a memorandum of law with respect to any applicable state securities laws acceptable to and in form and substance satisfactory to the Trustee and the Transferor upon which the Trustee and the Transferor may conclusively rely, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the Securities Act and such state securities laws or is being made pursuant to the Securities Act and such state securities laws, which Opinion of Counsel and memorandum of law, as the case may be, shall not be an expense of the Trustee, the Transferor or the Servicer; or (ii) that the transferee execute a representation letter acceptable to and in form and substance satisfactory to the Trustee (provided that the forms attached as Exhibits D-1 and D-2 shall be deemed acceptable if they are completed in a manner acceptable to the Trustee) certifying to the Trustee the facts surrounding such transfer, which representation letter shall not be an expense of the Trustee, the Transferor or the Servicer. The Holder of a Class B Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Transferor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with the Securities Act and such state laws. Neither the Transferor, the Servicer nor the Trustee is under any obligation to register the Class B Certificates under the Securities Act or any state securities laws.

         Notwithstanding anything to the contrary contained herein, no resale or other transfer of a Class B Certificate or any interest therein shall be made unless (i) immediately after giving effect to such resale or other transfer, there would be less than 100 Class B Certificateholders and (ii) the Trustee shall have received either a representation letter or Opinion of Counsel from the prospective transferee of such Class B Certificate, in form and substance satisfactory to the Transferor and the Trustee (provided that the forms attached as Exhibits D-1 and D-2 shall be deemed acceptable), to the effect that (A) (1) such transferee will not acquire such Class B Certificate on behalf of or with the assets of any "employee benefit plan" as defined in
Section 3(3) of ERISA, (2) no "prohibited transaction" under ERISA or the Code will occur in connection with such prospective transferee's acquisition of such Class B Certificate, or (3) the acquisition of such Class B Certificate is subject to a statutory or administrative exemption, specified in such letter or opinion, from the "prohibited transaction" provisions of ERISA and the Code, and (B) if the transferee (or any person or entity for whom such transferee is acting as agent or custodian in connection with the acquisition of such Class B Certificate) is a partnership, grantor trust or S corporation for federal income tax purposes (a "Flow-Through Entity"), any Class B Certificates owned by or on behalf of such Flow-Through Entity will represent less than 50% of the value of all the assets owned by or on behalf of such Flow-Through Entity and no special allocation of income, gain, loss, deduction or credit from such Class B Certificates will be made among the beneficial owners of such Flow-Through Entity. Each prospective transferee of any Class B Certificate will be required to represent to the Trustee whether it will purchase such Class B Certificate with the assets of an "employee benefit plan" as defined under ERISA or other benefit plan investor.

         The Class B Certificates, this Agreement and related documents may be amended or supplemented from time to time to modify restrictions on and procedures for resale and other transfer of such Class B Certificates to reflect any change in applicable law or regulation (or the interpretation thereof) or practices relating to the resale or transfer of restricted securities generally.

         (b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Trustee in its capacity as Certificate Registrar, or at the office of the agent of the Trustee as Certificate Registrar, who shall initially be First Trust of New York, National Association, 100 Wall Street, 20th Floor, New York, New York 10005, in the Borough of Manhattan, the City of New York, or the appropriate office of any successor Certificate Registrar, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations of a like aggregate principal amount.

         (c) At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class of authorized denominations of a like aggregate principal amount, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee on behalf of the Trust shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

         (d) No service charge shall be made to any Holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (e) All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee.

         (f) No Class B Certificate shall be listed for trading on any recognized securities exchange.

         SECTION 4.04.    MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them and the Trust harmless, then, in the absence of notice that such Certificate has been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and fractional undivided interest. In connection with the issuance of any new Certificate under this Section, the Trustee may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time, and any such lost, stolen or destroyed Certificate shall, upon issuance of any such duplicate Certificate, be null, void and of no effect.

         SECTION 4.05.  PERSONS DEEMED OWNERS.

         Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 3.03 and for all other purposes whatsoever, and neither the Trustee, the Certificate Registrar nor any of their respective agents shall be affected by any notice to the contrary.

         SECTION 4.06.    ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND
                          ADDRESSES.

         The Certificate Registrar shall furnish or cause to be furnished to the Servicer, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Servicer, a list, in such form as the Servicer may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or holders of Investor Certificates evidencing not less than 25% of the aggregate Percentage Interests of any Class (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Investor Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants access, during normal business hours, to the current list of Investor Certificateholders. Every Certificateholder, by receiving and holding a Certificate, agrees with the Servicer and the Trustee that neither the Servicer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders under the Agreement, regardless of the source from which such information was derived.

         SECTION 4.07.  MAINTENANCE OF OFFICE OR AGENCY.

         The Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The initial such agency shall be c/o First Trust of New York, National Association, 100 Wall Street, 20th Floor, New York, New York 10005; provided that a copy of any such Certificate surrendered shall be sent to the Trustee at the Corporate Trust Office. The Trustee shall give prompt written notice to the Transferor, the Servicer and the Certificateholders of any change in the location of any such office or agency. Notices and demands to or upon the Trustee in respect of the Certificates and this Agreement shall not be sent to such office or agency, but shall be sent as set forth in Section 10.02.

         SECTION 4.08.  TEMPORARY CERTIFICATES.

         Pending the preparation of definitive Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, or Class A-4 Certificates the Trustee, on behalf of the Trust, may execute, authenticate and deliver, temporary Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or

Class A-4 Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class A-4 Certificates in lieu of which they are issued. If temporary Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class A-4 Certificates are issued, the Transferor will cause definitive Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class A-4 Certificates to be prepared without unreasonable delay. After the preparation of definitive Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class A-4 Certificates, the temporary Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class A-4 Certificates shall be exchangeable for definitive Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class A-4 Certificates upon surrender of the temporary Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class A-4 Certificates at the office or agency to be maintained as provided in Section 4.07, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Class A Certificates, the Trustee shall execute and authenticate and deliver in exchange therefor a like principal amount of definitive Class A Certificates in authorized denominations. Until so exchanged the temporary Class A Certificates shall in all respects be entitled to the same benefits under the Agreement as definitive Class A Certificates.

         SECTION 4.09.  BOOK-ENTRY CERTIFICATES.

         The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, upon original issuance (except for the Residual Certificates with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates) will be issued in the form of one or more typewritten certificates representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Transferor. The certificate or certificates delivered to DTC evidencing such Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class A-4 Certificates, except as provided in Section 4.11. Unless otherwise specified in this Agreement, unless and until definitive, fully registered Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates (the "Definitive

Certificates") have been issued to Certificate Owners pursuant to Section 4.11:

         (i)  the provisions of this Section shall be in full force and effect;

         (ii) the Transferor, the Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates) as the authorized representative of the Certificate Owners;

         (iii)to the extent that the provisions of this Section conflict with any other provisions of the Agreement, the provisions of this Section shall control;

         (iv) the rights of Certificate Owners shall be exercised only through (or through procedures established by) the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 4.11, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates to such Clearing Agency Participants; and

         (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class A-4 Certificates evidencing a specified aggregate Percentage Interest thereof the Clearing Agency shall be deemed to represent such percentage (if and to the extent that it will act on behalf of Certificate Owners and/or Clearing Agency Participants) only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentages of the beneficial interest in Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class A-4 Certificates and has delivered such instructions to the Trustee.

         SECTION 4.10.  NOTICES TO CLEARING AGENCY.

         Whenever notice or other communication to the Class A-1
Certificateholders, the Class A-2 Certificateholders, the Class






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

A-3 Certificateholders or the Class A-4 Certificateholders is required under this Agreement, other than to the Holder of the Residual Certificate with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class A-4 Certificates, respectively, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 4.11, the Trustee and the Servicer shall give all such notices and communications specified herein to be given to Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class A-4 Certificates to the Clearing Agency.

         SECTION 4.11.  DEFINITIVE CERTIFICATES.

         If (i)(A) the Transferor advises the Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as described in the letter of representations among the Transferor, the Trustee and the Clearing Agency and (B) the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) after the occurrence of an Early Amortization Event, Certificate Owners representing beneficial interests in the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates (voting together as a single class) aggregating not less than 51% of the Percentage Interests advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Trustee shall notify all Certificate Owners, through the Clearing Agency, of the occurrence of such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class A-4 Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates and deliver such Definitive Certificates in accordance with the instructions of the Clearing Agency. None of the Transferor, the Certificate Registrar or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Class A-1 Certificateholders, Class A-2 Certificateholders, Class A-3 Certificateholders or Class A-3 Certificateholders hereunder, as applicable. The Trustee shall not be liable if the Trustee or the Transferor is unable to locate a qualified successor Clearing Agency.

         SECTION 4.12.    TAX TREATMENT.

         (a) It is the intention of the Transferor and the Investor Certificateholders that the Investor Certificates will be indebtedness of the Transferor for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferor, the Trustee and each Holder of an Investor Certificate (or Certificate Owner) by acceptance of its Investor Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest therein) agree to treat the Investor Certificates (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as secured indebtedness of the Transferor and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Holder of an Investor Certificate agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as secured indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. Each Holder of an Investor Certificate also agrees that it will not be entitled to any of the tax benefits related to the Contracts and Leased Vehicles, including any of the depreciation deductions resulting therefrom.

         (b) In the event that, notwithstanding the statement of intentions and undertakings set forth in Section 4.12(a), it is finally determined that the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and/or Class B Certificates do not evidence indebtedness of the Transferor for all income and franchise tax purposes, but rather represent an equity interest in the assets of the Trust, then the Transferor, the Trustee, each Holder of such Investor Certificate and each Certificate Owner thereof, by virtue of acquiring a beneficial interest therein, all agree
(i) to treat such Investor Certificates, together with the Transferor Certificate, as representing an interest in a partnership for all tax purposes,
(ii) to treat all payments in respect of such Investor Certificates (to the extent not a return of capital) as a "guaranteed payment" thereon made pursuant to Section 707(c) of the Code, and (iii) to allocate all other items of income, gain, deduction, loss or credit with respect to the assets and operations of the Trust to the Transferor.

                                  ARTICLE FIVE
                                 THE TRANSFEROR

         SECTION 5.01.  REPRESENTATIONS OF TRANSFEROR.

         The Transferor hereby makes the following representations on which the Trustee relies in accepting the 99.8% 1997-A SUBI Interest and 99.8% 1997-A SUBI Certificate in trust and executing and authenticating the Certificates. The representations speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the 99.8% 1997-A SUBI Interest and 99.8% 1997-A SUBI Certificate to the Trustee.

         (a) Organization and Good Standing. The Transferor is a limited partnership validly organized and existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and has power, authority and legal right to acquire, own and sell the 99.8% 1997-A SUBI Interest and 99.8% 1997-A SUBI Certificate.

         (b) Due Registration. The Transferor is duly registered as a foreign limited partnership in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, except where the failure to so qualify or to have obtained such licenses and approvals would not have a material adverse effect on the earnings, business affairs or business prospects of the Transferor.

         (c) Power and Authority. The Transferor has the power and authority to execute and deliver this Agreement and to carry out its terms, the Transferor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trustee as part of the Trust and has duly authorized such sale and assignment to the Trustee by all necessary partnership action; and the execution, delivery and performance of this Agreement have been duly authorized by the Transferor by all necessary partnership action.

         (d) Valid Sale; Binding Obligations. This Agreement evidences a valid sale, transfer and assignment of the 99.8% 1997-A SUBI Interest and 99.8% 1997-A SUBI Certificate, enforceable against creditors of and purchasers from the Transferor; and constitutes a legal, valid and binding obligation of the Transferor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

         (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of limited partnership or limited partnership agreement of the Transferor, or conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Transferor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the best of the Transferor's knowledge, any order, rule or regulation applicable to the Transferor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties; which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Transferor.

         (f) No Proceedings. There are no proceedings or investigations pending, or to the Transferor's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or its properties: (i) asserting the invalidity of this Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Transferor of its obligations under, or the validity or enforceability of, this Agreement or the Certificates or (iv) relating to the Transferor and which might adversely affect the federal or Alabama income tax attributes of the Certificates.

         (g) Title to 99.8% 1997-A SUBI Certificate. The Transferor has good title to, and is the sole legal and beneficial owner of, the 99.8% 1997-A SUBI Certificate, free and clear of Liens.

         (h) Consents and Approvals. The Transferor has obtained or made all necessary licenses, consents, approvals, waivers and notifications of creditors, lessors and other nongovernmental Persons, in each case in connection with the execution and delivery of this Agreement and the consummation of all the transactions herein contemplated, and the Transferor is not required to obtain the consent of any other party or the consent, license, approval, or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

         SECTION 5.02.  LIABILITY OF TRANSFEROR; INDEMNITIES.

         (a) The Transferor shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Transferor in such capacity under this Agreement and shall have no other obligations or liabilities hereunder.

         (b) The Transferor agrees to be, and shall be, liable without limitation for all liabilities (including taxes), contracts, expenses, indemnity payments and other charges of the Trust, other than distributions to Certificateholders.

         SECTION 5.03. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, TRANSFEROR; CERTAIN LIMITATIONS.

         (a) Any corporation or partnership (i) into which the Transferor may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Transferor shall be a party or (ii) which may succeed to all or substantially all of the business of the Transferor, shall be the successor to the Transferor under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, except that if the Transferor in any of the foregoing cases is not the surviving entity, then the surviving entity shall execute an agreement of assumption to perform every obligation of the Transferor either generally or specifically as provided herein. The Transferor shall provide notice of any merger, consolidation or succession pursuant to this Section to each Rating Agency and shall receive from each Rating Agency a letter to the effect that such merger, consolidation, or succession will not result in a qualification, downgrading or withdrawal of the then- current rating assigned to any Rated Certificates.

         (b) (i) Subject to subparagraph (ii) below, the purpose of the Transferor shall be to engage in any lawful activity for which a limited partnership may be formed under the laws of the State of Delaware other than the practice of a profession permitted to be operated through a limited partnership under Delaware law.

                 (ii) Notwithstanding subparagraph (b)(i) above, the purpose of the Transferor shall be limited to the following purposes:

                 (A) to act as settlor or grantor of one or more securitization trusts formed pursuant to a trust agreement or other agreement for the purpose of acquiring interests in the Origination Trust, which securitization trust may issue certificates of beneficial interest in the assets of such securitization trust;

                 (B) to acquire, own, hold, sell, transfer, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with, publicly or privately and whether with unrelated third parties or with affiliated entities, beneficial interests in the Origination Trust, including without limitation any undivided trust interests or special units of beneficial interest created with respect to the Origination Trust, and certificates of the securitization trust;

                 (C) to loan or otherwise invest funds received as a result of the Transferor's beneficial interest in the Origination Trust or certificates in the securitization trust and any other income, as determined by the general partner of the Transferor from time to time;

                 (D) to borrow money other than pursuant to clause (B) above, but only to the extent that any such borrowing is permitted by the terms of the transactions contemplated by clauses (A) and (B); and

                 (E) to engage in any lawful act or activity and to exercise any powers permitted to limited partnerships organized under Delaware law that are incidental to and necessary or convenient for the accomplishment of the foregoing purposes.

         (c) Notwithstanding any other provision of this Section and any provision of law, neither the Transferor nor its general partner, on behalf of the Transferor, shall do any of the following:

                 (i) engage in any business or activity other than as set forth in clause (b) above;

                 (ii) without the affirmative vote of a majority of the members of the Board of Directors of the Transferor's general partner (which must include the affirmative vote of all Independent Directors of the Transferor's general partner, as required by limited partnership agreement of the Transferor), (A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Transferor or a substantial part of its property, (E) make a general assignment for the benefit of creditors,
         (F) admit in writing its inability to pay its debts generally as they become due, or (G) take any corporate action or partnership action in furtherance of the actions set forth in clauses (A) through (F) above; provided, however, that the general partner shall in no event consent to the institution of bankruptcy or insolvency proceedings against the Transferor so long as it is solvent; or

                 (iii) merge or consolidate with any other limited partnership, corporation, company or entity or sell all or substantially all of its assets or acquire all or substantially all of the assets or partnership interests or capital stock or other ownership interest of any other limited partnership, corporation, company or entity (except for the acquisition of beneficial interests in the Origination Trust and the sale, transfer, conveyance, disposition, pledge, assignment, financing, and refinancing of, or otherwise dealing with, beneficial interests in the Origination Trust in accordance with the terms of subparagraph (b)(ii) above, which shall not be otherwise restricted by this Section 5.03(c)).

         SECTION 5.04.  LIMITATION ON LIABILITY OF TRANSFEROR AND OTHERS.

         The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         SECTION 5.05.  TRANSFEROR MAY OWN INVESTOR CERTIFICATES.

         Each of the Transferor and any Person controlling, controlled by or under common control with the Transferor may in its individual or any other capacity become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Transferor or such an affiliate thereof except as otherwise specifically provided in the definition of the term "Certificateholder." Investor Certificates so owned by or pledged to the Transferor or such controlling or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Investor Certificates. The Transferor will give notice to each Rating Agency if any such controlling or commonly controlled Person shall at any time become the owner or pledgee of Investor Certificates.

         SECTION 5.06.  NO TRANSFER.

         The Transferor on behalf of itself and its successors and assigns hereby covenants that it will not transfer, pledge or assign to any Person the Transferor Certificate or any part of its right to receive any Excess Collections pursuant to Section 3.03(c).

         SECTION 5.07.  TAX MATTERS PARTNER.

         In the event that the Trust is recharacterized as a partnership for tax purposes, the Transferor shall act as "Tax Matters Partner" (i) to represent the Transferor and the Class B Certificateholders, in their capacities as partners in a partnership for tax purposes, before taxing authorities or courts of competent jurisdiction in any tax matters affecting the Trust as a tax partnership; and (ii) to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents binding the Class B Certificateholders with respect to such tax matters or otherwise affecting their rights, including, but not limited to, extending the statute of limitations for assessment of tax deficiencies against the Class B Certificateholders and adjusting the Trust's federal, state or local tax returns. The Transferor shall not be liable to the Trust or to any Certificateholder for any action taken or omitted by the Transferor with regard to such tax matters or otherwise as a result of its holding the position of Tax Matters Partner.

                                  ARTICLE SIX
                                  THE TRUSTEE

         SECTION 6.01.  DUTIES OF TRUSTEE.

         (a) The Trustee, both prior to and after the occurrence of a 1997-A Event of Default under the Servicing Agreement and the 1997-A Servicing Supplement, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misfeasance; provided, however, that

                (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, the permissive right of the Trustee to do things enumerated in this Agreement shall not be construed as a duty and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement; and

                (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the direction of the Holders of Investor Certificates evidencing not less than 51% of the aggregate Percentage Interest relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement or the Origination Trust Agreement (as supplemented by the 1997-A SUBI Supplement).

         (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Agreement, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (e) All information obtained by the Trustee regarding the Obligors and the Leases contained in the 1997-A SUBI, whether upon the exercise of its rights under this Agreement or otherwise, shall be maintained by the Trustee in confidence and shall not be disclosed to any other Person, unless such disclosure is required by any applicable law or regulation or pursuant to subpoena.

         SECTION 6.02.  CERTAIN MATTERS AFFECTING THE TRUSTEE.

         (a)     Except as otherwise provided in Section 6.01:

                (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such Opinion of Counsel;

                (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or the Origination Trust Agreement (as supplemented by the 1997-A SUBI Supplement), or to institute, conduct or defend any litigation under this Agreement or the Origination Trust Agreement (as supplemented by the 1997-A SUBI Supplement), or in relation to this Agreement or the Origination Trust Agreement (as supplemented by the 1997-A SUBI Supplement), at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement or the Origination Trust Agreement (as supplemented by the 1997-A SUBI Supplement), unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby;

                (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                (v) the Trustee shall not be bound to recalculate, reverify, or make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Investor Certificates evidencing not less than 25% of the aggregate Percentage Interest of any Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding; the reasonable expense of every such examination shall be paid by the Transferor or, if paid by the Trustee, shall be reimbursed by the Transferor upon demand; and nothing in this clause shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors; and

                (vi) the Trustee may execute any of the trusts or powers under this Agreement or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian.

         (b) No Certificateholder will have any right to institute any proceeding with respect to this Agreement except upon satisfying the conditions set forth in Section 9.03(c).

         SECTION 6.03.    TRUSTEE NOT LIABLE FOR CERTIFICATES OR LEASES.

         The Trustee shall make no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the execution by the Trustee on behalf of the Trust of, and the certificate of authentication on, the Certificates), or of the 99.8% 1997-A SUBI Interest or 99.8% 1997-A SUBI Certificate. The Trustee shall have no obligation to perform any of the duties of the Transferor unless explicitly set forth in this Agreement. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of the 99.8% 1997-A SUBI Interest or 99.8% 1997-A SUBI Certificate or any 1997-A Lease, any ownership interest in any 1997-A Leased Vehicle, or the maintenance of any such ownership interest, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including without limitation the validity of the assignment of the 99.8% 1997-A SUBI Interest or 99.8% 1997-A SUBI Certificate to the Trust or of






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

any intervening assignment; the existence, condition, location and ownership of any 1997-A Lease or 1997-A Leased Vehicle; the existence and enforceability of any physical damage or credit life or credit disability insurance; the existence and contents of any 1997-A Lease or any computer or other record thereof; the completeness of any 1997-A Lease; the performance or enforcement of any Lease; the compliance by the Transferor with any covenant or the breach by the Transferor of any warranty or representation made under this Agreement or in any related document and the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any noncompliance therewith or any breach thereof; the acts or omissions of the Transferor or the Servicer; or any action by the Trustee taken at the instruction of the Servicer; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. Except with respect to a claim based on the failure of the Trustee to perform its duties under this Agreement or based on the Trustee's willful misconduct, bad faith or negligence, no recourse shall be had for any claim based on any provision of this Agreement, the Certificates, the 99.8% 1997-A SUBI Interest or 99.8% 1997-A SUBI Certificate or assignment thereof against the institution serving as Trustee in its individual capacity. The Trustee shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided in this Agreement. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the 99.8% 1997-A SUBI Interest or 99.8% 1997-A SUBI Certificate.

         SECTION 6.04.  TRUSTEE MAY OWN CERTIFICATES.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

         SECTION 6.05.  TRUSTEE'S FEES AND EXPENSES.

         The Trustee shall be entitled to reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts created by this Agreement and in the exercise and performance of any of the powers and duties of the Trustee under this Agreement, and payment or reimbursement upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in its capacity as Trustee in accordance with any of the provisions of this Agreement (including the reasonable






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

compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misfeasance or bad faith or that is the responsibility of Certificateholders under this Agreement. Such compensation and reimbursement shall be paid as set forth in Section 3.03(b) hereof or Section 10.01 of the 1997-A SUBI Supplement (in the definitions of the terms "Principal Collections" and "Interest Collections"). Additionally, the Certificateholders, pursuant to Section 6.02(a)(iii) or (v), may agree to indemnify the Trustee under certain circumstances.

         SECTION 6.06.  ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

         The Trustee under this Agreement shall at all times be a national banking association or corporation having its corporate trust office in the same State as the location of the Corporate Trust Office as specified in this Agreement; and organized and doing business under the laws of such State or the United States; authorized under such laws to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having a long-term deposit rating no lower than Baa3 by Moody's, so long as Moody's is a Rating Agency, or be otherwise acceptable to each Rating Agency, as evidenced by a letter to such effect from each of them.

         If the Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.07.

         SECTION 6.07.  RESIGNATION OR REMOVAL OF TRUSTEE.

         (a) The Trustee may at any time resign and be discharged from the trusts created by this Agreement by giving written notice thereof to the Transferor. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.






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


         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 6.06 and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may remove the Trustee. If it shall remove the Trustee under the authority of the immediately preceding sentence, the Transferor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee, and payment of all fees owed to the outgoing Trustee.

         (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 6.08. The Servicer shall give each Rating Agency notice of any such resignation or removal of the Trustee and appointment and acceptance of a successor Trustee.

         SECTION 6.08.  SUCCESSOR TRUSTEE.

         Any successor Trustee appointed as provided in Section 6.07 shall execute, acknowledge and deliver to the Transferor and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements held by it under this Agreement; and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 6.06. Upon acceptance of appointment by a successor Trustee as provided in this Section, the Transferor shall cause notice of the successor of such Trustee under this Agreement to be mailed to all Certificateholders at their addresses as shown in the Certificate Register and shall give notice by mail to each Rating Agency. If the Transferor fails to mail or cause to be mailed such notice within ten days after acceptance of






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

appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Transferor.

         SECTION 6.09.    MERGER OR CONSOLIDATION OF TRUSTEE.

         Any corporation (i) into which the Trustee may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Trustee shall be a party, or (iii) which may succeed to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible pursuant to
Section 6.06, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, except that if the Trustee in any of the foregoing cases is not the surviving entity, then the surviving entity shall execute an agreement of assumption to perform every obligation of the Trustee, either generally or particularly as provided herein. Notice of any such event shall be given by the Trustee to each Rating Agency.

         SECTION 6.10.    APPOINTMENT OF CO-TRUSTEE OR SEPARATE
                          TRUSTEE.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Transferor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Transferor and the Trustee may consider necessary or desirable. If the Transferor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to Section 6.06 and no notice of a successor Trustee pursuant to Section 6.08 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 6.08.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:






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

                (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                 (iii) the Transferor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Section. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Transferor and the Servicer.

         Any separate trustee or co-trustee may at any time appoint the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Agreement, the appointment of any separate trustee or co-trustee shall






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

not relieve the Trustee of its obligations and duties under this Agreement.

         SECTION 6.11.  REPRESENTATIONS AND WARRANTIES OF TRUSTEE.

         The Trustee makes the following representations and warranties on which the Transferor and Certificateholders may rely:

                   (i) Organization and Good Standing. The Trustee is a national banking association organized, existing and in good standing under the laws of the United States of America.

                  (ii) Power and Authority. The Trustee has full power, authority and right to execute, deliver and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

                 (iii) Due Execution. This Agreement has been duly executed and delivered by the Trustee.

                  (iv) Enforceability. This Agreement constitutes the legal, valid and binding obligation of the Trustee, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity.

         SECTION 6.12.    TAX RETURNS.

         The Trustee shall, at the direction of the Servicer and on behalf of the Transferor, prepare or shall cause to be prepared any required federal tax information returns (in a manner consistent with the treatment of the Investor Certificates as indebtedness) and shall file and distribute such forms as required by law. The Servicer shall prepare or cause to be prepared any federal and state tax returns that may be required with respect to the Trust or the Trust assets and shall deliver any such returns to the Trustee for signature at least five days prior to the date such returns are required by law to be filed.

         SECTION 6.13. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES.

         All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any






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

such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

         SECTION 6.14.  SUIT FOR ENFORCEMENT.

         If a 1997-A Event of Default shall occur and be continuing under the Servicing Agreement, as supplemented by the 1997-A Servicing Supplement with respect to the 1997-A SUBI Portfolio, or if AISLIC shall have failed to comply with its obligations to the Trustee as an insured party under the Residual Value Insurance Policy, the Trustee, in its discretion may, subject to the provisions of Sections 6.01 and 6.02 hereof, and Section 11.01(b) of the 1997-A Servicing Supplement (with respect to the Servicer), and the terms of the Residual Value Insurance Policy (with respect to AISLIC) proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement, the Servicing Agreement and the 1997-A Servicing Supplement, or the Residual Value Insurance Policy, as applicable, by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained herein or therein or in aid of the execution of any power granted herein or therein or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

         SECTION 6.15.    RIGHTS OF CERTIFICATEHOLDERS TO DIRECT TRUSTEE.

         Holders of Investor Certificates evidencing not less than 25% of the aggregate Percentage Interest, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under this Agreement, or exercising any trust or power conferred on the Trustee by this Agreement; provided, however, that (a) if any greater Percentage Interest is required to cause any action to be taken under the Origination Trust Agreement or the 1997-A SUBI Supplement by the Trustee in its capacity as a transferee of the 99.8% 1997-A SUBI Certificate, the greater Percentage Interest shall prevail; (b) subject to Sections 6.01 and 6.02, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed would be illegal or subject it to personal liability or be unduly prejudicial to the rights of Certificateholders not






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

parties to such direction; and (c) nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Certificateholders.

         SECTION 6.16.  NO PETITION.

         The Trustee covenants and agrees that prior to the date which is one year and one day after the last date upon which (a) each Class of Investor Certificates has been paid in full, and (b) all obligations due under any other Securitized Financing have been paid in full, the Trustee will not institute against, or join any other Person in instituting against the Transferor, World Omni Lease Securitization, Inc., ALFI, ALFI LP, the Origination Trustee or the Origination Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. The foregoing shall not limit the Trustee's right to file any claim in or otherwise take actions with respect to any such proceeding instituted by any Person not under such a constraint. This Section shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement.


                                 ARTICLE SEVEN
                                  TERMINATION

         SECTION 7.01.  TERMINATION OF THE TRUST.

         (a) The Trust and the respective obligations and responsibilities of the Transferor and the Trustee shall terminate upon the earliest of (i) the purchase as of any Distribution Date by the Transferor of the corpus of the Trust as described in Section 7.02 (except that the Trust shall continue solely for the limited purposes set forth in (b) and (c) below), (ii) the day following the Distribution Date upon which all Investor Certificates have been paid in full and after which there is no unreimbursed Class A-1 Certificate Principal Loss Amount, Class A-2 Certificate Principal Loss Amount, Class A-3 Certificate Principal Loss Amount, Class A-4 Certificate Principal Loss Amount, Class B Certificate Principal Loss Amount, Class A-1 Certificate Principal Loss Interest Amount, Class A-2 Certificate Principal Loss Interest Amount, Class A-3 Certificate Principal Loss Interest Amount, Class A-4 Certificate Principal Loss Interest Amount, Class B Certificate Principal Loss Interest Amount, Class B Certificate Principal Carryover Shortfall or Class B Certificate Principal Carryover Shortfall Interest Amount or (iii) the expiration, disposition or termination of the 99.8% 1997-A SUBI Interest; provided, however, that in no event shall the trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of William Jefferson Clinton of the State of Arkansas, living on the date of the Agreement. The Transferor shall promptly notify the Trustee and each Rating Agency of any prospective termination of the Trust.

         (b) Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and retirement of the Certificates, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 30th day prior to the date on which such final distribution is expected to occur specifying (i) the Distribution Date upon which final payment of the Certificates shall be made upon presentation and surrender of Certificates at the Corporate Trust Office or such other office of the Trustee therein specified, (ii) the amount of any such final payment and (iii) if applicable, that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the Corporate Trust Office or such other office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar (if other than the Trustee) at the time such notice is given to Certificateholders. In the event such notice is given, in the case of an optional purchase of the Trust corpus pursuant to Section 7.02, the Transferor shall deposit the amount specified in Section 7.02. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders so surrendering amounts distributable on such Distribution Date pursuant to Section 3.03. No further interest will accrue with respect to any Investor Certificate from and after the final Distribution Date with respect thereto.

         (c) In the event that all of the Certificateholders shall not have surrendered their Certificates for retirement within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for retirement and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for retirement, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificate holders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to the United Way.

         SECTION 7.02.    OPTIONAL PURCHASE OF 99.8% 1997-A SUBI INTEREST.

         (a) On each Distribution Date following the last day of a Collection Period as of which the Certificate Balance shall be less than or equal to ten percent (10%) of the Initial Certificate Balance, the Transferor shall have the option to purchase the Investor Certificateholders' interest in the corpus of the Trust. To exercise such option, the Transferor shall notify the Trustee and the Servicer, in writing, no later than the tenth day of the month preceding the month in which the Distribution Date as of which such purchase is to be effected and shall deposit in the Distribution Account an amount equal to the greater of (i) 99.8% of the Aggregate Net Investment Value as of the last day of the related Collection Period, and (ii) the sum of (A) the Certificate Balance, (B) the accrued and unpaid Class A-1 Interest Distributable Amount, Class A-2 Interest Distributable Amount, Class A-3 Interest Distributable Amount, Class A-4 Interest Distributable Amount and Class B Interest Distributable Amount, (C) any accrued and unpaid Class A-1 Interest Carryover Shortfall, Class A-2 Interest Carryover Shortfall, Class A-3 Interest Carryover Shortfall, Class A-4 Interest Carryover Shortfall and Class B Interest Carryover Shortfall, (D) any unpaid Class A-1 Certificate Principal Loss Amount, unpaid Class A-2 Certificate Principal Loss Amount, unpaid Class A-3 Certificate Principal Loss Amount, unpaid Class A-4 Certificate Principal Loss Amount, unpaid Class B Certificate Principal Loss Amount and unpaid Class B Certificate Principal Carryover Shortfall, and (E) any accrued and unpaid Class A-1 Certificate Principal Loss Interest Amount, unpaid Class A-2 Certificate Principal Loss Interest Amount, unpaid Class A-3 Certificate Principal Loss Interest Amount, unpaid Class A-4 Certificate Principal Loss Interest Amount, unpaid Class B Certificate Principal Loss Interest Amount and Class B Certificate Principal Carryover Shortfall Interest Amount through the day preceding the final Distribution Date. The Transferor also shall pay to the Servicer the aggregate amount of any unreimbursed Advances. Thereupon the Transferor shall succeed to all of the Investor Certificateholders' interests in and to the Trust corpus.

         (b) The Investor Certificateholders' interest in the corpus of the Trust may only be purchased pursuant to this Section 7.02 if the Trustee and each Rating Agency receives an Opinion of Counsel from the Transferor's counsel to the effect that such purchase would not constitute a fraudulent conveyance, or each Rating Agency is otherwise satisfied (as evidenced by written notice from each to the Trustee).






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

                                 ARTICLE EIGHT
                           EARLY AMORTIZATION EVENTS

         SECTION 8.01.
                      EARLY AMORTIZATION EVENTS.

         If any one of the following events shall occur during the Revolving
Period:

                 (a) failure on the part of the Servicer (i) to make any payment or deposit required with respect to the 1997-A SUBI, the 99.8% 1997-A SUBI Interest, or the Investor Certificates under this Agreement, the Origination Trust Agreement or the 1997-A SUBI Supplement, or the Servicing Agreement or the 1997-A Servicing Supplement, on or before the date occurring five Business Days after the payment or deposit is required to be made, or (ii) to deliver a Servicer's Certificate within ten Business Days after any Determination Date;

                 (b) failure on the part of the Transferor or the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Transferor or the Servicer set forth in this Agreement, the Origination Trust Agreement or the 1997-A SUBI Supplement, or the Servicing Agreement or the 1997-A Servicing Supplement, which failure materially and adversely affects the rights of the holder of the 99.8% 1997-A SUBI Interest or of the Investor Certificateholders and which continues unremedied and continues to affect materially and adversely the rights of the holder of the 99.8% 1997-A SUBI Interest or of the Investor Certificateholders for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, is given (i) to the Transferor or the Servicer, as the case may be, by the Trustee or the Origination Trustee, or (ii) to the Transferor or the Servicer, as the case may be, and to the Trustee by the Holders of Investor Certificates evidencing not less than 25% of the aggregate Percentage Interest;

                 (c) any representation or warranty made by ALFI LP in the SUBI Certificate Agreement, by the Transferor in this Agreement, or the representation and warranty made by the Servicer in Section
         8.01(c) of the 1997-A Servicing Supplement or any certificate given pursuant to Section 8.02(b) of the 1997-A Servicing Supplement, shall prove to have been incorrect in any material respect when made or given, as a result of which the interests of the holder of the 99.8% 1997-A SUBI Interest or of the Investor Certificateholders are materially and adversely affected and which continues to be incorrect in any material respect and continues to affect materially and adversely affect the interests of the holder of the 99.8% 1997-A SUBI Interest or of the Certificateholders for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, is given (i) to ALFI LP, the Transferor or the Servicer, as the case may be, by the Trustee or the Origination Trustee, or (ii) to ALFI LP, the Transferor or the Servicer, as the case may be, and to the Trustee by the Holders of Investor Certificates evidencing not less than 25% of the aggregate Percentage Interest; provided, however, that an Early Amortization Event pursuant to this subparagraph (b) shall not be deemed to have occurred hereunder if the Servicer has made the deposit contemplated by Section 8.03 of the 1997-A Servicing Supplement and has reallocated the relevant 1997-A Lease and 1997-A Leased
         Vehicle to the UTI Portfolio within the time provided therefor;

                 (d) the Transferor shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or the Transferor shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or the Transferor shall appoint, or consent to the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

                 (e) any order for relief against the Transferor shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Transferor under any other similar applicable Federal law; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Transferor or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered;

                 (f) any Lien, other than Liens permitted under this Agreement, the Origination Trust Agreement or the 1997-A SUBI Supplement, the Servicing Agreement or the 1997-A Servicing Supplement, or the Backup Security Agreement, shall be created on or extend to or otherwise arise upon or burden the 99.8% 1997-A SUBI Interest, the 99.8% 1997-A SUBI Certificate, or the 1997-A Leases or 1997-A Leased Vehicles, or any part thereof or any interest therein or the proceeds thereof, and not be released or bonded over within 60 days thereafter;

                 (g) the 0.2% interest in the 1997-A SUBI held by the Transferor or the SUBI Certificate evidencing such interest is transferred, or any Lien, other than Liens permitted under this Agreement, the Origination Trust Agreement or the 1997-A SUBI Supplement, the Servicing Agreement or the 1997-A Servicing Supplement, or the Backup Security Agreement, shall be created on or extend to or otherwise arise upon or burden such 0.2% interest or SUBI Certificate, or any part thereof or any interest therein or the proceeds thereof, and not be released or bonded over within 30 days thereafter;

                 (h) the Transferor, the Trust or the Origination Trust shall become subject to registration as an "investment company" under the Investment Company Act;

                 (i) on the twenty-fifth calendar day of any calendar month (commencing May 1997) the aggregate amount of Principal Collections collected through the last day of the related Collection Period that have not been reinvested in new 1997-A Leases and 1997-A Leased Vehicles, as contemplated by Section 11.02 of the 1997-A SUBI Supplement, exceeds $1,000,000;

                 (j) a 1997-A Event of Default has occurred;

                 (k) on any Distribution Date the aggregate amount withdrawn from the Reserve Fund and deposited in the Distribution Account on or prior to such Distribution Date (without reference to any subsequent deposits to the Reserve Fund from any source) exceeds $_________; or

                 (l) any 1997-A Leased Vehicle shall no longer be covered by
         (i) the Residual Value Insurance Policy, (ii) one or more policies with substantially similar coverage and provisions issued by an insurer acceptable to each Rating Agency (as evidenced by a letter from each to the effect that such change would not result in its then-current rating of any Rated Certificates being qualified, reduced or withdrawn); provided that the Origination Trustee and the Trustee shall at all times have the same rights with respect to any replacement policy as with respect to the original policy, or (iii) any alternative mechanism to support the Booked Residual Value of such 1997-A Leased Vehicle that has been approved in accordance with the procedures set forth in Section
         9.01 for the amendment hereof;

then (but in the case of any event described in subparagraph (a), (b), (c), (f) or (g) after any applicable grace period) an early amortization event (an "Early Amortization Event") shall have occurred.

         SECTION 8.02.    ADDITIONAL RIGHTS UPON THE OCCURRENCE OF CERTAIN
                          EVENTS.

         (a) Following the occurrence of an Early Amortization Event described in Section 8.01(d) or (e) (such event, an "Insolvency Event"), the Transferor shall promptly give notice to the Trustee of such Insolvency Event. Within 15 days of the receipt by the Trustee of the notice, the Trustee may and, upon receipt of a notice from Investor Certificateholders evidencing more than 51% of the aggregate Percentage Interest of the Class A Certificates or 51% of the aggregate Percentage Interests of the Class A Certificates and the Class B Certificates (voting together as a single class), shall (i) publish a notice in Authorized Newspapers that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the 99.8% 1997-A SUBI Interest, the 99.8% 1997-A SUBI Certificate and the other property of the Trust in a commercially reasonable manner. Following such publication, the Trustee shall, unless otherwise prohibited by applicable law from any such action, sell, dispose of, or otherwise liquidate the 99.8% 1997-A SUBI Interest, the 99.8% 1997-A SUBI Certificate and the other property of the Trust, in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids, and shall proceed to consummate the sale, liquidation or disposition thereof as provided above with the highest bidder; provided, however, that such sale, disposition or other liquidation shall not be made without the consent of all Holders of Investor Certificates if a net loss would be realized. The Transferor and the Servicer shall be permitted to bid for the Trust property. The Trustee may obtain a prior determination from the conservator, receiver, or trustee in bankruptcy of the Transferor that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 8.01 and 8.02 shall not be deemed to be mutually exclusive.

         (b) The proceeds from the sale, disposition or liquidation of the 99.8% 1997-A SUBI Interest, the 99.8% 1997-A SUBI Certificate and the other property of the Trust pursuant to Section 8.02(a) above, net of expenses incurred in such sale, disposition or liquidation, shall be treated as Principal Collections and Interest Collections received during the Amortization Period; provided that such Principal Collections, will be distributed, first, on a pro rata basis, to the Class A-1 Certificateholders, the Class A-2 Certificateholders, the Class A-3 Certificateholders and the Class A-4 Certificateholders based on their respective Certificate Balances, and second, to the Class B Certificateholders; further provided that the Servicer on behalf of the Trustee shall determine conclusively without liability for such determination the amount of such proceeds which are allocable to Interest Collections and the amount of such proceeds which are allocable to Principal Collections. On the day following the Distribution Date on which such proceeds are distributed to the Investor Certificateholders, the Trust shall terminate.


                                  ARTICLE NINE
                            MISCELLANEOUS PROVISIONS

         SECTION 9.01.  AMENDMENT.

         (a) This Agreement and the other Transaction Documents may be amended by the respective parties thereto, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein, to add, change or eliminate any other provisions hereof or thereof with respect to matters or questions arising hereunder or thereunder that shall not be inconsistent with the provisions hereof or thereof, or to add or amend any provision therein in connection with permitting transfers of the Class B Certificates; provided, however, that any such action shall not, in the good faith judgment or the parties hereto or thereto, adversely affect in any material respect the interests of the Certificateholders and the Origination Trustee and the Trustee shall have received an Opinion of Counsel to the effect that such action shall not affect the legal interests or positions of the Certificate-holders.

         (b) This Agreement and the other Transaction Documents may also be amended from time to time by the respective parties hereto or thereto including with respect to (i) changing the formula for determining the Reserve Fund Cash Requirement, the Reserve Fund Supplemental Requirement, the AISLIC Reserve Fund Supplemental Requirement and/or the Downgrade Reserve Fund Supplemental Requirement (including changing the Reserve Fund Tests) which change would result in a decrease in the amount of the Reserve Fund Cash Requirement, the Reserve Fund Supplemental Requirement, the AISLIC Reserve Fund Supplemental Requirement and/or the Downgrade Reserve Fund Supplemental Requirement, (ii) changing the manner by which the Reserve Fund or the Residual Value Surplus Account is funded, which changes could include borrowings by the Transferor to fund all or a portion of the Reserve Fund Initial Deposit (which borrowings would be payable from assets or cash flow otherwise payable to the Transferor), (iii) the need for the Residual Value Surplus Account, (iv) changing the remittance schedule for collection deposits in the Distribution Account, (v) changing the definition of "Permitted Investments"), or (vi) replacing the Residual Value Insurance Policy with an alternate mechanism to support the Booked Residual Value of the 1997-A Leased Vehicles and Early Termination Amounts, if either
(A) the Trustee has been furnished with confirmation (written or oral) from each Rating Agency to the effect that such amendment would not cause its then-current rating of any Rated Certificate to be qualified, reduced or withdrawn, or (B) the Trustee has received the consent of the Holders of Investor Certificates representing not less than 51% of the aggregate Percentage Interests (which consent of any Holder of an Investor Certificate given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Investor Certificate and of any Investor Certificate issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Investor Certificate); provided, however, that: (A) any amendment eliminating the Reserve Fund or the Residual Value Insurance Policy or eliminating or reducing the AISLIC Reserve Fund Supplemental Requirement shall also require that the Trustee and each Rating Agency receive an Opinion of Counsel to the effect that, after such amendment, for Federal income tax purposes the Trust will not be treated as an association taxable as a corporation, and the Class A Certificates will properly be characterized as indebtedness that is secured by the assets of the Trust; and
(B) no such amendment shall (y) except as otherwise provided in Section 9.01(a), increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the 1997-A SUBI or any 1997-A SUBI Certificate or distributions that shall be required to be made on any Investor Certificate or the applicable Certificate Rate or (z) reduce the aforesaid percentage of the aggregate Percentage Interest of the Investor Certificates of each Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

         (c) The Trustee shall provide each Rating Agency prior notice of any proposed amendment hereto and copies of an Opinion of Counsel, if relevant, whether or not such amendment requires its approval. Any notice of any such amendment or modification as to which notice is required to be given to any Rating Agency shall contain both the substance and substantial form of the proposed amendment or modification.

         (d) Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder.

It shall not be necessary for the consent of Certificateholders pursuant to
Section 9.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization by Certificateholders of the execution thereof shall be subject to such reasonable requirements as the Trustee may prescribe.

         (e) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

         SECTION 9.02.  PROTECTION OF TITLE TO TRUST.

         (a) The Transferor shall execute and file, or cause to be executed and filed, such financing statements and such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Certificateholders and the Trustee under this Agreement in the 99.8% 1997-A SUBI Interest, the 99.8% 1997-A SUBI Certificate and in the proceeds thereof. The Transferor shall deliver (or cause to be delivered) to the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

         (b) The Transferor shall not change its name, identity or partnership structure in any manner that would, could or might make any financing statement or continuation statement filed by the Transferor in accordance with paragraph (a) above seriously misleading within the meaning of
Section 9-402(7) of the UCC, unless it shall have given the Trustee written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

         (c) The Transferor shall give the Trustee prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly make any such filing.

         (d) The Transferor shall deliver to the Trustee promptly after the execution and delivery of each amendment to this Agreement, an Opinion of Counsel either (i) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the 99.8% 1997-A SUBI Interest, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such Counsel, no such action is necessary to preserve and protect such interest.

         (e) The Transferor shall, to the extent required by applicable law, cause the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such Sections.

         (f) This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.


         SECTION 9.03.  LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

         (b) No Certificateholder shall have any right to vote (except as provided in Section 9.01) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything set forth in this Agreement, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action pursuant to any provision of this Agreement.

         (c) No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement or any other Transaction Document, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Investor Certificates evidencing not less than 25% of the aggregate Percentage Interest, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding and during such 30-day period, no request or waiver inconsistent with such written request has been given to the Trustee pursuant to this Section; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement or any other Transaction Document to affect, disturb, or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement or any other Transaction Document, except in the manner provided in this Agreement and for the equal, ratable, and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 9.04.  GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 9.05.  NOTICES.

         All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Transferor, to the agent for service as specified in this Agreement, or at such other address as shall be designated by the Transferor in a written notice to the Trustee; (ii) in the case of the Trustee, at the Corporate Trust Office; (iii) in the case of Standard & Poor's, at 25 Broadway, 20th Floor, New York, New York 10004, Attention: Asset Backed Surveillance Department; and (iv) in the case of Moody's, at 99 Church Street, New York, New York 10007 Attention: ABS Monitoring Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

         SECTION 9.06.  SEVERABILITY OF PROVISIONS.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 9.07.  ASSIGNMENT.

         Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 5.03, this Agreement may not be assigned by the Transferor without the prior written consent of Holders of Investor Certificates evidencing not less than 51% of the aggregate Percentage Interest. The Transferor shall provide a copy of any such assignment to each Rating Agency.

         SECTION 9.08.  CERTIFICATES NONASSESSABLE AND FULLY PAID.

         Except as provided in Section 5.02(b) with regard to the Transferor, Certificateholders shall not be personally liable for obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon the execution and authentication thereof by the Trustee pursuant to Section 4.02,
4.03 or 4.04, the Certificates are and shall be deemed fully paid.


                                  ARTICLE TEN
                               AGENT FOR SERVICE

         SECTION 10.01.  AGENT FOR SERVICE OF TRANSFEROR.

         The agent for service of process for the Transferor shall be its Treasurer, at 6150 Omni Park Drive, Mobile, Alabama 36609.

         SECTION 10.02.  AGENT OF TRUSTEE.

         The Trustee shall maintain an office or offices or agency or agencies where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The initial such office shall be the Corporate Trust Office. The Trustee shall give prompt written notice to the Transferor, the Servicer and to Certificateholders of any change in the location of the Certificate Register or any such office or agency. Certificates shall be surrendered for transfer or exchange not at this office, but as set forth in
Section 4.07.

                           [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                               WORLD OMNI LEASE SECURITIZATION
                                L.P., as Transferor

                               By: World Omni Lease Securitization,
                                        Inc., its general partner



                               By:
                                   -----------------------------------
                                       A. Tucker Allen
                                       Treasurer



                               FIRST BANK NATIONAL ASSOCIATION, as Trustee



                               By:
                                   -----------------------------------
                               Name:
                                    ----------------------------------
                               Title:
                                     ---------------------------------

                                                                     EXHIBIT A-1


                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            WORLD OMNI 1997-A AUTOMOBILE LEASE SECURITIZATION TRUST

           ____% AUTOMOBILE LEASE ASSET BACKED CERTIFICATE, CLASS A-1

         evidencing a percentage interest in the distributions allocable to the Investor Certificates, as defined below, evidencing an undivided interest in the Trust, as defined below, the property of which includes, among other things, a 99.8% interest in a special unit of beneficial interest (the "99.8% 1997-A SUBI Interest") in World Omni LT, an Alabama business trust, which 99.8% SUBI Interest represents a beneficial interest in a pool of retail lease contracts for new and used automobiles and light duty trucks (and the related automobiles and light-duty trucks) entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with World Omni Financial Corp. and thereafter assigned to World Omni LT, and which 99.8% 1997-A SUBI Interest was originally issued to Auto Lease Finance L.P. and then sold to World Omni Lease Securitization L.P. and then to the Trust.

         (This Certificate does not represent an obligation of, or an interest in, Auto Lease Finance, Inc., Auto Lease Finance L.P., World Omni Lease Securitization, Inc., World Omni Lease Securitization L.P., World Omni LT, World Omni Financial Corp., or any of their respective affiliates.)

         Aggregate Denominations of
         all Class A-1 Certificates:               CUSIP # _________
         $250,000,000

Number A-1-__                                      Denomination:  $___________



                                     A-1-1

         THIS CERTIFIES THAT CEDE & CO. is the registered owner of a __________________________ ($___________) nonassessable, fully-paid, fractional undivided interest in the World Omni 1997-A Automobile Lease Securitization Trust (the "Trust") formed by World Omni Lease Securitization L.P., a Delaware limited partnership, as Transferor (the "Transferor"). The Trust was created pursuant to a Securitization Trust Agreement dated as of April 1, 1997 (the "Agreement"), between the Transferor and First Bank National Association, a national banking association (successor trustee to Bank of America Illinois, an Illinois banking corporation), as trustee (the "Trustee"). A summary of certain of the pertinent provisions of the Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

         This Certificate is one of the duly authorized Certificates issued under the Agreement and designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-1" (the "Class A-1 Certificates"). Also issued under the Agreement are Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-2" (the "Class A-2 Certificates"), Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-3" (the "Class A-3 Certificates", Certificates designated are "World Omni 1997-A Automobile Lease Securitization Trust __ % Automobile Lease Asset Backed Certificates, Class A-4" (the "Class A-4 Certificates" and, together with the Class A-1 Certificates, Class A-2 Certificates and the Class A-3 Certificates, the "Class A Certificates"), Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class B" (the "Class B Certificates" and, together with the Class A Certificates, the "Investor Certificates") and a Certificate designated as the "World Omni 1997-A Automobile Lease Securitization Trust Asset Backed Transferor Certificate" (the "Transferor Certificate" and, together with the Investor Certificates, the "Certificates"). The Class B Certificates are subordinated to the Class A Certificates and the Transferor Certificate is subordinated to the Investor Certificates to the extent described in the Agreement. This Class A-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         The property of the Trust includes, among other things, a 99.8% interest in a special unit of beneficial interest (the "99.8% 1997-A SUBI Interest") in World Omni LT, an Alabama






                                     A-1-2
business trust (the "Origination Trust"), which 99.8% 1997-A SUBI Interest represents a beneficial interest in a pool of retail automobile and light duty truck lease contracts ("Leases") and the new and used automobiles and light duty trucks leased thereby ("Leased Vehicles") (such pool of Leases and Leased Vehicles, the "1997-A SUBI Portfolio") entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with World Omni Financial Corp., which also acts as servicer (in that capacity, the "Servicer") of the 1997-A SUBI Portfolio. During the Revolving Period, Principal Collections allocable to the 99.8% 1997-A SUBI Interest generally will be applied towards the allocation to the 1997-A SUBI Portfolio of additional qualifying Leases and Leased Vehicles from among all other unallocated Leases and Leased Vehicles owned by the Origination Trust.

         Under the Agreement, there will be distributed on the twenty-fifth day of each month or, if such twenty-fifth day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on May 27, 1997, to the Person in whose name this Class A-1 Certificate is registered at the close of business on the last calendar day immediately preceding the related Distribution Date or, if Definitive Certificates are issued, the last day of the immediately preceding calendar month (each a "Record Date"), such Class A-1 Certificateholder's percentage interest in (i) the Class A-1 Distributable Amount for such Distribution Date and (ii) the amount of any repayment of any outstanding Class A-1 Interest Carryover Shortfall, Class A-1 Loss Amounts, Class A-1 Certificate Principal Loss Amounts and Class A-1 Certificate Principal Loss Interest Amounts being made on such Distribution Date, all to the extent and as more specifically set forth in the Agreement.
To the extent provided in the Agreement, no principal payments shall be made in respect of the Class A-2 Certificates until the Class A-1 Certificates have been paid in full, no principal payments shall be made in respect of the Class A-3 Certificates until the Class A-2 Certificates have been paid in full, and no principal payments shall be made in respect of the Class A-4 Certificates or the Class B Certificates until the Class A-3 Certificates have been paid in full.

         Distributions on this Class A-1 Certificate will be made by the Trustee by check mailed to the Class A-1 Certificateholder of record in the Certificate Register without the presentation or surrender of this Class A-1 Certificate or the making of any notation hereon except that with respect to Class A-1 Certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, distributions will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the foregoing, the final distribution on this Class A-1 Certificate will be






                                     A-1-3
made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A-1 Certificate at the Corporate Trust Office of the Trustee.

         It is the intention of the Transferor and the Holders of Investor Certificates that the Investor Certificates will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferor, the Trustee and the Holder of this Certificate (or Certificate Owner) by acceptance of this Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest herein) agree to treat the Investor Certificates (or beneficial interests therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness and to report the transactions contemplated by the Agreement on all applicable tax returns in a manner consistent with such treatment. Each Holder of this Certificate agrees that it will cause any Certificate Owner acquiring an interest in this Certificate through it to comply with the Agreement as to treatment as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income.

         By accepting this Certificate, the Holder hereof (and each Certificate Owner with respect hereto, by virtue of such Certificate Owner's acquisition of a beneficial interest herein) waives any claim to any proceeds or assets of the Origination Trustee and to all assets of the Origination Trust other than those from time to time included within the 1997-A SUBI Portfolio as 1997-A SUBI Assets and those proceeds or assets derived from or earned by such 1997-A SUBI Assets.

         In the event that, notwithstanding the statement of intentions and undertakings set forth in Section 4.12(a) of the Agreement and herein, it is finally determined that the Class A-1 Certificates do not evidence indebtedness of the Transferor for all income and franchise tax purposes, but rather represent an equity interest in the assets of the Trust, then the Holder (and each Certificate Owner hereof with respect hereto by virtue of acquiring a beneficial interest herein), agrees (i) to treat such Certificates, together with the Transferor Certificate, as representing an interest in a partnership for all tax purposes, (ii) to treat all payments in respect of such Certificates (to the extent not a return of capital) as a "guaranteed payment" thereon made pursuant to Section 707(c) of the Code, and (iii) to allocate all other items of income, gain, deduction, loss or credit with respect to the assets and operations of the Trust to the Transferor.






                                     A-1-4

         The Certificates do not represent an obligation of, or an interest in, the Transferor, the Servicer, the Origination Trust or any of their respective affiliates. The Certificates are limited in right of payment to certain collections and recoveries respecting the 99.8% 1997-A SUBI Interest and 99.8% 1997-A SUBI Certificate and certain monies on deposit in the Reserve Fund, the Residual Value Surplus Account and in certain other accounts established for the benefit of the Certificateholders, in each case to the extent and as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Transferor and the Trustee. In certain limited circumstances, the Agreement may only be amended with the consent of the Holders of Investor Certificates evidencing not less than 51% of the aggregate Percentage Interest of all Investor Certificates, voting together as a single class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

         As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee in its capacity as Certificate Registrar, or at the office of the agent of the Trustee in its capacity as Certificate Registrar, who shall initially be First Trust of New York, National Association, 100 Wall Street, 20th Floor, New York, New York 10005, in the Borough of Manhattan, the City of New York, or at the appropriate office of any successor Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates of authorized denominations and of a like aggregate fractional undivided interest will be issued to the designated transferee.

         The Class A-1 Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof (except for one Class A-1 Certificate in a smaller minimum denomination representing any remaining






                                     A-1-5
portion of the Initial Class A-1 Certificate Balance). As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class, of authorized denominations of a like aggregate principal amount, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

         Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name this Class A-1 Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Investor Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Transferor may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the 99.8% 1997-A SUBI Interest and 99.8% 1997-A SUBI Certificate and other property of the Trust will effect early retirement of the Certificates; provided, however, such right of purchase is exercisable only on the Distribution Date following the last day of a Collection Period as of which the Certificate Balance shall be less than or equal to ten percent (10%) of the Initial Certificate Balance.

         By accepting this Certificate, the Holder hereof (and each Certificate Owner with respect hereto, by virtue of acquiring a beneficial interest herein) covenants and agrees that prior to the date which is one year and one day after the last date upon which (a) each Class of Investor Certificates has been paid in full, and (b) all obligations due under any other Securitized Financing have been paid in full, the Holder and/or Certificate Owner will not institute against, or join any other Person in instituting against the Transferor, World Omni Lease Securitization, Inc., ALFI, ALFI LP, the Origination Trustee or the Origination Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. The foregoing shall not limit the Holder's and/or Certificate Owner's right to file any claim in or otherwise take actions with respect to any such proceeding instituted by any Person not under such a constraint. This non-petition covenant shall survive the termination of the Agreement.






                                     A-1-6

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class A-1 Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class A-1 Certificate to be duly executed.


Dated: _________ __, 199__        WORLD OMNI 1997-A AUTOMOBILE LEASE
                                    SECURITIZATION TRUST

                                  FIRST BANK NATIONAL ASSOCIATION, as Trustee



(SEAL)                            By:
                                      ----------------------------
                                          Authorized Officer
ATTEST:


--------------------------
Authorized Officer







                                     A-1-7

               This is one of the Class A-1 Certificates referred
                     to in the within-mentioned Agreement.

                                    FIRST BANK NATIONAL ASSOCIATION, as Trustee




                                    By:
                                        --------------------------







                                     A-1-8

                                   ASSIGNMENT


     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



--------------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)



--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



--------------------------------------------------------------------------------
Attorney to transfer said Certificate on the books of the Certificate
Registrar, with full power of substitution in the premises.

Dated:
                                                                               *
                                               ---------------------------------
                                               Signature Guaranteed:


                                                                               *
                                               ---------------------------------


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of The New York Stock Exchange, Inc. or a commercial bank or trust company.






                                     A-1-9

                                                                     EXHIBIT A-2


               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            WORLD OMNI 1997-A AUTOMOBILE LEASE SECURITIZATION TRUST

           ____% AUTOMOBILE LEASE ASSET BACKED CERTIFICATE, CLASS A-2

       evidencing a percentage interest in the distributions allocable to the Investor Certificates, as defined below, evidencing an undivided interest in the Trust, as defined below, the property of which includes, among other things, a 99.8% interest in a special unit of beneficial interest (the "99.8% 1997-A SUBI Interest") in World Omni LT, an Alabama business trust, which 99.8% SUBI Interest represents a beneficial interest in a pool of retail lease contracts for new and used automobiles and light duty trucks (and the related automobiles and light-duty trucks) entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with World Omni Financial Corp. and thereafter assigned to World Omni LT, and which 99.8% 1997-A SUBI Interest was originally issued to Auto Lease Finance L.P. and then sold to World Omni Lease Securitization L.P. and then to the Trust.

       (This Certificate does not represent an obligation of, or an interest in, Auto Lease Finance, Inc., Auto Lease Finance L.P., World Omni Lease Securitization, Inc., World Omni Lease Securitization L.P., World Omni LT, World Omni Financial Corp., or any of their respective affiliates.)

       Aggregate Denominations of
       all Class A-2 Certificates:               CUSIP # _________
       $290,000,000

Number A-2-__                                    Denomination:  $___________






                                     A-2-1

       THIS CERTIFIES THAT CEDE & CO. is the registered owner of a ___________________________ ($___________) nonassessable, fully-paid, fractional undivided interest in the World Omni 1997-A Automobile Lease Securitization Trust (the "Trust") formed by World Omni Lease Securitization L.P., a Delaware limited partnership, as Transferor (the "Transferor"). The Trust was created pursuant to a Securitization Trust Agreement dated as of April 1, 1997 (the "Agreement"), between the Transferor and First Bank National Association, a national banking association (successor trustee to Bank of America Illinois, an Illinois banking corporation), as trustee (the "Trustee"). A summary of certain of the pertinent provisions of the Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

       This Certificate is one of the duly authorized Certificates issued under the Agreement and designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-2" (the "Class A-2 Certificates"). Also issued under the Agreement are Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-1" (the "Class A-1 Certificates"), Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-3" (the "Class A-3 Certificates"), Certificates designated as the "World Omni 1997-a Automobile Lease Securitization Trust ___% Automobile Lease Asset Backed Certificates, Class A-4" (the "Class A-4 Certificates" and, together with the Class A-2 Certificates Class A-1 Certificates and Class A-3 Certificates, the "Class A Certificates"), Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class B" (the "Class B Certificates" and, together with the Class A Certificates, the "Investor Certificates") and a Certificate designated as the "World Omni 1997-A Automobile Lease Securitization Trust Asset Backed Transferor Certificate" (the "Transferor Certificate" and, together with the Investor Certificates, the "Certificates"). The Class B Certificates are subordinated to the Class A Certificates and the Transferor Certificate is subordinated to the Investor Certificates to the extent described in the Agreement. This Class A-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

       The property of the Trust includes, among other things, a 99.8% interest in a special unit of beneficial interest (the "99.8% 1997-A SUBI Interest") in World Omni LT, an Alabama






                                     A-2-2
business trust (the "Origination Trust"), which 99.8% 1997-A SUBI Interest represents a beneficial interest in a pool of retail automobile and light duty truck lease contracts ("Leases") and the new and used automobiles and light duty trucks leased thereby ("Leased Vehicles") (such pool of Leases and Leased Vehicles, the "1997-A SUBI Portfolio") entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with World Omni Financial Corp., which also acts as servicer (in that capacity, the "Servicer") of the 1997-A SUBI Portfolio. During the Revolving Period, Principal Collections allocable to the 99.8% 1997-A SUBI Interest generally will be applied towards the allocation to the 1997-A SUBI Portfolio of additional qualifying Leases and Leased Vehicles from among all other unallocated Leases and Leased Vehicles owned by the Origination Trust.

       Under the Agreement, there will be distributed on the twenty-fifth day of each month or, if such twenty-fifth day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on May 27, 1997, to the Person in whose name this Class A-2 Certificate is registered at the close of business on the last calendar day immediately preceding the related Distribution Date or, if Definitive Certificates are issued, the last day of the immediately preceding calendar month (each a "Record Date"), such Class A-2 Certificateholder's percentage interest in (i) the Class A-2 Distributable Amount for such Distribution Date and (ii) the amount of any repayment of any outstanding Class A-2 Interest Carryover Shortfall, Class A-2 Loss Amounts, Class A-2 Certificate Principal Loss Amounts and Class A-2 Certificate Principal Loss Interest Amounts being made on such Distribution Date, all to the extent and as more specifically set forth in the Agreement.
To the extent provided in the Agreement, no principal payments shall be made in respect of the Class A-2 Certificates until the Class A-1 Certificates have been paid in full, no principal payments shall be made in respect of the Class A-3 Certificates until the Class A-2 Certificates have been paid in full, and no principal payments shall be made in respect of the Class A-4 Certificates or the Class B Certificates until the Class A-3 Certificates have been paid in full.

       Distributions on this Class A-2 Certificate will be made by the Trustee by check mailed to the Class A-2 Certificateholder of record in the Certificate Register without the presentation or surrender of this Class A-2 Certificate or the making of any notation hereon except that with respect to Class A-2 Certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, distributions will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the foregoing, the final distribution on this Class A-2 Certificate will be






                                     A-2-3
made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A-2 Certificate at the Corporate Trust Office of the Trustee.

       It is the intention of the Transferor and the Holders of Investor Certificates that the Investor Certificates will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferor, the Trustee and the Holder of this Certificate (or Certificate Owner) by acceptance of this Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest herein) agree to treat the Investor Certificates (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness and to report the transactions contemplated by the Agreement on all applicable tax returns in a manner consistent with such treatment. Each Holder of this Certificate agrees that it will cause any Certificate Owner acquiring an interest in this Certificate through it to comply with the Agreement as to treatment as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income.

       By accepting this Certificate, the Holder hereof (and each Certificate Owner with respect hereto, by virtue of such Certificate Owner's acquisition of a beneficial interest herein) waives any claim to any proceeds or assets of the Origination Trustee and to all assets of the Origination Trust other than those from time to time included within the 1997-A SUBI Portfolio as 1997-A SUBI Assets and those proceeds or assets derived from or earned by such 1997-A SUBI Assets.

       In the event that, notwithstanding the statement of intentions and undertakings set forth in Section 4.12(a) of the Agreement and herein, it is finally determined that the Class A-2 Certificates do not evidence indebtedness of the Transferor for all income and franchise tax purposes, but rather represent an equity interest in the assets of the Trust, then the Holder (and each Certificate Owner hereof with respect hereto by virtue of acquiring a beneficial interest herein), agrees (i) to treat such Certificates, together with the Transferor Certificate, as representing an interest in a partnership for all tax purposes, (ii) to treat all payments in respect of such Certificates (to the extent not a return of capital) as a "guaranteed payment" thereon made pursuant to Section 707(c) of the Code, and (iii) to allocate all other items of income, gain, deduction, loss or credit with respect to the assets and operations of the Trust to the Transferor.






                                     A-2-4

       The Certificates do not represent an obligation of, or an interest in, the Transferor, the Servicer, the Origination Trust or any of their respective affiliates. The Certificates are limited in right of payment to certain collections and recoveries respecting the 99.8% 1997-A SUBI Interest and 99.8% 1997-A SUBI Certificate and certain monies on deposit in the Reserve Fund, the Residual Value Surplus Account and in certain other accounts established for the benefit of the Certificateholders, in each case to the extent and as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

       The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Transferor and the Trustee. In certain limited circumstances, the Agreement may only be amended with the consent of the Holders of Investor Certificates evidencing not less than 51% of the aggregate Percentage Interest of all Investor Certificates, voting together as a single class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

       As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee in its capacity as Certificate Registrar, or at the office of the agent of the Trustee in its capacity as Certificate Registrar, who shall initially be First Trust of New York, National Association, 100 Wall Street, 20th Floor, New York, New York 10005, in the Borough of Manhattan, the City of New York, or at the appropriate office of any successor Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates of authorized denominations and of a like aggregate fractional undivided interest will be issued to the designated transferee.

       The Class A-2 Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof (except for one Class A-2 Certificate in a smaller minimum denomination representing any remaining






                                     A-2-5
portion of the Initial Class A-2 Certificate Balance). As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class, of authorized denominations of a like aggregate principal amount, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

       Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name this Class A-2 Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

       The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Investor Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Transferor may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the 99.8% 1997-A SUBI Interest and 99.8% 1997-A SUBI Certificate and other property of the Trust will effect early retirement of the Certificates; provided, however, such right of purchase is exercisable only on the Distribution Date following the last day of a Collection Period as of which the Certificate Balance shall be less than or equal to ten percent (10%) of the Initial Certificate Balance.

       By accepting this Certificate, the Holder hereof (and each Certificate Owner with respect hereto, by virtue of acquiring a beneficial interest herein) covenants and agrees that prior to the date which is one year and one day after the last date upon which (a) each Class of Investor Certificates has been paid in full, and (b) all obligations due under any other Securitized Financing have been paid in full, the Holder and/or Certificate Owner will not institute against, or join any other Person in instituting against the Transferor, World Omni Lease Securitization, Inc., ALFI, ALFI LP, the Origination Trustee or the Origination Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. The foregoing shall not limit the Holder's and/or Certificate Owner's right to file any claim in or otherwise take actions with respect to any such proceeding instituted by any Person not under such a constraint. This non-petition covenant shall survive the termination of the Agreement.






                                     A-2-6

       Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class A-2 Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

       IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class A-2 Certificate to be duly executed.

Dated: __________ __, 199__        WORLD OMNI 1997-A AUTOMOBILE LEASE
                                     SECURITIZATION TRUST

                                   FIRST BANK NATIONAL ASSOCIATION, as Trustee



(SEAL)                             By:
                                       ----------------------------
                                           Authorized Officer
ATTEST:


--------------------------
Authorized Officer





                                     A-2-7

              This is one of the Class A-2 Certificates referred
                    to in the within-mentioned Agreement.

                              FIRST BANK NATIONAL ASSOCIATION, as Trustee




                              By:
                                  --------------------------



                                     A-2-8

                                   ASSIGNMENT


     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



--------------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)



--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



--------------------------------------------------------------------------------
Attorney to transfer said Certificate on the books of the Certificate
Registrar, with full power of substitution in the premises.

Dated:
                                                                               *
                             ---------------------------------------------------
                             Signature Guaranteed:


                                                                               *
                             ---------------------------------------------------


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of The New York Stock Exchange, Inc. or a commercial bank or trust company.






                                     A-2-9

                                                                     EXHIBIT A-3


               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            WORLD OMNI 1997-A AUTOMOBILE LEASE SECURITIZATION TRUST

           ____% AUTOMOBILE LEASE ASSET BACKED CERTIFICATE, CLASS A-3

       evidencing a percentage interest in the distributions allocable to the Investor Certificates, as defined below, evidencing an undivided interest in the Trust, as defined below, the property of which includes, among other things, a 99.8% interest in a special unit of beneficial interest (the "99.8% 1997-A SUBI Interest") in World Omni LT, an Alabama business trust, which 99.8% SUBI Interest represents a beneficial interest in a pool of retail lease contracts for new and used automobiles and light duty trucks (and the related automobiles and light-duty trucks) entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with World Omni Financial Corp. and thereafter assigned to World Omni LT, and which 99.8% 1997-A SUBI Interest was originally issued to Auto Lease Finance L.P. and then sold to World Omni Lease Securitization L.P. and then to the Trust.

       (This Certificate does not represent an obligation of, or an interest in, Auto Lease Finance, Inc., Auto Lease Finance L.P., World Omni Lease Securitization, Inc., World Omni Lease Securitization L.P., World Omni LT, World Omni Financial Corp., or any of their respective affiliates.)

       Aggregate Denominations of
       all Class A-3 Certificates:               CUSIP # _________
       $290,000,000

Number A-3-__                                Denomination:  $___________






                                     A-3-1

       THIS CERTIFIES THAT CEDE & CO. is the registered owner of a ___________________________ ($___________) nonassessable, fully-paid, fractional undivided interest in the World Omni 1997-A Automobile Lease Securitization Trust (the "Trust") formed by World Omni Lease Securitization L.P., a Delaware limited partnership, as Transferor (the "Transferor"). The Trust was created pursuant to a Securitization Trust Agreement dated as of April 1, 1997 (the "Agreement"), between the Transferor and First Bank National Association, a national banking association (successor trustee to Bank of America Illinois, an Illinois banking corporation), as trustee (the "Trustee"). A summary of certain of the pertinent provisions of the Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

       This Certificate is one of the duly authorized Certificates issued under the Agreement and designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-3" (the "Class A-3 Certificates"). Also issued under the Agreement are Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-1" (the "Class A-1 Certificates"), Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-2" (the "Class A-2 Certificates""), Certificates designated as the "World Omni 1997-A Automobile Lease Securitization Trust ___% Automobile Lease Asset Backed Certificates, Class A-4" (the "Class A-4 Certificates" and, together with the Class A-3 Certificates, Class A-1 Certificates and Class A-2 Certificates, the "Class A Certificates"), Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class B" (the "Class B Certificates" and, together with the Class A Certificates, the "Investor Certificates") and a Certificate designated as the "World Omni 1997-A Automobile Lease Securitization Trust Asset Backed Transferor Certificate" (the "Transferor Certificate" and, together with the Investor Certificates, the "Certificates"). The Class B Certificates are subordinated to the Class A Certificates and the Transferor Certificate is subordinated to the Investor Certificates to the extent described in the Agreement. This Class A-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

       The property of the Trust includes, among other things, a 99.8% interest in a special unit of beneficial interest (the "99.8% 1997-A SUBI Interest") in World Omni LT, an Alabama






                                     A-3-2
business trust (the "Origination Trust"), which 99.8% 1997-A SUBI Interest represents a beneficial interest in a pool of retail automobile and light duty truck lease contracts ("Leases") and the new and used automobiles and light duty trucks leased thereby ("Leased Vehicles") (such pool of Leases and Leased Vehicles, the "1997-A SUBI Portfolio") entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with World Omni Financial Corp., which also acts as servicer (in that capacity, the "Servicer") of the 1997-A SUBI Portfolio. During the Revolving Period, Principal Collections allocable to the 99.8% 1997-A SUBI Interest generally will be applied towards the allocation to the 1997-A SUBI Portfolio of additional qualifying Leases and Leased Vehicles from among all other unallocated Leases and Leased Vehicles owned by the Origination Trust.

       Under the Agreement, there will be distributed on the twenty-fifth day of each month or, if such twenty-fifth day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on May 27, 1997, to the Person in whose name this Class A-3 Certificate is registered at the close of business on the last calendar day immediately preceding the related Distribution Date or, if Definitive Certificates are issued, the last day of the immediately preceding calendar month (each a "Record Date"), such Class A-3 Certificateholder's percentage interest in (i) the Class A-3 Distributable Amount for such Distribution Date and (ii) the amount of any repayment of any outstanding Class A-3 Interest Carryover Shortfall, Class A-3 Loss Amounts, Class A-3 Certificate Principal Loss Amounts and Class A-3 Certificate Principal Loss Interest Amounts being made on such Distribution Date, all to the extent and as more specifically set forth in the Agreement.
To the extent provided in the Agreement, no principal payments shall be made in respect of the Class A-2 Certificates until the Class A-1 Certificates have been paid in full, no principal payments shall be made in respect of the Class A-3 Certificates until the Class A-2 Certificates have been paid in full, and no principal payments shall be made in respect of the Class A-4 Certificates or the Class B Certificates until the Class A-3 Certificates have been paid in full.

       Distributions on this Class A-3 Certificate will be made by the Trustee by check mailed to the Class A-3 Certificateholder of record in the Certificate Register without the presentation or surrender of this Class A-3 Certificate or the making of any notation hereon except that with respect to Class A-3 Certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, distributions will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the foregoing, the final distribution on this Class A-3 Certificate will be






                                     A-3-3
made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A-3 Certificate at the Corporate Trust Office of the Trustee.

       It is the intention of the Transferor and the Holders of Investor Certificates that the Investor Certificates will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferor, the Trustee and the Holder of this Certificate (or Certificate Owner) by acceptance of this Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest herein) agree to treat the Investor Certificates (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness and to report the transactions contemplated by the Agreement on all applicable tax returns in a manner consistent with such treatment. Each Holder of this Certificate agrees that it will cause any Certificate Owner acquiring an interest in this Certificate through it to comply with the Agreement as to treatment as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income.

       By accepting this Certificate, the Holder hereof (and each Certificate Owner with respect hereto, by virtue of such Certificate Owner's acquisition of a beneficial interest herein) waives any claim to any proceeds or assets of the Origination Trustee and to all assets of the Origination Trust other than those from time to time included within the 1997-A SUBI Portfolio as 1997-A SUBI Assets and those proceeds or assets derived from or earned by such 1997-A SUBI Assets.

       In the event that, notwithstanding the statement of intentions and undertakings set forth in Section 4.12(a) of the Agreement and herein, it is finally determined that the Class A-3 Certificates do not evidence indebtedness of the Transferor for all income and franchise tax purposes, but rather represent an equity interest in the assets of the Trust, then the Holder (and each Certificate Owner hereof with respect hereto by virtue of acquiring a beneficial interest herein), agrees (i) to treat such Certificates, together with the Transferor Certificate, as representing an interest in a partnership for all tax purposes, (ii) to treat all payments in respect of such Certificates (to the extent not a return of capital) as a "guaranteed payment" thereon made pursuant to Section 707(c) of the Code, and (iii) to allocate all other items of income, gain, deduction, loss or credit with respect to the assets and operations of the Trust to the Transferor.






                                     A-3-4

       The Certificates do not represent an obligation of, or an interest in, the Transferor, the Servicer, the Origination Trust or any of their respective affiliates. The Certificates are limited in right of payment to certain collections and recoveries respecting the 99.8% 1997-A SUBI Interest and 99.8% 1997-A SUBI Certificate and certain monies on deposit in the Reserve Fund, the Residual Value Surplus Account and in certain other accounts established for the benefit of the Certificateholders, in each case to the extent and as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

       The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Transferor and the Trustee. In certain limited circumstances, the Agreement may only be amended with the consent of the Holders of Investor Certificates evidencing not less than 51% of the aggregate Percentage Interest of all Investor Certificates, voting together as a single class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

       As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee in its capacity as Certificate Registrar, or at the office of the agent of the Trustee in its capacity as Certificate Registrar, who shall initially be First Trust of New York, National Association, 100 Wall Street, 20th Floor, New York, New York 10005, in the Borough of Manhattan, the City of New York, or at the appropriate office of any successor Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A-3 Certificates of authorized denominations and of a like aggregate fractional undivided interest will be issued to the designated transferee.

       The Class A-3 Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof (except for one Class A-3 Certificate in a smaller minimum denomination representing any remaining






                                     A-3-5
portion of the Initial Class A-3 Certificate Balance). As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class, of authorized denominations of a like aggregate principal amount, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

       Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name this Class A-3 Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

       The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Investor Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Transferor may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the 99.8% 1997-A SUBI Interest and 99.8% 1997-A SUBI Certificate and other property of the Trust will effect early retirement of the Certificates; provided, however, such right of purchase is exercisable only on the Distribution Date following the last day of a Collection Period as of which the Certificate Balance shall be less than or equal to ten percent (10%) of the Initial Certificate Balance.

       By accepting this Certificate, the Holder hereof (and each Certificate Owner with respect hereto, by virtue of acquiring a beneficial interest herein) covenants and agrees that prior to the date which is one year and one day after the last date upon which (a) each Class of Investor Certificates has been paid in full, and (b) all obligations due under any other Securitized Financing have been paid in full, the Holder and/or Certificate Owner will not institute against, or join any other Person in instituting against the Transferor, World Omni Lease Securitization, Inc., ALFI, ALFI LP, the Origination Trustee or the Origination Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. The foregoing shall not limit the Holder's and/or Certificate Owner's right to file any claim in or otherwise take actions with respect to any such proceeding instituted by any Person not under such a constraint. This non-petition covenant shall survive the termination of the Agreement.






                                     A-3-6

       Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class A-3 Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

       IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class A-3 Certificate to be duly executed.

Dated: __________ __, 199__          WORLD OMNI 1997-A AUTOMOBILE LEASE
                                       SECURITIZATION TRUST

                                     FIRST BANK NATIONAL ASSOCIATION, as Trustee



(SEAL)                               By:
                                         ----------------------------
                                             Authorized Officer
ATTEST:


--------------------------
Authorized Officer







                                     A-3-7

               This is one of the Class A-3 Certificates referred
                     to in the within-mentioned Agreement.

                                    FIRST BANK NATIONAL ASSOCIATION, as Trustee




                                    By:
                                        --------------------------







                                     A-3-8

                                   ASSIGNMENT


     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



--------------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)



--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



--------------------------------------------------------------------------------
Attorney to transfer said Certificate on the books of the Certificate
Registrar, with full power of substitution in the premises.

Dated:

                                                             *
                           -----------------------------------
                           Signature Guaranteed:


                                                             *
                           -----------------------------------



* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of The New York Stock Exchange, Inc. or a commercial bank or trust company.






                                     A-3-9

                                                                     EXHIBIT A-4


               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            WORLD OMNI 1997-A AUTOMOBILE LEASE SECURITIZATION TRUST

           ____% AUTOMOBILE LEASE ASSET BACKED CERTIFICATE, CLASS A-4

       evidencing a percentage interest in the distributions allocable to the Investor Certificates, as defined below, evidencing an undivided interest in the Trust, as defined below, the property of which includes, among other things, a 99.8% interest in a special unit of beneficial interest (the "99.8% 1997-A SUBI Interest") in World Omni LT, an Alabama business trust, which 99.8% SUBI Interest represents a beneficial interest in a pool of retail lease contracts for new and used automobiles and light duty trucks (and the related automobiles and light-duty trucks) entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with World Omni Financial Corp. and thereafter assigned to World Omni LT, and which 99.8% 1997-A SUBI Interest was originally issued to Auto Lease Finance L.P. and then sold to World Omni Lease Securitization L.P. and then to the Trust.

       (This Certificate does not represent an obligation of, or an interest in, Auto Lease Finance, Inc., Auto Lease Finance L.P., World Omni Lease Securitization, Inc., World Omni Lease Securitization L.P., World Omni LT, World Omni Financial Corp., or any of their respective affiliates.)

       Aggregate Denominations of
       all Class A-4 Certificates:               CUSIP # _________
       $277,297,857

Number A-4-__                                Denomination:  $___________






                                     A-4-1

       THIS CERTIFIES THAT CEDE & CO. is the registered owner of a ___________________________ ($___________) nonassessable, fully-paid, fractional undivided interest in the World Omni 1997-A Automobile Lease Securitization Trust (the "Trust") formed by World Omni Lease Securitization L.P., a Delaware limited partnership, as Transferor (the "Transferor"). The Trust was created pursuant to a Securitization Trust Agreement dated as of April 1, 1997 (the "Agreement"), between the Transferor and First Bank National Association, a national banking association (successor trustee to Bank of America Illinois, an Illinois banking corporation), as trustee (the "Trustee"). A summary of certain of the pertinent provisions of the Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

       This Certificate is one of the duly authorized Certificates issued under the Agreement and designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-4" (the "Class A-4 Certificates"). Also issued under the Agreement are Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-1" (the "Class A-1 Certificates"), Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-2" (the "Class A-2 Certificates"), Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-3" (the "Class A-3 Certificates" and, together with the Class A-4 Certificates, the Class A-1 Certificates and Class A-2 Certificates, the "Class A Certificates"), Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class B" (the "Class B Certificates" and, together with the Class A Certificates, the "Investor Certificates") and a Certificate designated as the "World Omni 1997-A Automobile Lease Securitization Trust Asset Backed Transferor Certificate" (the "Transferor Certificate" and, together with the Investor Certificates, the "Certificates"). The Class B Certificates are subordinated to the Class A Certificates and the Transferor Certificate is subordinated to the Investor Certificates to the extent described in the Agreement. This Class A-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

       The property of the Trust includes, among other things, a 99.8% interest in a special unit of beneficial interest (the "99.8% 1997-A SUBI Interest") in World Omni LT, an Alabama






                                     A-4-2
business trust (the "Origination Trust"), which 99.8% 1997-A SUBI Interest represents a beneficial interest in a pool of retail automobile and light duty truck lease contracts ("Leases") and the new and used automobiles and light duty trucks leased thereby ("Leased Vehicles") (such pool of Leases and Leased Vehicles, the "1997-A SUBI Portfolio") entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with World Omni Financial Corp., which also acts as servicer (in that capacity, the "Servicer") of the 1997-A SUBI Portfolio. During the Revolving Period, Principal Collections allocable to the 99.8% 1997-A SUBI Interest generally will be applied towards the allocation to the 1997-A SUBI Portfolio of additional qualifying Leases and Leased Vehicles from among all other unallocated Leases and Leased Vehicles owned by the Origination Trust.

       Under the Agreement, there will be distributed on the twenty-fifth day of each month or, if such twenty-fifth day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on May 27, 1997, to the Person in whose name this Class A-4 Certificate is registered at the close of business on the last calendar day immediately preceding the related Distribution Date or, if Definitive Certificates are issued, the last day of the immediately preceding calendar month (each a "Record Date"), such Class A-4 Certificateholder's percentage interest in (i) the Class A-4 Distributable Amount for such Distribution Date and (ii) the amount of any repayment of any outstanding Class A-4 Interest Carryover Shortfall, Class A-4 Loss Amounts, Class A-4 Certificate Principal Loss Amounts and Class A-4 Certificate Principal Loss Interest Amounts being made on such Distribution Date, all to the extent and as more specifically set forth in the Agreement.
To the extent provided in the Agreement, no principal payments shall be made in respect of the Class A-2 Certificates until the Class A-1 Certificates have been paid in full, no principal payments shall be made in respect of the Class A-3 Certificates until the Class A-2 Certificates have been paid in full, and no principal payments shall be made in respect of the Class A-4 Certificates or the Class B Certificates until the Class A-3 Certificates have been paid in full.

       Distributions on this Class A-4 Certificate will be made by the Trustee by check mailed to the Class A-4 Certificateholder of record in the Certificate Register without the presentation or surrender of this Class A-4 Certificate or the making of any notation hereon except that with respect to Class A-4 Certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, distributions will be made in the form of immediately available funds. Except as otherwise provided in the Agreement and notwithstanding the foregoing, the final distribution on this Class A-4 Certificate will be






                                     A-4-3
made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class A-4 Certificate at the Corporate Trust Office of the Trustee.

       It is the intention of the Transferor and the Holders of Investor Certificates that the Investor Certificates will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferor, the Trustee and the Holder of this Certificate (or Certificate Owner) by acceptance of this Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest herein) agree to treat the Investor Certificates (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness and to report the transactions contemplated by the Agreement on all applicable tax returns in a manner consistent with such treatment. Each Holder of this Certificate agrees that it will cause any Certificate Owner acquiring an interest in this Certificate through it to comply with the Agreement as to treatment as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income.

       By accepting this Certificate, the Holder hereof (and each Certificate Owner with respect hereto, by virtue of such Certificate Owner's acquisition of a beneficial interest herein) waives any claim to any proceeds or assets of the Origination Trustee and to all assets of the Origination Trust other than those from time to time included within the 1997-A SUBI Portfolio as 1997-A SUBI Assets and those proceeds or assets derived from or earned by such 1997-A SUBI Assets.

       In the event that, notwithstanding the statement of intentions and undertakings set forth in Section 4.12(a) of the Agreement and herein, it is finally determined that the Class A-4 Certificates do not evidence indebtedness of the Transferor for all income and franchise tax purposes, but rather represent an equity interest in the assets of the Trust, then the Holder (and each Certificate Owner hereof with respect hereto by virtue of acquiring a beneficial interest herein), agrees (i) to treat such Certificates, together with the Transferor Certificate, as representing an interest in a partnership for all tax purposes, (ii) to treat all payments in respect of such Certificates (to the extent not a return of capital) as a "guaranteed payment" thereon made pursuant to Section 707(c) of the Code, and (iii) to allocate all other items of income, gain, deduction, loss or credit with respect to the assets and operations of the Trust to the Transferor.






                                     A-4-4

       The Certificates do not represent an obligation of, or an interest in, the Transferor, the Servicer, the Origination Trust or any of their respective affiliates. The Certificates are limited in right of payment to certain collections and recoveries respecting the 99.8% 1997-A SUBI Interest and 99.8% 1997-A SUBI Certificate and certain monies on deposit in the Reserve Fund, the Residual Value Surplus Account and in certain other accounts established for the benefit of the Certificateholders, in each case to the extent and as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

       The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Transferor and the Trustee. In certain limited circumstances, the Agreement may only be amended with the consent of the Holders of Investor Certificates evidencing not less than 51% of the aggregate Percentage Interest of all Investor Certificates, voting together as a single class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

       As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee in its capacity as Certificate Registrar, or at the office of the agent of the Trustee in its capacity as Certificate Registrar, who shall initially be First Trust of New York, National Association, 100 Wall Street, 20th Floor, New York, New York 10005, in the Borough of Manhattan, the City of New York, or at the appropriate office of any successor Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class A-4 Certificates of authorized denominations and of a like aggregate fractional undivided interest will be issued to the designated transferee.

       The Class A-4 Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 and integral multiples thereof (except for one Class A-4 Certificate in a smaller minimum denomination representing any remaining






                                     A-4-5
portion of the Initial Class A-4 Certificate Balance). As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class, of authorized denominations of a like aggregate principal amount, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

       Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name this Class A-4 Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

       The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Investor Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Transferor may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the 99.8% 1997-A SUBI Interest and 99.8% 1997-A SUBI Certificate and other property of the Trust will effect early retirement of the Certificates; provided, however, such right of purchase is exercisable only on the Distribution Date following the last day of a Collection Period as of which the Certificate Balance shall be less than or equal to ten percent (10%) of the Initial Certificate Balance.

       By accepting this Certificate, the Holder hereof (and each Certificate Owner with respect hereto, by virtue of acquiring a beneficial interest herein) covenants and agrees that prior to the date which is one year and one day after the last date upon which (a) each Class of Investor Certificates has been paid in full, and (b) all obligations due under any other Securitized Financing have been paid in full, the Holder and/or Certificate Owner will not institute against, or join any other Person in instituting against the Transferor, World Omni Lease Securitization, Inc., ALFI, ALFI LP, the Origination Trustee or the Origination Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. The foregoing shall not limit the Holder's and/or Certificate Owner's right to file any claim in or otherwise take actions with respect to any such proceeding instituted by any Person not under such a constraint. This non-petition covenant shall survive the termination of the Agreement.






                                     A-4-6

       Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class A-4 Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.






                                     A-4-7

       IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class A-4 Certificate to be duly executed.

Dated: __________ __, 199__         WORLD OMNI 1997-A AUTOMOBILE LEASE
                                      SECURITIZATION TRUST

                                    FIRST BANK NATIONAL ASSOCIATION, as Trustee



(SEAL)                              By:
                                        ----------------------------
                                            Authorized Officer
ATTEST:


--------------------------
Authorized Officer






                                     A-4-8

               This is one of the Class A-4 Certificates referred
                     to in the within-mentioned Agreement.

                                        FIRST BANK NATIONAL ASSOCIATION, as
                                        Trustee




                                        By:
                                            -----------------------





                                     A-4-9

                                   ASSIGNMENT


     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



--------------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)



--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



--------------------------------------------------------------------------------
Attorney to transfer said Certificate on the books of the Certificate
Registrar, with full power of substitution in the premises.

Dated:
                                                                               *
                             ---------------------------------------------------
                             Signature Guaranteed:


                                                                               *
                             ---------------------------------------------------


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of The New York Stock Exchange, Inc. or a commercial bank or trust company.






                                     A-4-10

                                                                       EXHIBIT B

       THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES AND THE CLASS A-4 CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

       THIS CERTIFICATE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS IN RELIANCE ON EXEMPTIONS PROVIDED BY THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS. NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS SUCH RESALE OR TRANSFER
(A) IS MADE IN ACCORDANCE WITH SECTION 4.03 OF THE AGREEMENT REFERRED TO HEREIN AND (B) IS MADE (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (II) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, (III) TO WORLD OMNI LEASE SECURITIZATION, L.P. (THE "TRANSFEROR") OR (IV) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT IS AWARE THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A. NEITHER THE TRANSFEROR NOR FIRST BANK NATIONAL ASSOCIATION, AS TRUSTEE (THE "TRUSTEE"), IS OBLIGATED TO REGISTER THE CERTIFICATES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS. IN THE EVENT THAT THE TRANSFER OF A CLASS B CERTIFICATE IS TO BE MADE, EITHER (A) AN OPINION OF COUNSEL OR (B) A REPRESENTATION LETTER FROM THE PROSPECTIVE INVESTOR, IN EITHER CASE IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE TRANSFEROR, IS REQUIRED TO BE DELIVERED TO THE TRUSTEE AND THE TRANSFEROR, TO THE EFFECT THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

       NO RESALE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED A REPRESENTATION LETTER OR OPINION OF COUNSEL FROM THE TRANSFEREE OF THIS CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRANSFEROR AND THE TRUSTEE, TO THE EFFECT THAT: (A)(1) SUCH TRANSFEREE WILL NOT ACQUIRE THIS CERTIFICATE ON BEHALF OR WITH THE ASSETS OF ANY "EMPLOYEE BENEFIT PLAN" AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), (2) NO "PROHIBITED TRANSACTION" UNDER ERISA OR THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), WILL OCCUR IN CONNECTION WITH SUCH TRANSFEREE'S ACQUISITION OF THIS CERTIFICATE OR (3) THE ACQUISITION OF THIS CERTIFICATE IS SUBJECT TO A STATUTORY OR ADMINISTRATIVE EXEMPTION, SPECIFIED IN SUCH LETTER OR OPINION, FROM THE "PROHIBITED TRANSACTION" PROVISIONS OF ERISA AND THE CODE; AND (B) IF SUCH TRANSFEREE (OR ANY PERSON OR ENTITY FOR WHOM SUCH TRANSFEREE IS ACTING AS AGENT OR CUSTODIAN IN CONNECTION WITH THE ACQUISITION OF THIS CERTIFICATE)

IS A PARTNERSHIP, GRANTOR TRUST OR S CORPORATION FOR FEDERAL INCOME TAX PURPOSES (A "FLOW-THROUGH ENTITY"), ANY CLASS B CERTIFICATES OWNED BY OR ON BEHALF OF SUCH FLOW-THROUGH ENTITY WILL REPRESENT LESS THAN 50% OF THE VALUE OF ALL THE ASSETS OWNED BY SUCH FLOW-THROUGH ENTITY AND NO SPECIAL ALLOCATION OF INCOME, GAIN, LOSS, DEDUCTION OR CREDIT FROM SUCH CLASS B CERTIFICATES WILL BE MADE AMONG THE BENEFICIAL OWNERS OF SUCH FLOW-THROUGH ENTITY.

       THE RESTRICTIONS ON RESALE OR TRANSFER DESCRIBED ABOVE ARE SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE HOLDER'S PROPERTY SHALL AT ALL TIMES BE AND REMAIN WITHIN ITS CONTROL.

            WORLD OMNI 1997-A AUTOMOBILE LEASE SECURITIZATION TRUST

            ____% AUTOMOBILE LEASE ASSET BACKED CERTIFICATE, CLASS B

       evidencing a percentage interest in the distributions allocable to the Investor Certificates, as defined below, evidence an undivided interest in the Trust, as defined below, the property of which includes, among other things, a 99.8% interest in a special unit of beneficial interest (the "99.8% 1997-A SUBI Interest") in World Omni LT, an Alabama business trust, which 99.8% 1997-A SUBI Interest represents a beneficial interest in a pool of retail lease contracts for new and used automobiles and light duty trucks (and the related automobiles and light-duty trucks) entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with World Omni Financial Corp. and thereafter assigned to World Omni LT, and which special unit of beneficial interest was originally issued to Auto Lease Finance L.P., and then sold to World Omni Lease Securitization L.P. and then to the Trust.

       (This Certificate does not represent an obligation of, or an interest in, Auto Lease Finance, Inc., Auto Lease Finance L.P., World Omni Lease Securitization, Inc., World Omni Lease Securitization L.P., World Omni LT, World Omni Financial Corp., or any of their respective affiliates.)

       Aggregate Denominations
       of all Class B Certificates:              CUSIP # _________
       $65,839,532

Number B-__                                   Denomination: $__________

       THIS CERTIFIES THAT _______________ is the registered owner of a _______________________________________________ DOLLAR and _____________ CENTS
($_____________) nonassessable, fully-paid, fractional undivided interest in the World Omni 1997-A Automobile Lease Securitization Trust (the "Trust") formed by World Omni Lease Securitization L.P., a Delaware limited partnership, as Transferor (the "Transferor"). The Trust was created pursuant to a Securitization Trust Agreement dated as of April, 1997 (the "Agreement"), between the Transferor and First Bank National Association, a national banking association (successor trustee to Bank of America Illinois, an Illinois banking corporation), as trustee (the "Trustee"). A summary of certain of the pertinent provisions of the Agreement is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

       This Certificate is one of the duly authorized Certificates issued under the Agreement and designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class B" (the "Class B Certificates"). Also issued under the Agreement are Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-1" (the "Class A-1 Certificates"), Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-2" (the "Class A-2 Certificates"), Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-3" (the "Class A-3 Certificates""), Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ___% Automobile Lease Asset Backed Certificates, Class A-4" (the "Class A-4 Certificates and, together with the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, the "Class A Certificates" and, together with the Class B Certificates, the "Investor Certificates") and a Certificate designated as the "World Omni 1997-A Automobile Lease Securitization Trust Automobile Asset Backed Transferor Certificate" (the "Transferor Certificate" and, together with the Investor Certificates, the "Certificates"). The Class B Certificates are subordinated to the Class A Certificates, and the Transferor Certificate is subordinated to the Investor Certificates, to the extent described in the Agreement. This Class B Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class B Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

       The property of the Trust includes, among other things, a 99.8% interest in a special unit of beneficial interest (the "99.8% 1997-A SUBI Interest") in World Omni LT, an Alabama business trust (the "Origination Trust"), which 99.8% 1997-A SUBI Interest represents a beneficial interest in a pool of retail automobile and light duty truck lease contracts ("Leases") and the new and used automobiles and light duty trucks leased thereby ("Leased Vehicles") (such pool of Leases and Leased Vehicles, the "1997-A SUBI Portfolio") entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with World Omni Financial Corp., which also acts as servicer (in that capacity, the "Servicer") of the 1997-A SUBI Portfolio. During the Revolving Period, Principal Collections allocable to the 99.8% 1997-A SUBI Interest generally will be applied towards the allocation to the 1997-A SUBI Portfolio of additional qualifying Leases and Leased Vehicles from among all other unallocated Leases and Leased Vehicles owned by the Origination Trust.

       Under the Agreement, there will be distributed on the twenty-fifth day of each month or, if such twenty-fifth day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on May 27, 1997 to the Person in whose name this Class B Certificate is registered at the close of business on the last day of the immediately preceding calendar month (each a "Record Date"), such Class B Certificateholder's percentage interest in
(i) the Class B Distributable Amount for such Distribution Date, and (ii) the amount of any repayment of any outstanding Class B Interest Carryover Shortfall, Class B Certificate Principal Carryover Shortfall, Class B Loss Amounts, Class B Certificate Principal Loss Amounts, Class B Certificate Principal Loss Interest Amounts and Class B Certificate Principal Carryover Shortfall Interest Amounts being made on such Distribution Date, all to the extent and as more specifically set forth in the Agreement. To the extent provided in the Agreement, no principal payments shall be made in respect of the Class A-2 Certificates until the Class A-1 Certificates have been paid in full, no principal payments shall be made in respect of the Class A-3 Certificates until the Class A-2 Certificates have been paid in full, and no principal payments shall be made in respect of the Class A-4 Certificates or the Class B Certificates until the Class A-3 Certificates have been paid in full.

       Distributions on this Class B Certificate will be made by the Trustee by check mailed to the Class B Certificateholder of record in the Certificate Register without the presentation or surrender of this Class B Certificate or the making of any notation hereon or, at the option of a Holder who owns Class B Certificates having an aggregate initial denomination of $250,000 or more, upon written instructions received by the Trustee not later than five days prior to the related Record Date, by wire transfer of immediately available funds to an account maintained by such Holder at a depository institution in the United States having appropriate facilities therefor. Except as otherwise provided in the Agreement and notwithstanding the foregoing, the final distribution on this Class B Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Class B Certificate at the Corporate Trust Office of the Trustee.

       It is the intention of the Transferor and the Holders of Investor Certificates that the Investor Certificates will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferor, the Trustee and the Holder of this Certificate by acceptance of this Certificate agree to treat the Investor Certificates, for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness and to report the transactions contemplated by the Agreement on all applicable tax returns in a manner consistent with such treatment.

       By accepting this Certificate, the Holder hereof waives any claim to any proceeds or assets of the Origination Trustee and to all assets of the Origination Trust other than those from time to time included within the 1997-A SUBI Portfolio as 1997-A SUBI Assets and those proceeds or assets derived from or earned by such 1997-A SUBI Assets.

       In the event that, notwithstanding the statement of intentions and undertakings set forth in Section 4.12(a) of the Agreement and herein, it is finally determined that the Class B Certificates do not evidence indebtedness of the Transferor for all income and franchise tax purposes, but rather represent an equity interest in the assets of the Trust, then Holder hereof agrees (i) to treat such Certificates, together with the Transferor Certificate, as representing an interest in a partnership for all tax purposes,
(ii) to treat all payments in respect of such Certificates (to the extent not a return of capital) as a "guaranteed payment" thereon made pursuant to Section 707(c) of the Code, and (iii) to allocate all other items of income, gain, deduction, loss or credit with respect to the assets and operations of the Trust to the Transferor.

       The Certificates do not represent an obligation of, or an interest in, the Transferor, the Servicer, the Origination Trust or any of their respective affiliates. The Certificates are limited in right of payment to certain collections and recoveries respecting the 99.8% 1997-A SUBI Interest and 99.8% 1997-A SUBI Certificate and certain monies on deposit in the Reserve Fund, the Residual Value Surplus Account and in certain other accounts established for the benefit of the Certificateholders, in each case to the extent and as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

       The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Transferor and the Trustee. In certain limited circumstances, the Agreement may only be amended with the consent of the Holders of Investor Certificates evidencing not less than 51% of the aggregate Percentage Interest of all Investor Certificates, voting together as a single class. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.

       As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee in its capacity as Certificate Registrar, or at the office of the agent of the Trustee in its capacity as Certificate Registrar, who shall initially be First Trust of New York, National Association, 100 Wall Street, 20th Floor, New York, New York 10005, in the Borough of Manhattan, the City of New York, or at the appropriate office of any successor Certificate Registrar, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Class B Certificates of authorized denominations and of a like aggregate fractional undivided interest will be issued to the designated transferee.

       The Class B Certificates are issuable only as registered Certificates without coupons in denominations of $250,000 and integral multiples of $1,000 in excess thereof, (except for one Class B Certificate in a smaller minimum denomination representing any remaining portion of the Initial Class B Certificate Balance). As provided in the Agreement, and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class, of authorized denominations of a like aggregate principal amount, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

       Prior to due presentation of this Certificate for registration of transfer, the Trustee, the Certificate Registrar and any of their respective agents may treat the Person in whose name this Class B Certificate is registered as the owner hereof for the purpose of receiving distributions and for all other purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

       The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Investor Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Transferor may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the 99.8% 1997-A SUBI Interest and 99.8% 1997-A SUBI Certificate and other property of the Trust will effect early retirement of the Certificates; provided, however, such right of purchase is exercisable only on the Distribution Date following the last day of a Collection Period as of which the Certificate Balance shall be less than or equal to ten percent (10%) of the Initial Certificate Balance.

       By accepting this Certificate, the Holder hereof covenants and agrees that prior to the date which is one year and one day after the last date upon which (a) each Class of Investor Certificates has been paid in full, and (b) all obligations due under any other Securitized Financing have been paid in full, the Holder will not institute against, or join any other Person in instituting against the Transferor, World Omni Lease Securitization, Inc., ALFI, ALFI LP, the Origination Trustee or the Origination Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. The foregoing shall not limit the Holder's right to file any claim in or otherwise take actions with respect to any such proceeding instituted by any Person not under such a constraint. This non-petition covenant shall survive the termination of the Agreement.

       Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Class B Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

       IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Class B Certificate to be duly executed.

Dated:  _________ __, 199__          WORLD OMNI 1997-A AUTOMOBILE LEASE
                                       SECURITIZATION TRUST

                                     FIRST BANK NATIONAL ASSOCIATION, as Trustee



(SEAL)                               By:
                                         ----------------------------
                                             Authorized Officer
ATTEST:



--------------------------
Authorized Officer

                This is one of the Class B Certificates referred
                     to in the within-mentioned Agreement.

                                    FIRST BANK NATIONAL ASSOCIATION, as Trustee


                                    By:
                                        --------------------------

                                   ASSIGNMENT


     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



--------------------------------------------------------------------------------
(Please print or typewrite name and address, including postal zip code, of assignee)



--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



--------------------------------------------------------------------------------
Attorney to transfer said Certificate on the books of the Certificate
Registrar, with full power of substitution in the premises.


Dated:

                                                        *
                        --------------------------------
                        Signature Guaranteed:


                                                        *
                        --------------------------------



* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of The New York Stock Exchange, Inc. or a commercial bank or trust company.

                                                                       EXHIBIT C


       THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED.

            WORLD OMNI 1997-A AUTOMOBILE LEASE SECURITIZATION TRUST

              AUTOMOBILE LEASE ASSET BACKED TRANSFEROR CERTIFICATE

       evidencing the entire interest in the distributions allocable to the Transferor Certificate evidencing an undivided interest in the Trust, as defined below, the property of which includes, among other things, a 99.8% interest in a special unit of beneficial interest (the "99.8% 1997-A SUBI Interest") in World Omni LT, an Alabama business trust, which 99.8% 1997-A SUBI Interest represents a beneficial interest in a pool of retail lease contracts for new and used automobiles and light duty trucks (and the related automobiles and light-duty trucks) entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with World Omni Financial Corp. and thereafter assigned to World Omni LT, and which 99.8% 1997-A SUBI Interest was originally issued to Auto Lease Finance L.P., and then sold to World Omni Lease Securitization L.P., and then to the Trust.

       (This Certificate does not represent an obligation of, or an interest in, Auto Lease Finance, Inc., World Omni Lease Securitization, Inc., World Omni LT, World Omni Financial Corp., or any of their respective affiliates.)


       THIS CERTIFIES THAT WORLD OMNI LEASE SECURITIZATION L.P. (the "Transferor") is the registered owner of the entire interest not allocated to the Investor Certificates in the World Omni 1997-A Automobile Lease Securitization Trust (the "Trust") formed by the Transferor. The Trust was created pursuant to a Securitization Trust Agreement dated as of April 1, 1997 (the "Agreement"), between the Transferor and First Bank National Association, a national banking association (successor trustee to Bank of America Illinois, an Illinois banking corporation), as trustee (the "Trustee"). A summary of certain of the pertinent provisions of the Agreement is set forth below. To the extent not otherwise defined herein the capitalized terms used herein have the meanings assigned to them in the Agreement.

       This Certificate is the duly authorized Transferor Certificate issued under the Agreement and designated as the "World Omni 1997-A Automobile Lease Securitization Trust Automobile Lease Asset Backed Transferor Certificate" (the "Transferor Certificate"). Also issued under the Agreement are Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-1" (the "Class A-1 Certificates"), Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-2" (the "Class A-2 Certificates"), Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class A-3" (the "Class A-3 Certificates"), Certificates designated as "World Omni 1997-A Automobile Lease Securitization Trust ___% automobile Lease Asset Backed Certificates, Class A-4 (the "Class A-4 Certificates" and, together with the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, the "Class A Certificates") and Certificates designated as "World Omni 1997-A Securitization Trust ____% Automobile Lease Asset Backed Certificates, Class B" (the "Class B Certificates" and, together with the Class A Certificates, the "Investor Certificates" and, together with the Transferor Certificate, the "Certificates"). This Transferor Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Transferor Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

       The property of the Trust includes, among other things, a 99.8% interest in a special unit of beneficial interest (the "99.8% 1997-A SUBI Interest") in World Omni LT, an Alabama business trust (the "Origination Trust"), which 99.8% 1997-A SUBI Interest represents a beneficial interest in a pool of retail automobile and light duty truck lease contracts ("Leases") and the new and used automobiles and light duty trucks leased thereby ("Leased Vehicles") (such pool of Leases and Leased Vehicles, the "1997-A SUBI Portfolio") entered into by various automobile and light duty truck dealers pursuant to contractual arrangements with World Omni Financial Corp., which also acts as servicer (in that capacity, the "Servicer") of the 1997-A SUBI Portfolio. During the Revolving Period, Principal Collections allocable to the 99.8% 1997-A SUBI Interest generally will be applied towards the allocation to the 1997-A SUBI Portfolio of additional qualifying Leases and Leased Vehicles from among all other unallocated Leases and Leased Vehicles owned by the Origination Trust.

       Payments in respect of the 99.8% 1997-A SUBI Interest will be allocated between the Investor Certificates and this

Transferor Certificate and paid to the registered Holder of this Transferor Certificate as provided in the Agreement.

       It is the intention of the Transferor, as the Holder of this Certificate, and the Holders of Investor Certificates that the Investor Certificates will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Trustee and Transferor, as the Holder of this Certificate, by acceptance of this Certificate, agree to treat the Investor Certificates, for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness and to report the transactions contemplated by the Agreement on all applicable tax returns in a manner consistent with such treatment.

       By accepting this Certificate, the Holder hereof waives any claim to any proceeds or assets of the Origination Trustee and to all assets of the Origination Trust other than those from time to time included within the 1997-A SUBI Portfolio as 1997-A SUBI Assets and those proceeds or assets derived from or earned by such 1997-A SUBI Assets.

       In the event that, notwithstanding the statement of intentions and undertakings set forth in Section 4.12(a) of the Agreement and herein, it is finally determined that the Investor Certificates do not evidence indebtedness of the Transferor for all income and franchise tax purposes, but rather represent an equity interest in the assets of the Trust, then the Transferor, as Holder hereof, agrees (i) to treat the Investor Certificates, together with this Certificate, as representing an interest in a partnership for all tax purposes, (ii) to treat all payments in respect of such Certificates (to the extent not a return of capital) as a "guaranteed payment" thereon made pursuant to Section 707(c) of the Code, and (iii) to allocate all other items of income, gain, deduction, loss or credit with respect to the assets and operations of the Trust to the Transferor.

       The Certificates do not represent an obligation of, or an interest in, the Transferor, the Servicer the Origination Trust or any of their respective affiliates. The Certificates are limited in right of payment to certain collections and recoveries respecting the 99.8% 1997-A SUBI Interest and 1997-A SUBI Certificate and certain monies on deposit in the Reserve Fund and the Residual Value Surplus Account and in certain other accounts established for the benefit of the Certificateholders, in each case to the extent and as more specifically set forth in the Agreement. A copy of the Agreement may be examined during normal business hours at the Corporate Trust Office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

       The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Servicer and the Trustee. In certain limited circumstances, the Agreement may only be amended with the consent of the Holders of Certificates evidencing not less than 51% of the aggregate Percentage Interest of all Investor Certificates, voting together as a single class.

       As provided in the Agreement, this Certificate shall be owned by the Transferor and may not be transferred.

       As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class, of authorized denominations of a like aggregate principal amount, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charges payable in connection therewith.

       The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the payment to Investor Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the disposition of all property held as part of the Trust. The Transferor may at its option purchase the corpus of the Trust at a price specified in the Agreement, and such purchase of the 99.8% 1997-A SUBI Interest and 99.8% 1997-A SUBI Certificate and other property of the Trust will effect early retirement of the Certificates; provided, however, such right of purchase is exercisable only on the Distribution Date following the last day of a Collection Period as of which the Certificate Balance shall be less than or equal to ten percent (10%) of the Initial Certificate Balance.

       Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee, by manual signature, this Transferor Certificate shall not entitle the Holder hereof to any benefit under the Agreement or be valid for any purpose.

       IN WITNESS WHEREOF, the Trustee on behalf of the Trust and not in its individual capacity has caused this Transferor Certificate to be duly executed.

Dated:  _______ __, 199_           WORLD OMNI 1997-A AUTOMOBILE LEASE
                                      SECURITIZATION TRUST

                                   FIRST BANK NATIONAL ASSOCIATION, as Trustee



(SEAL)                             By:
                                       ---------------------------
                                            Authorized Officer
ATTEST:




------------------------------

                  This is the Transferor Certificate referred
                     to in the within-mentioned Agreement.

                                     FIRST BANK NATIONAL ASSOCIATION, as Trustee



                                     By:
                                         ---------------------------

                                                                     EXHIBIT D-1

                      NON-RULE 144A REPRESENTATION LETTER


World Omni Lease Securitization L.P.,
c/o World Omni Lease Securitization, Inc.,
  its general partner
120 N.W. 12th Avenue
Deerfield Beach, Florida 33442

First Bank National Association
400 North Michigan Avenue
Chicago, Illinois 60611

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
World Financial Center
North Tower
New York, New York  10281-1201

               Re: World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates,
                        Class B

Ladies and Gentlemen:

               The undersigned purchaser (the "Purchaser") understands that the purchase of the above-referenced certificates (the "Certificates") may be made only by institutions which are "Accredited Investors" under Regulation D, as promulgated under the Securities Act of 1933, as amended (the "Securities Act"), which includes banks, savings and loan associations, registered brokers and dealers, insurance companies, investment companies and organizations described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), corporations, business trusts and partnerships, not formed for the specific purpose of acquiring the Certificates offered, with total assets in excess of $5,000,000. The undersigned represents on behalf of the Purchaser that the Purchaser is an "Accredited Investor" within the meaning of such definition. The Purchaser is urged to review carefully the responses, representations and warranties it is making herein.

Representations and Warranties

               The Purchaser makes the following representations and warranties in order to permit First Bank National Association (successor to Bank of America Illinois), as trustee (the "Trustee") of the World Omni 1997-A Automobile Lease Securitization Trust (the "Trust"), World Omni Lease Securitization L.P. (the "Transferor") and Merrill Lynch, Pierce, Fenner, Smith Incorporated to determine its suitability as a purchaser of






                                     D-1-1

Certificates and to determine that the exemption from registration relied upon by the Transferor under Section 4(2) of the Securities Act is available to it.

               1. The Purchaser understands that the Certificates have not been, and throughout their term will not be, registered or qualified under the Securities Act or the securities law of any state and may be resold (which resale is not currently contemplated) only if registered pursuant to the provisions of the Securities Act or if an exemption from registration under the Securities Act and other applicable state securities laws are available, that neither the Transferor nor the Trustee is required to register the Certificates under the Securities Act or any applicable state securities laws and that any transfer must comply with Section 4.03 of the Securitization Trust Agreement, dated as of April 1, 1997 (the "Agreement"), among the Transferor, World Omni Financial Corp. and the Trustee.

               2. The Purchaser will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Certificates.

               3. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and a sophisticated institutional investor and has knowledge and experience in financial and business matters (and, in particular, in such matters related to securities similar to the Certificates) and is capable of evaluating the merits and risks of its investment in the Certificates and is able to bear the economic risk of such investment. The Purchaser has been given such information concerning the Certificates, World Omni Financial Corp. and the Transferor as it has requested.

               4. The Purchaser is acquiring the Certificates as principal for its own account (or for the account of one or more other sophisticated institutional investors for which it is acting as duly authorized fiduciary or agent) for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, subject nevertheless to any requirement of law that the disposition of the Purchaser's property shall at all times be and remain within its control.

               5. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security of the Transferor to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security of the Transferor with, any person in any manner,






                                     D-1-2
or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Certificates under the Securities Act or which would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, require registration or qualification pursuant thereto, or require registration of the Trust or the Transferor as an "investment company" under the Investment Company Act of 1940, as amended, nor will it act, nor has it authorized or will it authorize any person to act in such manner with respect to the Certificates.

               6. The Purchaser has reviewed the Private Placement Memorandum with respect to the Certificates dated April __, 1997, including the Prospectus attached thereto as Exhibit A (the "Private Placement Memorandum"), and the agreements and other materials referred to therein, and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transaction contemplated by the Private Placement Memorandum and to obtain additional information necessary to verify the accuracy and completeness of any information furnished to the Purchaser or to which the Purchaser had access.

               7. [The Purchaser will not acquire the Certificates with the assets of any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").] [No "prohibited transaction" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code will occur in connection with our acquisition of the Certificates.] [The acquisition of the Certificates is subject to a statutory or administrative exemption from the "prohibited transaction" provisions of the Employee Retirement Income Security act of 1974, as amended ("ERISA"), and the Code [specifying exemption].]*

               8. [The Purchaser will not acquire the Certificates with the assets of any "employee benefit plan" or any other benefit plan investor.] [The Purchaser represents that it is an insurance company and is holding and will be holding all funds used to purchase the Certificates in its general account, the assets of which such Purchaser reasonably believes do not constitute "plan assets" as defined in the plan asset regulations under ERISA.] [The Purchaser will acquire the Certificates with the assets of an "employee benefit plan" or other benefit plan investor.]*





__________________________________

*      Purchaser required to select applicable sentence.


                                     D-1-3

               9. The Purchaser understands that the Certificates will bear a legend substantially as set forth in the form of Certificate included as Exhibit B to the Agreement.

               10. The Purchaser understands that there is no market, nor is there any assurance that a market will develop, for the Certificates and that the Transferor does not have any obligation to make or facilitate any such market (or to otherwise repurchase the Certificates from the Purchaser) under any circumstances.

               11. The Purchaser has consulted with its own legal counsel, independent accountants and financial advisors to the extent it deems necessary regarding the tax consequences to it of ownership of the Certificates, is aware that its taxable income with respect to the Certificates in any accounting period may not correspond to the cash flow (if any) from the Certificates for such period, and is not purchasing the Certificates in reliance on any representations of the Transferor or its counsel with respect to tax matters.

               12. The Purchaser represents, on behalf of itself (or, if it is acquiring the Certificates on behalf of one or more other sophisticated institutional investors, on behalf of each of such investors) that if the Purchaser or any such other investor is a partnership, grantor trust or S corporation for federal income tax purposes (a "Flow-Through Entity"), any Certificates owned by such Flow-Through Entity will represent less than 50% of the value of all the assets owned by such Flow-Through Entity and no special allocation of income, gain, loss, deduction or credit from such Certificates will be made among the beneficial owners of such Flow-Through Entity.

               13. The Purchaser agrees that it will obtain from any subsequent purchaser of the Certificates substantially the same representations, warranties and agreements contained in the foregoing paragraphs 1 through 12 and in this paragraph 13.

               Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement or the Private Placement Memorandum, as the case may be.

               The representations and warranties contained herein shall be binding upon the successors of the undersigned.






                                     D-1-4

      Executed at ___________________, this ____ day of ___________ 199__


                                 --------------------------------------
                                 Purchaser's Name (Print)



                                 By
                                    -----------------------------------
                                    Signature

                                 Its
                                    -----------------------------------


                                 --------------------------------------
                                 Address of Purchaser

                                 --------------------------------------
                                 Purchaser's Taxpayer
                                 Identification Number




                                     D-1-5

                                                                     EXHIBIT D-2

                        RULE 144A REPRESENTATION LETTER


World Omni Lease Securitization L.P.,
c/o World Omni Lease Securitization, Inc.,
  its general partner
120 N.W. 12th Avenue
Deerfield Beach, Florida 33442

First Bank National Association
400 North Michigan Avenue
Chicago, Illinois 60611

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner, & Smith Incorporated
World Financial Center
North Tower
New York, New York 10281-1201

               Re: World Omni 1997-A Automobile Lease Securitization Trust ____% Automobile Lease Asset Backed Certificates,
                        Class B

Ladies and Gentlemen:

               __________________ (the "Purchaser") is today purchasing in a private resale from ______________________ (the "Transferor") $_________
aggregate principal amount of the above-captioned certificates (the "Certificates"), issued pursuant to the securitization trust agreement, dated as of April 1, 1997 (the "Agreement"), among World Omni Lease Securitization L.P. ("the Transferor"), World Omni Financial Corp. ("World Omni") and First Bank National Association (successor to Bank of America Illinois), as trustee (the "Trustee").

               In connection with the purchase of the Certificates, the Purchaser hereby represents and warrants to each of you as follows:

               1. The Purchaser understands that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state.

               2. The Purchaser is acquiring the Certificates for its own account only for investment and not for any other person, and not with a view to, or for resale in connection with, a distribution that would constitute a violation of the Securities Act or any state securities laws (subject to the understanding that disposition of the Purchaser's property will remain at all times within its control). The Purchaser is not an affiliate of






                                     D-2-1
the Transferor, World Omni, the Trustee, any custodian of the Certificates or any of their respective affiliates.

               3. The Purchaser agrees that the Certificates must be held indefinitely by it unless (i) the Certificates are subsequently registered under the Securities Act or (ii) an exemption from the registration requirements of the Securities Act is available.

               4. The Purchaser agrees that if at some time it wishes to dispose of or exchange any of the Certificates, it will not transfer or exchange any of the Certificates unless such transfer or exchange is in accordance with the provisions of Section 4.03 of the Agreement.

               5. The Purchaser is a qualified institutional buyer as defined in Rule 144A of the Securities Act and has completed and is delivering herewith either of the forms of certification to that effect attached as Annexes hereto, it is aware that the sale to it is being made in reliance on Rule 144A, it is acquiring the Certificates for its own account or for the account of a qualified institutional buyer and it understands that such Certificates may be resold, pledged or transferred only (i) to a person who the Transferor reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or (ii) pursuant to another exemption from registration under the Securities Act and applicable state securities laws.

               6. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security of the Transferor to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Certificate any interest in any Certificate or any other similar security of the Transferor with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Certificates under the Securities Act or which would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, require registration or qualification pursuant thereto, or require registration of the World Omni 1997-A Automobile Lease Securitization Trust (the "Trust") or the Transferor as an "investment company" under the Investment Company Act of 1940, as amended, nor will it act, nor has it authorized or will it authorize any person to act in such manner with respect to the Certificates.






                                     D-2-2

               7. [The Purchaser will not acquire the Certificates with the assets of any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").] [No "prohibited transaction" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986, as amended (the "Code"), will occur in connection with our acquisition of the Certificates.] [The acquisition of the Certificates is subject to a statutory or administrative exemption from the "prohibited transaction" provisions of the Employee Retirement Income Security act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), [specifying exemption].]*

               8. [The Purchaser will not acquire the Certificates with the assets of any "employee benefit plan" or any other benefit plan investor.] [The Purchaser represents that it is an insurance company and is holding and will be holding all funds used to purchase the Certificates in its general account, the assets of which such Purchaser reasonably believes do not constitute "plan assets" as defined in the plan asset regulations under ERISA.] [The Purchaser will acquire the Certificates with the assets of an "employee benefit plan" or other benefit plan investor.]*

               9. The Purchaser understands that there is no market, nor is there any assurance that a market will develop, for the Certificates and that the Transferor does not have any obligation to make or facilitate any such market (or to otherwise repurchase the Certificates from the Purchaser) under any circumstances.

               10. The Purchaser has consulted with its own legal counsel, independent accountants and financial advisors to the extent it deems necessary regarding the tax consequences to it of ownership of the Certificates, is aware that its taxable income with respect to the Certificates in any accounting period may not correspond to the cash flow (if any) from the Certificates for such period, and is not purchasing the Certificates in reliance on any representations of the Transferor or its counsel with respect to tax matters.

               11. The Purchaser has reviewed the Private Placement Memorandum with respect to the Certificates dated March __, 1997, including the Prospectus attached as Exhibit A thereto (the "Private Placement Memorandum"), and the agreements and other materials referred to therein, and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transaction contemplated by the Private Placement Memorandum and to obtain additional information necessary to





__________________________________

*      Purchaser required to select applicable sentence.


                                     D-2-3
verify the accuracy and completeness of any information furnished to the Purchaser or to which the Purchaser had access.

               12. The Purchaser understands that the Certificates will bear a legend substantially as set forth in the form of Certificate included as Exhibit B to the Agreement.

               13. The Purchaser hereby further agrees to be bound by all the terms and conditions of the Certificates as provided in the Agreement.

               14. The Purchaser represents that if the Purchaser is a partnership, grantor trust or S corporation for federal income tax purposes (a "Flow-Through Entity"), any Certificates owned by such Flow-Through Entity will represent less than 50% of the value of all the assets owned by such Flow-Through Entity and no special allocation of income, gain, loss deduction or credit from such Certificates will be made among the beneficial owners of such Flow-Through Entity.

               15. If the Purchaser sells any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same representations contained in this Representation Letter.

               Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement or the Private Placement Memorandum, as the case may be.

               The representations and warranties contained herein shall be binding upon the successors of the undersigned.

      Executed at ___________________, this ____ day of ___________ 199__


                          --------------------------------------------------
                          Purchaser's Name (Print)



                          By
                             -----------------------------------------------
                             Signature

                          Its
                             -----------------------------------------------


                          --------------------------------------------------
                          Address of Purchaser


                          --------------------------------------------------
                          Purchaser's Taxpayer
                          Identification Number







                                     D-2-4

                                                          ANNEX 1 TO EXHIBIT D-2


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

               The undersigned (the "Purchaser") hereby certifies as follows to the addressees of the Rule 144A Representation Letter to which this certification is attached with respect to the Certificates described therein:

               1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Purchaser.

               2. In connection with purchases by the Purchaser, the Purchaser is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Purchaser owned and/or invested on a discretionary basis $_________** in securities (except for the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Purchaser satisfies the criteria in the category marked below.

               ___ Corporation. etc. The Purchaser is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

               ___ Bank. The Purchaser (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.





__________________________________

** Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                     D-2-5

               ___ Savings and Loan. The Purchaser (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

               ___ Broker-dealer. The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

               ___ Insurance Company. The Purchaser is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

               ___ State or Local Plan. The Purchaser is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

               ___ ERISA Plan. The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

               ___ Investment Advisor. The Purchaser is an investment advisor registered under the Investment Advisors Act of 1940.

               ___ Small Business Investment Company. The Purchaser is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or
                        (d) of the Small Business Investment Act of 1958.

               ___ Business Development Company. The Purchaser is a business development company as defined in Section 202(a) (22) of the Investment Advisors Act of 1940.

               ___ Trust Fund. The Purchaser is a trust fund whose trustee is a bank or trust company and whose






                                     D-2-6
                        participants are exclusively State or Local Plans or ERISA Plans as defined above, and no participant of the Purchaser is an individual retirement account or an H.R. 10 (Keogh) plan.

               3.       The term "securities" as used herein does not include
(i) securities of issuers that are affiliated with the Purchaser, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser, if the Purchaser is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

               4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser used the cost of such securities to the Purchaser and did not include any of the securities referred to in the preceding paragraph, except (i) where the Purchaser reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Purchaser may have included securities owned by subsidiaries of the Purchaser, but only if such subsidiaries are consolidated with the Purchaser in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Purchaser's direction. However, such securities were not included if the Purchaser is a majority owned, consolidated subsidiary of another enterprise and the Purchaser is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

               5. The Purchaser acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser may be in reliance on Rule 144A.

               6. Until the date of purchase of the Certificates, the Purchaser will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Purchaser's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Purchaser is a bank or savings and loan is provided above,






                                     D-2-7
the Purchaser agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                ---------------------------------------
                                Name of Purchaser or Adviser

                                By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                Date:
                                     ----------------------------------






                                     D-2-8

                                                          ANNEX 2 TO EXHIBIT D-2


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]


               The undersigned (the "Purchaser") hereby certifies as follows to the addressees of the Rule 144A Representation Letter which this certification is attached with respect to the Transferor Certificates described therein:

               1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Purchaser or, if the Purchaser is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Purchaser is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

               2. In connection with purchases by the Purchaser, the Purchaser is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Purchaser is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Purchaser alone, or the Purchaser's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year. For purposes of determining the amount of securities owned by the Purchaser or the Purchaser's Family of Investment Companies, the cost of such securities was used, except (i) where the Purchaser or the Purchaser's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

               ___      The Purchaser owned $____________ in securities
                        (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

               ___ The Purchaser is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser's most recent fiscal year (such amount being calculated in accordance with Rule 144A).






                                     D-2-9

               3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

               4.       The term "securities" as used herein does not include
(i) securities of issuers that are affiliated with the Purchaser or are part of the Purchaser's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

               5. The Purchaser is familiar with Rule 144A and understands that the parties listed in the Rule 144A Representation Letter to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser will be in reliance on Rule 144A. In addition, the Purchaser will only purchase for the Purchaser's own account.

               6. Until the date of purchase of the Transferor Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Purchaser's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                 -------------------------------------------
                                 Name of Purchaser or Adviser


                                 By:
                                     ---------------------------------------
                                     Name:
                                     Title:


                                 IF AN ADVISER:


                                 -------------------------------------------
                                 Name of Purchaser

                                 Date:
                                      --------------------------------------







                                     D-2-10